    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2001
                                          REGISTRATION STATEMENT NO. 333-58382


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              --------------------

                              AMENDMENT NO. 1 TO


                                   FORM S-1

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      L-3 COMMUNICATIONS HOLDINGS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                      13-3937434
  (State or Other Jurisdiction of Incorporation)    (I.R.S. Employer Identification Number)

                               3812, 3663, 3679
           (Primary Standard Industrial Classification Code Number)

                              --------------------

                               600 THIRD AVENUE
                              NEW YORK, NY 10016
                                (212) 697-1111
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                     SEE TABLE OF ADDITIONAL REGISTRANTS

                              --------------------

                         CHRISTOPHER C. CAMBRIA, ESQ.
                               600 THIRD AVENUE
                              NEW YORK, NY 10016
                                (212) 697-1111
          (Name, address, including zip code, and telephone number,
including area code, of agent for service)

                              --------------------

                                   Copy to:

                             VINCENT PAGANO, ESQ.
                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                        NEW YORK, NEW YORK 10017-3954
                                (212) 455-2000

   Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by market conditions and other factors.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       TABLE OF ADDITIONAL REGISTRANTS

                                                 STATE OR OTHER                    ADDRESS, INCLUDING ZIP CODE,
                                                 JURISDICTION OF   IRS EMPLOYER  AND TELEPHONE NUMBER, INCLUDING
EXACT NAME OF REGISTRANT                        INCORPORATION OR  IDENTIFICATION    AREA CODE, OF REGISTRANT'S
AS SPECIFIED IN ITS CHARTER                       ORGANIZATION        NUMBER       PRINCIPAL EXECUTIVE OFFICES
----------------------------------------------  ---------------- --------------  -------------------------------
L-3 Communications Corporation                  Delaware            13-3937436   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Electrodynamics, Inc                            Arizona             36-3140903   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Henschel, Inc.                                  Delaware            23-2554418   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Hygienetics Environmental Services, Inc.        Delaware            13-3992505   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Interstate Electronics Corporation              California          95-1912832   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications DBS Microwave, Inc.          California          68-0281617   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications ESSCO, Inc.                  Delaware            04-2281486   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications ILEX Systems, Inc.           Delaware            13-3992952   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications Aydin Corporation            Delaware            23-1686808   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications SPD Technologies, Inc.       Delaware            23-2869511   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
L-3 Communications Storm Control Systems, Inc.  California          77-0268547   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Microdyne Corporation                           Maryland            52-0856493   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
MPRI, Inc.                                      Delaware            54-1439937   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Pac Ord, Inc.                                   Delaware            23-2523436   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Power Paragon, Inc.                             Delaware            33-0638510   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
Southern California Microwave, Inc.             California          13-0478540   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
SPD Holdings, Inc.                              Delaware            23-2977238   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
SPD Electrical Systems, Inc.                    Delaware            23-2457758   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111
SPD Switchgear, Inc.                            Delaware            23-2510039   600 Third Avenue
                                                                                 New York, NY 10016
                                                                                 (212) 697-1111

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                 Subject to Completion, Dated April 11, 2001


                                 $300,000,000


                                [GRAPHIC OMITTED]


                      L-3 COMMUNICATIONS HOLDINGS, INC.

             5.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2009
                AND 3,680,982 SHARES OF COMMON STOCK ISSUABLE
                         UPON CONVERSION OF THE NOTES

                                Guaranteed by

L-3 Communications Corporation                 L-3 Communications Storm Control Systems, Inc.
Electrodynamics, Inc.                          Microdyne Corporation
Henschel, Inc.                                 MPRI, Inc.
Hygienetics Environmental Services, Inc.       Pac Ord, Inc.
Interstate Electronics Corporation             Power Paragon, Inc.
L-3 Communications DBS Microwave, Inc.         Southern California Microwave, Inc.
L-3 Communications ESSCO, Inc.                 SPD Holdings, Inc.
L-3 Communications ILEX Systems, Inc.          SPD Electrical Systems, Inc.
L-3 Communications Aydin Corporation           SPD Switchgear, Inc.
L-3 Communications SPD Technologies, Inc.

-----------------------------------------------------------------------------

This prospectus relates to:

-- $300,000,000 principal amount of 5.25% convertible senior subordinated notes due 2009;

-- The shares of our common stock issuable upon conversion of the notes; and

-- The subsidiary guarantees of the notes on behalf of each of our subsidiary guarantors.


The notes, the shares of our common stock and the subsidiary guarantees are offered for resale in this prospectus for the accounts of their holders at market prices prevailing at the time of sale or at privately negotiated prices. The holders may sell the notes or the shares of our common stock obtained through conversion of the notes directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.


We will pay interest on the notes on June 1 and December 1 of each year, commencing on June 1, 2001. The notes will mature on June 1, 2009. The notes will be convertible at your option, unless previously redeemed or repurchased by us, into shares of our common stock at a conversion price of $81.50 per share, subject to the adjustments described in this prospectus. We may redeem the notes, in whole or in part, at any time on or after December 1, 2003. If a change in control occurs, each holder of the notes may require us to repurchase all of their notes. If we cannot make the scheduled payments on the notes, our subsidiary guarantors, listed above, will be required to make them for us in accordance to the subsidiary guarantees. The notes are eligible for trading in the PORTAL(Trademark) Market.


Our common stock is traded on the New York Stock Exchange under the symbol "LLL." On April 10, 2001 the last reported sales price of our common stock was $86.65 per share.


INVESTING IN THE NOTES INVOLVES RISKS. RISK FACTORS BEGIN ON PAGE 12.

The proceeds from the sale of the securities offered by this prospectus are solely for the security holders who own and are selling the securities. We will not receive any of the proceeds from the sale of these securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------

                              TABLE OF CONTENTS


                                           PAGE
                                          ------
Forward-Looking Statements ..............     2
Available Information ...................     3
Prospectus Summary.......................     4
Risk Factors ............................    12
Use of Proceeds .........................    22
Price Range of Common Stock .............    22
Dividend Policy .........................    23
Capitalization...........................    23
Selected Financial Data..................    24
Management's Discussion and Analysis of
 Results of Operations and Financial
 Condition...............................    26
Business.................................    37
Management...............................    57
Certain Relationships and Related
 Transactions............................    66
Security Ownership of Certain Beneficial
 Owners and Management...................    68
Selling Security Holders.................    70
Description of Other Indebtedness .......    73
Description of the Notes ................    80
Description of Capital Stock ............    98
Certain United States Federal Income Tax
 Consequences ...........................   101
Plan of Distribution ....................   106
Legal Matters ...........................   107
Experts .................................   107
Available Information ...................   107
Index to Financial Statements ...........   F-1


                          FORWARD-LOOKING STATEMENTS

   Our disclosure and analysis in this prospectus contain some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, including, in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog include forward-looking statements within the meaning of section 27A of the Securities Act of 1933, referred to herein as the Securities Act, and
Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

   Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that these statements will be achieved.

   Our forward-looking statements will also be influenced by factors such as:

   o our dependence on the defense industry and the business risks peculiar to that industry, including changing priorities or reductions in the U.S. Government defense budget;

   o our reliance on contracts with a limited number of agencies of, or contractors to, the U.S. Government and the possibility of termination of government contracts by unilateral government action or for failure to perform;

   o our ability to obtain future government contracts on a timely basis;

   o      the availability of government funding and customer requirements;

   o our significant amount of debt and the restrictions contained in our debt agreements;

   o      collective bargaining agreements and labor disputes;

   o economic conditions, competitive environment, international business and political conditions, timing of international awards and contracts;

   o our extensive use of fixed price contracts as compared to cost plus contracts;

   o our ability to identify future acquisition candidates or to integrate acquired operations;

   o the rapid change of technology in the communications equipment industry;

   o the high level of competition in the communications equipment industry;

   o our introduction of new products into commercial markets or our investments in commercial products or companies; and

   o pension, environmental or legal matters or proceedings and various other market, competition and industry factors, many of which are beyond our control.

   Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

   As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

   We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-K, Form 10-Q and Form 8-K reports to the Securities and Exchange Commission, referred to herein as the SEC. Also note that we provide a cautionary discussion of risk and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.


                              AVAILABLE INFORMATION

   We have filed with the SEC a Registration Statement on Form S-1 referred to herein, together with all amendments, exhibits, schedules and supplements thereto, as the Registration Statement, under the Securities Act with respect to the notes and the shares of common stock into which the notes are convertible offered by this prospectus. This prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about us, the notes and our common stock, you should refer to the Registration Statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our Registration Statement.

   We are subject to the informational requirements of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission, referred to herein as the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

   Our common stock is quoted on the New York Stock Exchange under the symbol "LLL." You may inspect reports and other information concerning us at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

                              PROSPECTUS SUMMARY

   This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in making your investment decision. You should read this entire prospectus carefully. Except as otherwise noted, all information in this prospectus assumes no exercise by the initial purchaser of the over-allotment option.

   For convenience in this prospectus, "L-3 Holdings" refers to L-3 Communications Holdings, Inc. and "L-3 Communications" refers to L-3 Communications Corporation, a wholly-owned operating subsidiary of L-3 Holdings. "L-3," "we," "us" and "our" refer to L-3 Holdings and its subsidiaries, including L-3 Communications, except where the content otherwise requires. "Predecessor company" refers to the ten initial business units we purchased from Lockheed Martin Corporation in 1997.

                                     L-3

   We are a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, training and simulation systems, avionics and ocean products, telemetry, instrumentation and space products and microwave components. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. Department of Defense, which is commonly referred to as the DoD, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. agencies. For the year ended December 31, 2000, direct and indirect sales to the DoD provided 62.7% of our sales, and sales to commercial customers, foreign governments and U.S. Government agencies other than the DoD provided 37.3% of our sales. Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. For the year ended December 31, 2000, we had sales of $1,910.1 million and operating income of $222.7 million. We have two reportable segments: Secure Communication Systems and Specialized Communication Products.

   SECURE COMMUNICATION SYSTEMS

   We are an established leader in the development and production of secure, high data rate communications for military and other U.S. Government reconnaissance and surveillance applications and we believe that we have developed virtually every high bandwidth data link that is currently used by the DoD for surveillance and reconnaissance. Our major secure communication programs and systems include:

   o secure data links for airborne, satellite, ground and sea-based remote platforms for real-time information collection and dissemination to users;

   o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information;

   o      secure telephone and network equipment and encryption management;

   o      communication software support services; and

   o communication systems for surface and undersea vessels and manned space flights.

   Our Secure Communication Systems segment includes our training and simulation business. We design, develop and manufacture advanced simulation products, with high-fidelity representations of cockpits and operator stations for aircraft and vehicle system simulation. We also provide a full range of teaching, training and logistic services and training device support services to domestic and international military customers and ballistic targets for the DoD.

   Our Secure Communication Systems segment provided $847.1 million or 44.3% of our total sales for the year ended December 31, 2000.

   SPECIALIZED COMMUNICATION PRODUCTS

   We are a leading merchant supplier of products to military and commercial customers. We focus on niche markets in which we believe we can achieve a market leadership position. This reportable segment includes three product categories:

   o avionics and ocean products including our aviation recorders, airborne collision avoidance products, displays, antennas, acoustic undersea warfare products and naval power distribution, conditioning, switching and protection equipment;

   o telemetry, instrumentation and space products including our commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems; and

   o microwave components including our commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment.

   Our Specialized Communication Products segment provided $1,063.0 million or 55.7% of our total sales for the year ended December 31, 2000.

   DEVELOPING COMMERCIAL OPPORTUNITIES

   An integral part of our growth strategy is to identify and exploit commercial applications for select products and technologies that we currently sell to defense customers. We have currently identified two vertical markets within our Secure Communication Systems and Specialized Communication Products segments where we believe there are significant opportunities to expand our existing commercial sales: transportation products and broadband wireless communications products. We believe that these vertical markets, together with our existing commercial products, provide us with the opportunity for substantial commercial growth in future years.

   Within the transportation market, we have developed and are offering an explosive detection system for checked baggage at airports, cruise ship voyage recorders, power propulsion systems and power switches and displays for rail transportation and internet service providers. We are developing additional products, including an enhanced airborne collision avoidance product that incorporates ground proximity warning.

   Within the communications product market, we are offering local wireless access equipment for voice DSL (Digital Subscriber Line) and internet access, transceivers for LMDS (Local Multipoint Distribution Service) and a broad range of commercial components and digital test equipment for broadband communications providers.

   We have developed the majority of our commercial products employing technology funded by and used in our defense businesses, thereby minimizing any required incremental development expenses. Sales generated from our developing commercial opportunities have not yet been material to us.

                              BUSINESS STRATEGY

   We intend to grow our sales, enhance our profitability and build on our position as a leading merchant supplier of communication systems and products to the major contractors in the aerospace and defense industry as well as the U.S. Government. We intend to leverage our expertise and products into new commercial business areas where we can adapt our existing products and technologies. Our strategy to achieve our objectives includes:

   o EXPAND MERCHANT SUPPLIER RELATIONSHIPS. As an independent merchant supplier, we intend to identify opportunities where we will be able to use our strong relationships to increase our business presence, allow customers to reduce their costs and to be the desired merchant supplier to multiple bidders on prime contract bids;

   o SUPPORT CUSTOMER REQUIREMENTS. We intend to continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements and provide state-of-the-art products;

   o ENHANCE OPERATING MARGINS. We intend to continue to enhance our operating performance by reducing overhead expenses, continuing consolidation and increasing productivity;

   o LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. We are applying our market-leading technical expertise and capabilities to several closely aligned commercial business areas and applications and will continue to explore other similar commercial opportunities;

   o MAINTAIN DIVERSIFIED BUSINESS MIX. We have a diverse business mix which limits our exposure to the risks of particular programs, a balance of cost plus and fixed price contracts, a significant sole-source follow-on business and an attractive customer profile; and

   o CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. We intend to enhance our existing product base through internal research and development efforts and selective acquisitions, and we seek to add new products to our product base through acquisitions in areas synergistic with our present technologies. As of December 31, 2000, we have acquired ten businesses for an aggregate purchase price of $590.2 million, subject to adjustments.

   We are incorporated in Delaware, and the address of our principal executive offices is 600 Third Avenue, New York, New York 10016. Our telephone number is (212) 697-1111. Our internet address is (http://www.L-3com.com). L-3com.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

                                 THE OFFERING


Securities Offered ............  $300,000,000 in aggregate principal amount of 5.25% Convertible Senior Subordinated
                                 Notes due 2009, of which $250,000,000
                                 aggregate principal amount were issued on November 21, 2000 and $50,000,000 aggregate principal amount of notes were issued on December 20, 2000.


Maturity ......................  June 1, 2009 unless earlier redeemed, repurchased or converted.

Interest Payment Dates ........  June 1 and December 1, beginning June 1,
                                 2001. The initial interest payment will
                                 include accrued interest from November 21, 2000.

Interest Rate .................  5.25% per year, subject to adjustment under certain circumstances. See "Description of the Notes -- Interest Rate Adjustments."

Guarantees ....................  The notes are jointly and severally guaranteed by certain direct and indirect domestic subsidiaries of L-3 Holdings as described in the "Description of the Notes", which in the aggregate generated in excess of 97% of our consolidated sales, income from continuing operations before income taxes and cash from operating activities for the year ended December 31, 2000, and represented in excess of 97% of our consolidated assets and shareholders' equity at December 31, 2000.

                                 The Guarantees are subordinated in right of payment to all existing and future senior debt of the Guarantors. The Guarantees will be pari passu with other senior subordinated indebtedness of the Guarantors, including the 10 3/8%
                                 Senior Subordinated Notes due 2007, the 8
                                 1/2% Senior Subordinated Notes due 2008 and the 8% Senior Subordinated Notes due 2008 issued by L-3 Communications and guaranteed by the other Guarantors.

                                 As of December 31, 2000, we had $1,095.0 million of indebtedness, including our obligations under these notes and including $190.0 million of senior debt, all of which were obligations of the Guarantors.

                                 See "Description of the Notes -- Subsidiary
                                 Guarantees" and "--Subordination of
                                 Subsidiary Guarantees."

Ranking .......................  The notes are unsecured senior subordinated obligations of L-3 Holdings. The notes rank junior in right of payment to all of the existing and future senior debt of L-3 Holdings. As of December 31, 2000, other than its obligations under these notes, L-3 Holdings had no senior debt outstanding and its only obligations were its guarantees of L-3 Communications' senior credit facilities. See "Description of the Notes --Subordination."

Optional Conversion by
Holders .......................  Holders may convert the notes at any time through maturity unless previously redeemed or repurchased, into shares of our common stock initially at a conversion price of $81.50 per share (equal to a conversion rate of 12.2699 shares per $1,000 principal amount of notes), subject to adjustment under certain circumstances. See "Description of the Notes -- Conversion Rights."

Optional Redemption by
L-3 Holdings ..................  L-3 Holdings may not redeem the notes prior to December 1, 2003. L-3 Holdings may redeem some or all of the notes on or after December 1, 2003, at the redemption prices, plus accrued and unpaid interest to, but excluding, the redemption date, set forth under "Description of the Notes -- Optional Redemption by L-3 Holdings." L-3 Holdings will therefore be required to make six interest payments before being able to redeem any notes.

Repurchase Right of Holders ...  Each holder of the notes may require L-3
                                 Holdings to repurchase all of the holder's notes at 100% of their principal amount plus accrued and unpaid interest in certain circumstances involving a change of control. The repurchase price is payable in:

                                 o      cash; or

                                 o      at our option, subject to the
                                        satisfaction of certain conditions,
                                        in common stock. The number of shares
                                        of common stock will equal the
                                        repurchase price divided by 95% of
                                        the average closing sale price for
                                        the five consecutive trading days
                                        ending on and including the third
                                        trading day prior to the repurchase
                                        date.

Form, Denomination and
Registration ..................  The notes are issued in fully registered form. The notes are issued in denominations of $1,000.

                                 Except as described in this prospectus, the notes are issued in fully registered book-entry form and are represented by one or more permanent global notes without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC") in New York, New York. Beneficial interests in any of the global notes are shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and any such interest may not be exchanged for certificated notes, except in limited circumstances described in this prospectus. Settlement and all secondary market trading activity for the notes will be in same day funds. See "Description of the Notes -- Form, Denomination and Registration."

Use of Proceeds ...............  We will not receive any of the proceeds from this offering. See "Use of Proceeds."

Registration Rights ...........  We have filed with the SEC a registration statement for the resale of the notes, the Guarantees and the common stock issuable upon conversion. We have agreed to keep the registration statement effective until the earliest of two years after the latest date on which we issue notes in this offering, expiration of the resale restriction provisions of Rule 144 under the Securities Act or the date when all of the notes, Guarantees and common stock into which the notes are convertible are registered under the registration statement and sold in accordance with it. If we do not comply with these and other registration obligations, we will be required to pay liquidated damages to the holders of the notes or the common stock issuable upon conversion. See "Description of the Notes -- Registration Rights."


Trading .......................  We can provide no assurance as to the liquidity of the trading market for the
                                 notes. The notes are currently traded on the Private Offerings, Resales and Trading through Automated Linkages market, known as PORTAL.

NYSE Symbol for our
Common Stock ..................  Our common stock is traded on the New York
                                 Stock Exchange under the symbol "LLL."

                            SUMMARY FINANCIAL DATA

   We derived the summary financial data presented below as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 from our audited consolidated financial statements included elsewhere herein. We derived the summary financial data presented below as of December 31, 1998 and 1997 and for the nine months ended December 31, 1997 from our audited consolidated financial statements not included herein. We derived the summary financial data presented below as of December 31, 1996, for the three months ended March 31, 1997 and for the year ended December 31, 1996 from the audited combined financial statements of our predecessor company not included herein. You should read the summary financial data together with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in another part of this prospectus.

                                                                L-3                             PREDECESSOR COMPANY
                                        -------------------------------------------------  ------------------------------
                                                                             NINE MONTHS    THREE MONTHS
                                              YEAR ENDED DECEMBER 31,           ENDED           ENDED        YEAR ENDED
                                        ----------------------------------  DECEMBER 31,      MARCH 31,     DECEMBER 31,
                                          2000(1)     1999(1)    1998(1)       1997(2)          1997          1996(3)
                                        ----------  ---------- ----------  --------------  -------------- --------------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF OPERATIONS DATA:
Sales ..................................  $1,910.1   $1,405.5    $1,037.0      $ 546.5         $158.9         $ 543.1
Operating income .......................     222.7      150.5       100.3         51.5(4)         7.9            43.7
Interest expense, net of interest and
 other income ..........................      88.6       55.1        46.9         28.5            8.4            24.2
Provision (benefit) for income taxes ...      51.4       36.7        20.9         10.7           (0.2)            7.8
Net income (loss) ......................      82.7       58.7        32.6         12.3(4)        (0.3)           11.7
Earnings per common share:
 Basic .................................  $   2.48   $   1.83    $   1.32      $  0.62(4)          --              --
 Diluted ...............................      2.37       1.75        1.26         0.61(4)          --              --
Weighted average common shares
 outstanding:
 Basic .................................      33.4       32.1        24.7         20.0             --              --
 Diluted ...............................      35.0       33.5        25.9         20.0             --              --

BALANCE SHEET DATA (AT PERIOD END):
Working capital ........................  $  360.9   $  255.5    $  157.8      $ 143.2             --         $  98.8
Total assets ...........................   2,463.5    1,628.7     1,285.4        697.0             --           590.6
Long-term debt .........................   1,095.0      605.0       605.0        392.0             --              --
Invested equity ........................        --         --          --           --             --           473.6
Stockholders' equity ...................     692.6      583.2       300.0        113.7             --              --

OTHER DATA:
EBITDA(5) ..............................  $  297.0   $  204.2    $  140.7      $  78.0         $ 15.7         $  71.8
Net cash from (used in) operating
 activities  ...........................     113.8       99.0        85.1         73.9          (16.3)           30.7
Net cash (used in) investing activities     (608.2)    (284.8)     (472.9)      (457.8)          (4.3)         (298.0)
Net cash from financing activities  ....     484.3      202.4       336.4        461.4           20.6           267.3
Depreciation expense  ..................      36.2       29.5        22.5         13.3            4.5            14.9
Amortization expense  ..................      38.1       24.2        17.9          8.9            3.3            13.2
Capital expenditures  ..................      33.6       23.5        23.4         11.9            4.3            13.5

Ratio of:
 EBITDA to cash interest expense(5)(6)         3.4x       3.6x        3.0x         2.7x            --              --
 Net debt to EBITDA(5)(7) ..............       3.6x       2.8x        4.1x          -- (8)
 Earnings to fixed charges .............       2.3x       2.4x        2.1x         1.7x          n.a.(9)          1.7x

(Footnotes on the following page)

------------
(1) Our results of operations are impacted significantly by our acquisitions, which are described elsewhere in this prospectus.
(2) Reflects the acquisition of our predecessor company and the commencement of our operations effective April 1, 1997.
(3) Reflects our predecessor company's ownership of nine business units acquired by Lockheed Martin Corporation from Loral Corporation effective April 1, 1996. Prior to April 1, 1996, the predecessor company had only one business unit.
(4) Includes a nonrecurring, noncash compensation charge of $4.4 million ($0.22 per share) related to our initial capitalization, which we recorded effective April 1, 1997.
(5) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and the nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States of America as a measure of profitability or liquidity. EBITDA is presented as additional information because we believe it to be a useful indicator of our ability to meet our debt service and capital expenditure requirements. EBITDA as we define it may differ from similarly named measures used by other entities.
(6) Cash interest expense is defined as total interest expense, less amortization of deferred debt issuance costs included in interest expense.
(7) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.
(8) The net debt to EBITDA ratio is not meaningful because this period is for less than 12 months.
(9) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $0.5 million.

                                 RISK FACTORS

   You should carefully consider the following factors and other information in this prospectus before deciding to invest in the notes or the shares of our common stock issuable upon conversion of the notes. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the notes and the common stock issuable upon conversion of the notes.

RISKS RELATED TO L-3

OUR SIGNIFICANT LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING ACTIVITY.

   We have incurred substantial indebtedness to finance our acquisitions. As of December 31, 2000, we had $1,095.0 million of indebtedness outstanding (excluding outstanding letters of credit). Our ratio of net debt to EBITDA at December 31, 2000 was 3.6x. In the future we may borrow more money, subject to limitations imposed on us by our debt agreements.

   Based on our current level of operations and anticipated improvements to our operations, we believe that our cash flow from operations and amounts we are able to borrow under our senior credit facilities will be adequate to meet our anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, interest payments and scheduled principal payments for the foreseeable future, at least for the next three years. Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance because it is subject to economic, political, financial, competitive, regulatory and other factors affecting the aerospace and defense industry. It is possible that in the future our business may not generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sell assets, restructure debt or obtain additional equity capital. We cannot be sure that we would be able to do so or do so without additional expense.

   Our level of indebtedness has important consequences to you and your investment in these notes and our common stock into which these notes are convertible. These consequences may include:

   o requiring a substantial portion of our cash flow from operations to be used to pay interest and principal on our debt and therefore be unavailable for other purposes including capital expenditures, research and development and other investments;

   o limiting our ability to obtain additional financing for acquisitions or working capital to make investments or other expenditures, which may limit our ability to carry out our acquisition strategy;

   o higher interest expenses due to increases in interest rates on our borrowings that have variable interest rates;

   o heightening our vulnerability to downturns in our business or in the general economy and restricting us from making acquisitions, introducing new technologies and products or exploiting business opportunities; and

   o covenants that limit our ability to borrow additional funds, dispose of assets or pay cash dividends. Failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our financial position and results of operations due to financial and restrictive covenants.

OUR DEBT AGREEMENTS RESTRICT OUR ABILITY TO FINANCE OUR FUTURE OPERATIONS AND, IF WE ARE UNABLE TO MEET OUR FINANCIAL RATIOS, COULD CAUSE OUR EXISTING DEBT TO BE ACCELERATED.

   Our debt agreements contain a number of significant provisions that, among other things, restrict our ability to:

   o      sell assets;

   o      incur more indebtedness;

   o      repay certain indebtedness;

   o      pay dividends;

   o      make certain investments or acquisitions;

   o      repurchase or redeem capital stock;

   o      engage in mergers or consolidations; and

   o      engage in certain transactions with subsidiaries and affiliates.

   These restrictions could hurt our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. In addition, some of our debt agreements also require us to maintain compliance with certain financial ratios, including total consolidated earnings before interest, taxes, depreciation and amortization to total consolidated cash interest expense and net debt to total consolidated earnings before interest, taxes, depreciation and amortization, and to limit our capital expenditures. Our ability to comply with these ratios and limits may be affected by events beyond our control. A breach of any of these agreements or our inability to comply with the required financial ratios or limits could result in a default under those debt agreements. In the event of any such default, the lenders under those debt agreements could elect to:

   o declare all outstanding debt, accrued interest and fees to be due and immediately payable;

   o require us to apply all of our available cash to repay our outstanding senior debt; and

   o      prevent us from making debt service payments on our other debt.

   If we were unable to repay any of these borrowings when due, the lenders under our senior credit facilities could proceed against their collateral, which consists of a first priority security interest in the capital stock of our material subsidiaries, including L-3 Communications. If the indebtedness under the existing debt agreements were to be accelerated, we cannot assure you that our assets would be sufficient to repay such indebtedness in full.

L-3 HOLDINGS MAY NOT RECEIVE THE DIVIDENDS FROM ITS SUBSIDIARIES THAT IT WILL RELY UPON TO MAKE INTEREST
AND PRINCIPAL PAYMENTS ON THE NOTES.

   L-3 Holdings is a holding company and derives all of its operating income and cash flow from its subsidiaries, including L-3 Communications. The only indebtedness of L-3 Holdings consists of these notes. L-3 Holdings also has guaranteed L-3 Communications' indebtedness under the senior credit facilities. L-3 Holdings relies on dividends and other payments from its subsidiaries or must raise funds in public or private equity or debt offerings to generate the funds necessary to pay principal of and interest on the notes. The subsidiaries of L-3 Holdings are separate and distinct legal entities, and their ability to pay any amounts due under L-3 Holdings' indebtedness or to make any funds available to pay L-3 Holdings' debt obligations, including obligations under the notes, whether by dividends, loans or other payments is restricted under the terms of their present and future indebtedness. There can be no assurance that L-3 Holdings will be able to obtain such funds on acceptable terms or at all.

OUR ACQUISITION STRATEGY INVOLVES RISKS, AND WE MAY NOT SUCCESSFULLY IMPLEMENT OUR STRATEGY.

   We seek to acquire companies that complement our business. We cannot assure you, however, that we will be able to identify acquisition candidates on commercially reasonable terms or at all. If we make additional acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements.

   The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties and may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Possible future acquisitions could result in the incurrence of additional debt and related interest expense, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a materially adverse effect on our financial condition, operating results and cash flow. We consider and execute strategic acquisitions on an ongoing basis and may be evaluating acquisitions or engaged in acquisition negotiations at any given time. We regularly evaluate potential acquisitions and joint venture transactions, but we have not entered into any agreements with respect to any material transactions at this time.

WE RELY ON SALES TO U.S. GOVERNMENT ENTITIES, AND THE LOSS OF SUCH CONTRACTS WOULD HAVE A MATERIAL IMPACT ON OUR OPERATING RESULTS.

   Our government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Approximately 67.9%, or $1,296.1 million, of our sales for the year ended December 31, 2000, were made directly or indirectly to agencies of the U.S. Government, including the DoD. At December 31, 2000, the number of contracts with a value exceeding $1.0 million was approximately 600. Our largest program is a long-term, cost plus contract for the U.S. Air Force aerial reconnaissance program that provided 3.8% of our sales for the same period. No other program provided more than 2.3% of our sales for the year ended December 31, 2000. The loss of all or a substantial portion of our sales to the U.S. Government would have a material adverse effect on our financial condition, results of operations, or cash flow.

OUR GOVERNMENT CONTRACTS ENTAIL CERTAIN RISKS.

   o  Government contracts are dependent upon the U.S. defense budget.

   The reduction in the U.S. defense budget in the early 1990s caused most defense-related government contractors to experience decreased sales, increased downward pressure on operating margins and, in certain cases, net losses. Our predecessor company experienced a substantial decline in sales during that period. A significant decline in U.S. military expenditures in the future could materially adversely affect our sales, earnings and cash flow. The loss or significant reduction in government funding of a large program in which we participate could also materially adversely affect our future sales, earnings and cash flows and thus our ability to meet our financial obligations. U.S. Government contracts are also conditioned upon the continuing approval by Congress of the amount of necessary spending. Congress usually appropriates funds for a given program each fiscal year even though contract periods of performance may exceed one year. Consequently, at the beginning of a major program, the contract is usually partially funded, and additional monies are normally committed to the contract only if appropriations are made by Congress for future fiscal years.

   o Government contracts contain unfavorable termination provisions and are subject to audit and modification.

   Companies engaged primarily in supplying defense-related equipment and services to U.S. Government agencies are subject to certain business risks peculiar to the defense industry. These risks include the ability of the U.S. Government to unilaterally:

   o suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

   o      terminate existing contracts;

   o      reduce the value of existing contracts;

   o audit our contract-related costs and fees, including allocated indirect costs; and

   o      control and potentially prohibit the export of our products.

   All of our U.S. Government contracts can be terminated by the U.S. Government either for its convenience or if we default by failing to perform under the contract. Termination for convenience provisions provide only for our recovery of costs incurred or committed, settlement expenses and profit on the work completed prior to termination. Termination for default provisions provide for the contractor to be liable for excess costs incurred by the U.S. Government in procuring undelivered items from another source. Our contracts with foreign governments generally contain similar provisions relating to termination at the convenience of the customer.

   The U.S. Government may review our costs and performance on their contracts, as well as our accounting and general business practices. Based on the results of such audits, the U.S. Government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, under U.S. Government purchasing regulations, some of our costs, including most financing costs, amortization of goodwill, portions of research and development costs, and certain marketing expenses may not be reimbursable under U.S. Government contracts. Further, as a U.S. Government contractor, we are subject to investigation, legal action and/or liability that would not apply to a commercial company.

   o Government contracts are subject to competitive bidding and we are required to obtain licenses for non-U.S. sales.

   We obtain many of our U.S. Government contracts through a competitive bidding process. We cannot assure you that we will continue to win competitively awarded contracts or that awarded contracts will generate sales sufficient to result in our profitability. We are also subject to risks associated with the following:

   o the frequent need to bid on programs in advance of the completion of their design (which may result in unforeseen technological difficulties and/or cost overruns);

   o the substantial time and effort including the relatively unproductive design and development required to prepare bids and proposals for competitively awarded contracts which may not be awarded to us;

   o      design complexity and rapid technological obsolescence; and

   o      the constant need for design improvement.

   In addition to these U.S. Government contract risks, we are required to obtain licenses from U.S. Government agencies to export many of our products and systems. Additionally, we are not permitted to export some of our products. We cannot be sure of our ability to gain any licenses required to export our products, and failure to receive required licenses would eliminate our ability to sell our products outside the United States.

OUR FIXED PRICE AND COST PLUS CONTRACTS MAY COMMIT US TO UNFAVORABLE TERMS.

   We provide our products and services primarily through fixed price or cost plus contracts. Fixed price contracts provided 71.4% of our sales for the year ended December 31, 2000. In a fixed price contract, the price is not subject to adjustment based on cost incurred to perform the required work under the contract. Therefore, we fully absorb cost overruns on fixed price contracts and this reduces our profit margin on the contract. Those cost overruns may result in a loss. A further risk associated with fixed price contracts is the difficulty of estimating sales and costs that are related to performance in accordance with contract specifications and the possibility of obsolescence in connection with long-term procurements. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract may reduce our profitability or cause a loss.

   Cost plus contracts provided 28.6% of our sales for the year ended December 31, 2000. In a cost plus contract, we are reimbursed for allowable incurred costs plus a fee, which may be fixed or variable depending on the contract arrangement. The price on a cost plus contract is based on allowable cost incurred, but generally is subject to contract funding limitations. U.S. Government regulations require that we notify our customer of any cost overruns or underruns on a cost plus contract. If we incur costs in excess of the funding limitation specified in the contract, we may not be able to recover those cost overruns.

   We record sales and profits on substantially all of our contracts using percentage-of-completion methods of accounting. As a result, revisions made to our estimates of sales and profits are recorded in the period in which the conditions that require such revisions become known and can be estimated. Although we believe that adequate provisions for losses for our fixed price contracts are recorded in our financial statements, as required under U.S. generally accepted accounting principles, we cannot assure you that our contract loss provisions, which are based on estimates, will be adequate to cover all actual future losses.

OUR OPERATIONS INVOLVE RAPIDLY EVOLVING PRODUCTS AND TECHNOLOGICAL CHANGE.

   The rapid change of technology is a key feature of the communication equipment industry as a whole, and for defense applications in particular. To succeed in the future, we will need to continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. Historically, our technology has been developed through customer-funded research and development as well as from internally funded research and development. We cannot guarantee that we will continue to maintain comparable levels of research and development. In the past we have allocated substantial funds to capital expenditures, programs and other investments. This practice will continue to be required in the future. Even so, we cannot assure you that we will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive.

WE MAY NOT SUCCESSFULLY IMPLEMENT OUR PLAN TO EXPAND INTO COMMERCIAL MARKETS.

   Our revenues have primarily come from business with the DoD and other U.S. Government agencies. In addition to continuing to pursue these market areas, we will continue applying our technical capabilities and expertise to related commercial markets. Some of our commercial products, such as local wireless loop telecommunications equipment, airport security equipment and voyage recorders, have only recently been introduced. As such, these new products are subject to certain risks and may require us to:

   o develop and maintain marketing, sales and customer support capabilities;

   o      secure sales and customer support capabilities;

   o      obtain customer and/or regulatory certification;

   o      respond to rapid technological advances; and

   o obtain customer acceptance of these products and product performance.


   Our efforts to expand our presence in commercial markets may require significant resources, including additional working capital and capital expenditures, as well as the use of our management's time. Our efforts to sell certain commercial products, particularly our broadband wireless communications products, may also depend to a significant degree on the efforts of independent distributors or communication service providers. In addition, we have made equity investments in entities that plan to commence operations as communications service providers using some of our commercial products. We can give no assurance that these distributors or service providers will be able to market our products or their services successfully or that we will be able to realize a return on our investments in them. We cannot assure you that we will be successful in addressing these risks or in developing these commercial business opportunities.

CONSOLIDATION AND INTENSE COMPETITION IN OUR INDUSTRY COULD LIMIT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

   The communications equipment industry as a whole, and the market for defense applications in particular, is highly competitive. The defense industry has experienced substantial consolidation due to declining defense budgets and increasing pressures for cost reductions. We expect that the DoD's increased use of commercial off-the-shelf products and components in military equipment will continue to encourage new competitors to enter the market. We also expect that competition for original equipment manufacturing business will increase due to the continued emergence of merchant suppliers. Our ability to compete for defense contracts largely depends on the following factors:

   o the effectiveness and innovations of our research and development programs;

   o our ability to offer better performance than our competitors at a lower cost to the U.S. Government; and

   o the readiness of our facilities, equipment and personnel to undertake the programs for which we compete.

   In some instances, the U.S. Government directs all work for a particular project to a single supplier, commonly known as a sole-source project. In such cases, other suppliers who may otherwise be able to compete for the programs involved can only do so if the U.S. Government chooses to reopen the particular program to competition. Additionally, many of our competitors are larger than us and have substantially greater financial and other resources than we have.

IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY MANAGEMENT AND PERSONNEL, WE MAY BECOME UNABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

   Our future success depends to a significant degree upon the continued contributions of our management, including Messrs. Lanza and LaPenta, and our ability to attract and retain other highly qualified management and technical personnel. We do not maintain any key person life insurance policies for members of our management. As of March 12, 2001, Messrs. Lanza and LaPenta owned, in the aggregate, 14.3% of our common stock. We have entered into employment agreements with Messrs. Lanza and LaPenta. We face competition for management and technical personnel from other companies and organizations. Failure to attract and retain such personnel would damage our prospects.

ENVIRONMENTAL LAWS AND REGULATION MAY SUBJECT US TO SIGNIFICANT LIABILITY.

   Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations within the countries in which we operate relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations.

   New laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or the imposition of new clean-up requirements may require us to incur costs in the future that could have a negative effect on our financial condition, results of operations or cash flow.

TERMINATION OF OUR BACKLOG OF ORDERS COULD NEGATIVELY IMPACT OUR SALES.

   We currently have a backlog of orders, primarily under contracts with the U.S. Government. The U.S. Government may unilaterally modify or terminate these contracts. Accordingly, most of our backlog could be modified or terminated by the U.S. Government. We cannot assure you that our existing backlog will result in sales. Further, we cannot be sure that the margin we record on sales from any contract included in backlog will be profitable.

OUR PENSION PLAN LIABILITIES MAY RESULT IN SIGNIFICANT EXPENSES.

   We have assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which we acquired. Prior to our formation,

Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC"), which requested information regarding the transfer of these pension plans and indicated that the PBGC believed certain of these pension plans were underfunded using its actuarial assumptions. These assumptions resulted in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87.

   With respect to these plans, Lockheed Martin entered into an agreement with us and the PBGC dated as of April 30, 1997. Under that agreement, Lockheed Martin agreed, upon the occurrence of certain circumstances, either to:

   o      assume sponsorship of the subject plans; or

   o      provide another form of financial support.

   If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding these plans or any costs associated with the termination of them, but we would be required to reimburse Lockheed Martin for its obligations. To date, the impact on our pension expense and funding requirements resulting from this arrangement has not been material to our results of operations, financial position or cash flow. However, should Lockheed Martin assume sponsorship of the subject plans, or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to us.

RISKS RELATED TO THE NOTES AND THE COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE

WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL BE SUSTAINED FOR THESE NOTES, WHICH MAY REDUCE THEIR MARKET PRICE.


   The notes were initially issued on November 21, 2000 and on December 20, 2000. Although the notes are eligible for trading in the PORTAL market, we cannot assure you that an active trading market for the notes will be sustained. Because the initial purchaser of the notes, Lehman Brothers Inc., is an affiliate of L-3 Holdings, it is not permitted under the rules of the New York Stock Exchange to solicit, or make recommendations regarding, the purchase or sale of the notes or the common stock of L-3 Holdings. This could affect the liquidity of, the trading markets for, or investor interest in the notes and the common stock of L-3 Holdings, which could adversely affect the price at which the notes trade.


   In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for convertible securities, changes in our prospects or financial performance or in the prospects for companies in our industry generally. If an active market for the notes or the common stock of L-3 Holdings fails to be sustained, the trading price could fall. The notes could also trade at lower prices depending on other factors, including:

   o      prevailing interest rates;

   o      the markets for similar securities;

   o      general economic conditions; and

   o our financial condition, historical financial performance and future prospects.

THE NOTES ARE SUBORDINATED TO ALL OUR EXISTING AND FUTURE SENIOR
INDEBTEDNESS, WHICH MAY INHIBIT OUR
ABILITY TO REPAY YOU.

   The notes are contractually subordinated in right of payment to our existing and future senior indebtedness, other than indebtedness that is expressly junior in right of payment to the notes. As of December 31, 2000, we had $190.0 million of senior debt, which consisted of L-3 Communications' senior credit facilities. The indenture does not limit the creation of additional senior indebtedness or any other indebtedness by us.

   Any incurrence of additional indebtedness may materially adversely impact our ability to service our debt, including the notes. Due to the subordination provisions of our senior indebtedness, in the event of our insolvency, funds that would otherwise be used to pay the holders of the notes will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, general creditors may recover less, ratably, than the holders of senior indebtedness and the general creditors may recover more, ratably, than the holders of the notes or other subordinated indebtedness. In addition, the holders of senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the notes.

OUR HOLDING COMPANY STRUCTURE MAY LIMIT YOUR RECOURSE TO OUR ASSETS.

   L-3 Holdings' right to receive the assets of any subsidiary upon the liquidation or reorganization of that subsidiary (and the consequent rights of the holders of the notes to participate in those assets) will be subordinated structurally to the claims of the subsidiary's creditors. However, if L-3 Holdings is recognized as a creditor, its claims would be subordinate to any secured indebtedness of its subsidiary and any indebtedness of a subsidiary that is senior to L-3 Holdings' claims. L-3 Holdings has no assets other than the stock of its subsidiary, L-3 Communications. The capital stock of L-3 Communications and its material subsidiaries is pledged to secure our obligations under L-3 Communications' bank credit facilities.

THE TERMS OF OUR INDEBTEDNESS COULD RESTRICT OUR FLEXIBILITY AND LIMIT OUR ABILITY TO SATISFY OBLIGATIONS UNDER THE NOTES.

   We are subject to operational and financial covenants and other restrictions contained in the bank loan documents evidencing our senior indebtedness and the indentures evidencing the senior subordinated notes of L-3 Communications. These covenants could limit our operational flexibility and restrict our ability to borrow additional funds, if necessary, to finance operations and to make principal and interest payments on the notes. Additionally, failure to comply with these operational and financial covenants could result in an event of default under the terms of this indebtedness which, if not cured or waived, could result in this indebtedness becoming due and payable. The effect of these covenants, or our failure to comply with them, could have a material adverse effect on our business, financial condition and results of operations.

OUR ABILITY TO REPURCHASE NOTES WITH CASH UPON A CHANGE OF CONTROL MAY BE
LIMITED.

   In certain circumstances involving a change of control of L-3 Holdings, you may require us to repurchase some or all of your notes. We cannot assure you that we will have sufficient financial resources at such time or would be able to arrange financing to pay the repurchase price of the notes in cash. Our ability to repurchase the notes in such event may be limited by law, by our indentures, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may be required to refinance our senior indebtedness in order to make such payments. We may not have the financial ability to repurchase the notes in cash if payment for our senior indebtedness is accelerated.

THE GUARANTEES MAY BE UNENFORCEABLE DUE TO FRAUDULENT CONVEYANCE STATUTES, ACCORDINGLY, YOU COULD HAVE NO CLAIM AGAINST THE GUARANTORS.

   Although laws differ among various jurisdictions, a court could, under fraudulent conveyance laws, further subordinate or avoid the Guarantees if it found that the Guarantees were incurred with actual intent to hinder, delay or defraud creditors, or the Guarantor did not receive fair consideration or reasonably equivalent value for the Guarantees and that the Guarantor was any of the following:

   o      insolvent or rendered insolvent because of the Guarantees;

   o engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

   o intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

   If a court voided a guaranty by one or more of our subsidiaries as the result of a fraudulent conveyance, or held it unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary based on the guaranty and would solely be creditors of L-3 Holdings and any Guarantor whose Guarantee was not similarly held unenforceable.

NOT ALL OF THE SUBSIDIARIES OF L-3 HOLDINGS ARE GUARANTORS, AND YOUR CLAIMS WILL BE SUBORDINATED TO ALL OF THE CREDITORS OF THE NON-GUARANTOR
SUBSIDIARIES.

   Many, but not all, of the direct and indirect subsidiaries of L-3 Holdings guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets of the non-guarantor subsidiaries are made available for distribution to L-3 Holdings. As of December 31, 2000, these notes were effectively junior to $22.6 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated 2.6% of our consolidated revenues, generated a loss from continuing operations before income taxes of $0.2 million and used $2.2 million of cash from operating activities for the year ended December 31, 2000. The non-guarantor subsidiaries held 1.6% of our consolidated assets as of December 31, 2000.

THE GUARANTEES WILL BE SUBORDINATED TO THE SENIOR DEBT OF THE GUARANTORS.

   The Guarantees are subordinated to all existing and future senior debt of the Guarantors, which shall consist of all of the indebtedness and other liabilities of the Guarantors designated as senior, including borrowings under the L-3 Communications' senior credit facilities. The Guarantee rendered by L-3 Communications in connection with this offering will be pari passu with the Senior Subordinated Notes sold by L-3 Communications in April 1997, May 1998 and December 1998, and the Guarantees made by subsidiaries of L-3 Communications in connection with this offering will be pari passu with the Guarantees made by those subsidiaries relating to those Senior Subordinated Notes. As of December 31, 2000, our subsidiaries had $190.0 million of senior debt. Any right of L-3 Holdings to receive the assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be subject to the claims of that subsidiary's creditors, including trade creditors. To the extent that L-3 Holdings is recognized as a creditor of that subsidiary, L-3 Holdings may have such claim, but it would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness and other liabilities of that subsidiary senior to that held by L-3 Holdings.

FUTURE SALES OF THE COMMON STOCK OF L-3 HOLDINGS IN THE PUBLIC MARKET COULD LOWER THE STOCK PRICE.

   We may, in the future, sell additional shares of our common stock in subsequent public offerings. We may also issue additional shares of our common stock to finance future acquisitions, including acquisitions larger than those we have done in the past through the use of equity. Additionally, a substantial number of shares of our common stock is available for future sale pursuant to stock options, registration rights agreements and upon conversion of these notes. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued upon the exercise of stock options, acquisition financing or the conversion of these notes), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

DELAWARE LAW AND THE CHARTER DOCUMENTS OF L-3 HOLDINGS MAY IMPEDE OR DISCOURAGE A TAKEOVER, WHICH COULD CAUSE THE MARKET PRICE OF ITS SHARES TO DECLINE.

   We are a Delaware corporation and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholders' approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock, which could be used defensively if a takeover is threatened. Our certificate of incorporation and by-laws provide for a classified board of directors serving staggered three-year terms, restrictions on who may call a special meeting of stockholders and a prohibition on stockholder action by written consent. All options issued under our stock option plans automatically vest upon a change in control of L-3 Holdings. Our incorporation under Delaware law, the ability of our board of directors to create and issue a new series of preferred stock, the acceleration of the vesting of the outstanding stock options that we have granted upon a change in control of L-3 Holdings, and certain provisions of L-3 Holdings' certificate of incorporation and by-laws could impede a merger, takeover or other business combination involving L-3 Holdings or discourage a potential acquiror from making a tender offer for the common stock of L-3 Holdings, which, under certain circumstances, could reduce the market value of our common stock.

THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS, WHICH MAY NOT BE
CORRECT.

   Certain of the matters discussed concerning our operations, economic performance and financial condition, including in particular, the likelihood of our success in developing and expanding our business and the realization of sales from backlog, include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that their goals will be achieved.

                               USE OF PROCEEDS

   We will not receive any proceeds from the resale of the notes or the shares of common stock which are issuable upon conversion of the notes.

                           PRICE RANGE OF COMMON STOCK


   The common stock of L-3 Holdings trades on the New York Stock Exchange under the symbol "LLL." The last reported sale price for our common stock on April 10, 2001 was $86.65 per share, as reported on the NYSE. The table below sets forth closing information on the high and low closing prices for our common stock during the periods indicated.



                                          PRICE RANGE
                                        OF COMMON STOCK
                                       ------------------
                                         HIGH      LOW
                                       -------- --------
FISCAL YEAR ENDED DECEMBER 31, 1999:
Quarter Ended:
 March 31, 1999.......................  $47.88    $39.38
 June 30, 1999........................   52.88     44.31
 September 30, 1999...................   48.44     36.38
 December 31, 1999....................   45.13     34.81

FISCAL YEAR ENDED DECEMBER 31, 2000:
Quarter Ended:
 March 31, 2000.......................  $51.94    $35.69
 June 30, 2000........................   58.63     45.25
 September 30, 2000...................   63.75     52.56
 December 31, 2000....................   77.56     57.19

FISCAL YEAR ENDING DECEMBER 31, 2001:
Quarter Ended:
 March 31, 2001.......................  $90.00    $65.00
 June 30, 2001 (through April 10,
  2001)...............................   86.65     79.25

                               DIVIDEND POLICY

   Since its inception, L-3 Holdings has never paid a cash dividend on its common stock. We currently intend to retain our earnings to finance future growth and, therefore, do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any determination as to the payment of dividends will depend upon our future results of operations, capital requirements and financial condition and such other facts as our board of directors may consider, including any contractual or statutory restrictions on our ability to pay dividends. Moreover, L-3 Holdings is a holding company and its ability to pay dividends is dependent upon receipt of dividends, distributions, advances, loans or other cash transfers from our wholly owned operating subsidiary, L-3 Communications. Certain outstanding indebtedness of L-3 Communications limits its ability to pay dividends or other distributions on its common stock or to make advances, loans or other cash transfers to us.

                                CAPITALIZATION

   The table below presents our capitalization at December 31, 2000, before and after an adjustment, to give effect to the issuance of shares of our common stock upon conversion of the notes, assuming 100% conversion of the notes at a conversion price of $81.50 per share.

   This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements included elsewhere in this prospectus.

                                                            DECEMBER 31, 2000
                                                          ----------------------
                                                              (in millions)
                                                                          AS
                                                            ACTUAL     ADJUSTED
                                                          ---------- ----------
Cash and cash equivalents................................  $   32.7    $   32.7
                                                          ========== ==========
Senior credit facilities(1)..............................  $  190.0    $  190.0
10 3/8% Senior Subordinated Notes due May 1, 2007 .......     225.0       225.0
8 1/2% Senior Subordinated Notes due May 15, 2008 .......     180.0       180.0
8% Senior Subordinated Notes due August 1, 2008 .........     200.0       200.0
5 1/4% Convertible Senior Subordinated Notes due June 1,
 2009....................................................     300.0          --
                                                          ---------- ----------
  Total debt.............................................  $1,095.0    $  795.0
                                                          ---------- ----------
Stockholders' equity ....................................
 Common stock............................................  $    0.3    $    0.4
 Additional paid-in capital..............................     515.6       806.1
 Retained earnings.......................................     186.3       186.3
 Unearned compensation...................................      (2.4)       (2.4)
 Accumulated other comprehensive loss....................      (7.2)       (7.2)
                                                          ---------- ----------
  Total stockholders' equity.............................  $  692.6    $  983.2
                                                          ---------- ----------
  Total capitalization...................................  $1,787.6    $1,778.2
                                                          ========== ==========


------------
(1) There were $400.9 million of available borrowings under our senior credit facilities as of December 31, 2000. Availability under the senior credit facilities at any given time is $700.0 million (subject to compliance with covenants), less the amount of outstanding borrowings (which was $190.0 million at December 31, 2000) and outstanding letters of credit (which was $109.1 million at December 31, 2000).

                           SELECTED FINANCIAL DATA

   We derived the selected financial data presented below as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, 1999 and 1998 from our audited consolidated financial statements included elsewhere herein. We derived the selected financial data presented below as of December 31, 1998 and 1997 and for the nine months ended December 31, 1997 from our audited consolidated financial statements not included herein. We derived the selected financial data presented below as of December 31, 1996, for the three months ended March 31, 1997 and for the year ended December 31, 1996 from the audited combined financial statements of our predecessor company not included herein. You should read the selected financial data together with our "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in another part of this prospectus.

                                                                L-3                            PREDECESSOR COMPANY
                                        -------------------------------------------------  ---------------------------
                                                                                NINE          THREE
                                                                               MONTHS         MONTHS
                                              YEAR ENDED DECEMBER 31,           ENDED         ENDED       YEAR ENDED
                                        ----------------------------------  DECEMBER 31,    MARCH 31,    DECEMBER 31,
                                          2000(1)     1999(1)    1998(1)       1997(2)         1997        1996(3)
                                        ----------  ---------- ----------  --------------  -----------  --------------
                                                        (in millions, except per share data and ratios)
STATEMENT OF OPERATIONS DATA:
SALES ..................................  $1,910.1   $1,405.5    $1,037.0      $ 546.5        $158.9       $ 543.1
OPERATING INCOME .......................     222.7      150.5       100.3         51.5(4)        7.9          43.7
INTEREST EXPENSE, NET OF INTEREST AND
 OTHER INCOME ..........................      88.6       55.1        46.9         28.5           8.4          24.2
PROVISION (BENEFIT) FOR INCOME TAXES ...      51.4       36.7        20.9         10.7          (0.2)          7.8
NET INCOME (LOSS) ......................      82.7       58.7        32.6         12.3(4)       (0.3)         11.7
EARNINGS PER COMMON SHARE:
 BASIC .................................  $   2.48   $   1.83    $   1.32      $  0.62(4)         --            --
 DILUTED ...............................      2.37       1.75        1.26         0.61(4)         --            --
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
 BASIC .................................      33.4       32.1        24.7         20.0            --            --
 DILUTED ...............................      35.0       33.5        25.9         20.0            --            --
BALANCE SHEET DATA (AT PERIOD END):
WORKING CAPITAL ........................  $  360.9   $  255.5    $  157.8      $ 143.2            --       $  98.8
TOTAL ASSETS ...........................   2,463.5    1,628.7     1,285.4        697.0            --         590.6
LONG-TERM DEBT .........................   1,095.0      605.0       605.0        392.0            --            --
INVESTED EQUITY ........................        --         --          --           --            --         473.6
STOCKHOLDERS' EQUITY ...................     692.6      583.2       300.0        113.7            --            --
OTHER DATA:
EBITDA(5) ..............................  $  297.0   $  204.2    $  140.7      $  78.0        $ 15.7       $  71.8
NET CASH FROM (USED IN) OPERATING
 ACTIVITIES ............................     113.8       99.0        85.1         73.9         (16.3)         30.7
NET CASH (USED IN) INVESTING
 ACTIVITIES ............................    (608.2)    (284.8)     (472.9)      (457.8)         (4.3)       (298.0)
NET CASH FROM FINANCING ACTIVITIES .....     484.3      202.4       336.4        461.4          20.6         267.3
DEPRECIATION EXPENSE ...................      36.2       29.5        22.5         13.3           4.5          14.9
AMORTIZATION EXPENSE ...................      38.1       24.2        17.9          8.9           3.3          13.2
CAPITAL EXPENDITURES ...................      33.6       23.5        23.4         11.9           4.3          13.5
RATIO OF:
 EBITDA TO CASH INTEREST EXPENSE(5)(6) .       3.4X       3.6X        3.0X         2.7X           --            --
 NET DEBT TO EBITDA(5)(7) ..............       3.6X       2.8X        4.1X          --(8)
 EARNINGS TO FIXED CHARGES .............       2.3X       2.4X        2.1X         1.7X         N.A.(9)        1.7X

                                               (Footnotes on the following page)

------------
(1) Our results of operations are impacted significantly by our acquisitions, which are described elsewhere in this prospectus.
(2) Reflects the acquisition of our predecessor company and the commencement of our operations effective April 1, 1997.
(3) Reflects our predecessor company's ownership of nine business units acquired by Lockheed Martin Corporation from Loral Corporation effective April 1, 1996. Prior to April 1, 1996, the predecessor company had only one business unit.
(4) Includes a nonrecurring, noncash compensation charge of $4.4 million ($0.22 per share) related to our initial capitalization, which we recorded effective April 1, 1997.
(5) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of deferred debt issuance costs) and the nonrecurring, noncash compensation charge of $4.4 million recorded effective April 1, 1997. EBITDA is not a substitute for operating income, net income and cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States of America as a measure of profitability or liquidity. EBITDA is presented as additional information because we believe it to be a useful indicator of our ability to meet our debt service and capital expenditure requirements. EBITDA as we define it may differ from similarly named measures used by other entities.
(6) Cash interest expense is defined as total interest expense less amortization of deferred debt issuance costs included in interest expense.
(7) Net debt is defined as long-term debt plus current portion of long-term debt less cash and cash equivalents.
(8) The net debt to EBITDA ratio is not meaningful because this period is less than 12 months.
(9) For the three months ended March 31, 1997, earnings were insufficient to cover fixed charges by $0.5 million.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

OVERVIEW

   We are a leading merchant supplier of sophisticated secure communication systems and specialized communication products. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our customers include the DoD, certain U.S. Government agencies, major aerospace and defense contractors, foreign governments and commercial customers. We have two reportable segments: Secure Communication Systems and Specialized Communication Products.

   Our Secure Communication Systems segment provides secure, high data rate communications systems for military and other U.S. Government reconnaissance and surveillance applications. The Secure Communication Systems segment also produces advanced simulation and training products, and provides communication software support services and a full range of teaching, training, logistic and training device support services to domestic and international customers. Our Specialized Communication Products segment includes three product categories: avionics and ocean products, telemetry, instrumentation and space products and microwave components.

   All of our domestic government contracts and subcontracts are subject to audit and various cost controls, and include standard provisions for termination for the convenience of the U.S. Government. Multiyear U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the relevant foreign government.

ACQUISITIONS

   In April 1997, we completed our acquisition of the predecessor company and began operating as L-3. Our predecessor company was comprised of nine business units that Lockheed Martin acquired from Loral Corporation in April 1996 and one business unit purchased by Lockheed Martin as part of its acquisition of the aerospace business of General Electric Company in April 1993.


   On February 5, 1998, we purchased the assets of the Satellite Transmission Systems division of California Microwave, Inc. for cash of $26.1 million. On March 4, 1998, we acquired the assets of the ILEX Systems business for cash of $54.3 million. On March 30, 1998, we purchased the assets of the Ocean Systems business of the former Allied Signal, Inc. for cash of $68.8 million. On August 13, 1998, we purchased all of the outstanding stock of SPD Technologies, Inc. for cash of $238.3 million. In August 1999, we issued 150,955 shares of our common stock valued at $6.4 million as additional consideration for the ILEX acquisition based on the 1998 financial performance of ILEX. As of December 31, 2000, we had recorded a liability of $17.7 million for shares of our common stock expected to be issued in 2001 as additional consideration for the ILEX acquisition based on the financial performance of ILEX in 1999 and 2000. There is no other remaining contingent consideration for the ILEX acquisition.


   On January 8, 1999, we acquired all of the outstanding common stock of Microdyne Corporation for $94.2 million in cash including expenses. On April 16, 1999, we acquired all of the outstanding common stock of Aydin Corporation for $75.7 million in cash including expenses. On June 30, 1999, we acquired all of the outstanding common stock of Interstate Electronics Corporation ("IEC") from Scott Technologies Inc. for $40.7 million in cash incuding expenses. On December 31, 1999, we completed our acquisition of the assets of Space and Navigation Systems from Honeywell Inc. for $55.0 million in cash plus expenses, subject to adjustment.

   On February 10, 2000, we acquired the assets of the Training Devices and Training Services ("TDTS") business of the Raytheon Company for $160.0 million in cash plus expenses, subject to adjustment. Following the acquisition we changed TDTS's name to L-3 Communications Link

Simulation and Training. On February 14, 2000, we acquired the assets of Trex Communications Corporation for $50.0 million in cash including expenses.

   On April 28, 2000, we acquired the Traffic Alert and Collision Avoidance System ("TCAS") product line from Honeywell for a purchase price of $239.6 million in cash including expenses. In anticipation of the TCAS acquisition, on February 25, 2000, we entered into a Memorandum of Agreement with Thomson-CSF Sextant S.A., a subsidiary of Thomson-CSF, under which the parties agreed to create a limited liability corporation for TCAS, contribute 100% of the TCAS assets to be acquired from Honeywell to TCAS LLC, and sell a 30% interest in the TCAS LLC to Sextant for a cash purchase price equal to 30% of the final purchase price we paid to Honeywell for TCAS (approximately $71.7 million). We will consolidate the financial statements of the TCAS LLC. We expect to complete this transaction during the first half of 2001.

   On June 30, 2000, we acquired all of the outstanding stock of MPRI, Inc. for $35.7 million in cash including expenses, subject to additional consideration not to exceed $4.0 million based on the financial performance of MPRI for the twelve months ending June 30, 2001.

   On July 11, 2000, we acquired 53.5% of the outstanding common stock of LogiMetrics, Inc. ("LogiMetrics") for a purchase price of $15.0 million, of which $8.5 million was paid in cash at closing and the balance was paid in installments that were completed in the first quarter of 2001. We also agreed to invest an additional $5.0 million in cash during 2001 for additional common stock.

   On December 29, 2000, we acquired all of the outstanding common stock of Coleman Research Corporation ("Coleman"), a subsidiary of Thermo Electron Corporation, for $60.0 million in cash plus expenses, subject to adjustment and additional consideration not to exceed $5.0 million based on the financial performance of Coleman for the year ending December 31, 2001.

   Additionally, during 1998, 1999 and 2000 we purchased several other operations and product lines, which individually and in the aggregate were not material to our results of operations or financial position.

   All of our acquisitions have been accounted for as purchase business combinations and are included in our results of operations from their respective effective dates.

   As described above, on February 10, 2000, we acquired the assets of the TDTS business of Raytheon Company and on April 28, 2000, we acquired the TCAS product line from Honeywell. The rules of the SEC require us to file separate audited financial statements and unaudited pro forma financial information for each of these two acquired businesses for periods prior to their acquisitions within 75 days of the completion of each acquisition. We were unable to complete these SEC filings within their required filing dates because, prior to the acquisitions, each of the operations of TDTS and TCAS were not stand-alone entities and their financial statements were not audited. However, the audits of these financial statements were recently completed and filed on Form 8-K/A with the SEC.

   We regularly evaluate potential acquisitions and joint venture transactions, but we have not entered into any agreements with respect to any material transactions at this time.

RESULTS OF OPERATIONS

   The following information should be read in conjunction with our consolidated financial statements. Our results of operations for the periods presented are impacted significantly by our acquisitions. The table below provides selected income statement data for L-3 for the years ended December 31, 2000, 1999 and 1998.

                            SEGMENT OPERATING DATA

                                                         YEAR ENDED DECEMBER 31,
                                                    ----------------------------------
                                                       2000        1999       1998
                                                    ---------- ----------  ----------
                                                              (in millions)
Sales(1):
 Secure Communication Systems .....................  $  847.1    $  542.9   $  483.5
 Specialized Communication Products ...............   1,063.0       862.6      553.5
                                                    ---------- ----------  ----------
   Total...........................................  $1,910.1    $1,405.5   $1,037.0
                                                    ========== ==========  ==========
Operating income:
 Secure Communication Systems .....................  $   91.3    $   47.0   $   39.9
 Specialized Communication Products ...............     131.4       103.5       60.4
                                                    ---------- ----------  ----------
   Operating income................................  $  222.7    $  150.5   $  100.3
                                                    ========== ==========  ==========
Depreciation and amortization expenses included in
 operating income:
 Secure Communication Systems .....................  $   26.4    $   18.4   $   17.3
 Specialized Communication Products ...............      47.9        35.3       23.1
                                                    ---------- ----------  ----------
   Total...........................................  $   74.3    $   53.7   $   40.4
                                                    ========== ==========  ==========
EBITDA(2)
 Secure Communication Systems .....................  $  117.7    $   65.4   $   57.2
 Specialized Communication Products ...............     179.3       138.8       83.5
                                                    ---------- ----------  ----------
   Total...........................................  $  297.0    $  204.2   $  140.7
                                                    ========== ==========  ==========

------------
(1) Sales are after intersegment eliminations. See Note 16 to the consolidated financial statements.
(2) EBITDA is defined as operating income plus depreciation expense and amortization expense (excluding the amortization of debt issuance costs). EBITDA is not a substitute for operating income, net income or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States of America as a measure of profitability or liquidity. We present EBITDA as additional information because we believe it to be a useful indicator of our ability to meet debt service and capital expenditure requirements. EBITDA as we define it may differ from similarly named measures used by other entities.

 YEAR ENDED DECEMBER 31, 2000 COMPARED WITH YEAR ENDED DECEMBER 31, 1999

   Sales increased $504.6 million to $1,910.1 million in 2000. Sales grew $304.2 million in the Secure Communication Systems segment and $200.4 million in the Specialized Communication Systems segment. Operating income increased $72.2 million to $222.7 million in 2000. Operating income as a percentage of sales ("operating margin") improved to 11.7% from 10.7%. Depreciation and amortization expenses increased $20.6 million to $74.3 million in 2000, reflecting increased goodwill amortization associated with our acquisitions and additional depreciation related to our capital expenditures and acquired businesses. Our EBITDA for 2000 increased $92.8 million to $297.0 million. EBITDA as a percentage of sales ("EBITDA margin") increased to 15.5% in 2000 from 14.5% in 1999. Basic earnings per share ("EPS") grew 35.5% to $2.48 in 2000 and diluted EPS grew 35.4% to $2.37 in 2000. Basic weighted-average common shares outstanding increased 3.9% in 2000, and diluted weighted-average common shares outstanding increased 4.3% in 2000, primarily because of common stock issued for exercises of employee stock options.

   Sales of our Secure Communication Systems segment increased $304.2 million to $847.1 million in 2000. Operating income increased $44.3 million in 2000. Operating margin improved to 10.8% from 8.7%. We attribute the increase in sales principally to the acquisitions of Link Training and Simulation and MPRI and increased sales of secure telephone equipment ("STE"), wideband secure data link programs, communication software support services and airport security equipment. The increase in operating margin was principally attributable to improved margin on military communication systems and high data rate communications systems. These margin improvements arose from cost reductions and improved operating efficiencies. Additionally, during 2000 a larger percentage of our sales was generated from fixed price contracts which generally have higher margins than sales generated from cost-plus contracts. EBITDA increased $52.3 million to $117.7 million in 2000 and EBITDA margin improved to 13.9% from 12.0% in 1999. We expect operating margins for our Secure Communications Systems segment in 2001 to remain relatively unchanged from those in 2000 and we do not expect a significant change in our mix of fixed price and cost-plus contracts from that in 2000.

   Sales within our Specialized Communication Products segment increased $200.4 million to $1,063.0 million in 2000. Operating income increased $27.9 million in 2000. Operating margin improved to 12.4% from 12.0%. We attribute this increase in sales principally to the acquisitions of TCAS and Space and Navigation Systems and volume increases on airborne dipping sonar systems, aviation recorders, and display products. These increases in sales were partially offset by decreased shipments of naval power systems in 2000 compared with 1999 principally due to the slippage of certain sales into 2001 which were previously anticipated to occur in 2000. Sales of our telemetry products were essentially unchanged in 2000 compared with 1999 due to continued softness in the space and broadband commercial communications markets. We attribute our increase in operating margin principally to improved margins on avionics and ocean products. These margin improvements arose from sales volume increases, cost reductions and the higher margins from the TCAS business. Lower margins on our naval power systems due to less shipments and on our telemetry products and microwave components due to changes in product sales mix partially offset these operating margin improvements. EBITDA increased $40.5 million to $179.3 million in 2000 and EBITDA margin improved to 16.9% from 16.1% in 1999.

   Interest expense increased $32.4 million to $93.0 million in 2000 principally because of the higher average outstanding debt during 2000. Interest and other income decreased $1.1 million to $4.4 million. Interest and other income for 2000 includes gains of $14.9 million from the sales of our interests in certain businesses. These gains were largely offset by losses of $12.4 million on the write-down in the carrying value of certain investments and intangible assets. The net gain contributed $0.04 to our 2000 diluted EPS. Excluding the net gain, diluted EPS was $2.33, an increase of 33.1% in 2000 compared with 1999. The income tax provision for 2000 reflects our effective income tax rate for 2000 of 38.3% compared with the effective tax rate of 38.5% for 1999.

 YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

   Sales increased $368.5 million to $1,405.5 million in 1999. Sales in the Secure Communication Systems segment grew $59.4 million and sales in the Specialized Communication Products segment grew $309.1 million in 1999. Operating income increased $50.2 million to $150.5 million in 1999. Operating margin improved to 10.7% from 9.7%. Depreciation and amortization expenses increased $13.3 million to $53.7 million in 1999, reflecting increased goodwill amortization associated with our acquisitions and additional depreciation related to our capital expenditures and acquired businesses. Our EBITDA for 1999 increased $63.5 million to $204.2 million. EBITDA margin improved to 14.5% in 1999 from 13.6% in 1998. Basic earnings per common share grew 38.6% to $1.83 in 1999 and diluted earnings per share grew 38.9% to $1.75 in 1999. Basic weighted-average common shares outstanding increased 30.1% in 1999 and diluted weighted-average common shares outstanding increased 29.4% in 1999, principally because of the timing of the issuance of
5.0 million shares of common stock in connection with L-3 Holdings' February 1999 stock offering.

   Sales within our Secure Communication Systems segment increased $59.4 million to $542.9 million in 1999. Operating income increased $7.1 million to $47.0 million in 1999. Operating margin improved to 8.7% from 8.3%. We attribute this increase in sales to greater sales on the U-2 Support Program, STE and airport security systems and our acquisition of Microdyne. Declines in sales on secure wideband data link programs, communication subsystems for the ISS (International Space Station) and LMD/KP (Local Management Device/Key Processor) units which occurred from the scheduled phasedown of these programs partially offset our sales gains. We attribute the improvement in operating margin to military communication systems and high data rate communication systems. These margin improvements arose from cost reductions and operating efficiencies and sales volume increases on STE, and were partially offset by lower margins from our Microdyne acquired businesses and costs incurred for network security systems. EBITDA increased $8.2 million to $65.4 million in 1999 and EBITDA margin improved to 12.0% from 11.8% in 1998.

   Sales within our Specialized Communication Products segment increased $309.1 million to $862.6 million in 1999. Operating income increased $43.1 million to $103.5 million in 1999, and operating margin increased to 12.0% from 10.9%. The increase in sales was principally attributable to the timing of our Aydin and IEC acquisitions in 1999 and the SPD and Ocean Systems acquisitions in 1998, as well as volume increases on ocean products, primarily for power distribution, control and conversion systems, aviation recorders and space and satellite control products. Lower volume on microwave components and decreased shipments of displays and antenna products partially offset our sales gains. We attribute the increase in operating margin to higher margins on ocean products and aviation recorders caused by volume increases and cost reductions, higher margins from the SPD business and improved margins in 1999 for the STS business acquired in February 1998. Lower operating margins from the Aydin and IEC businesses and lower margins due to declines in sales on microwave components and antenna products partially offset our operating margin improvements. EBITDA increased $55.3 million to $138.8 million in 1999, and EBITDA margin increased to 16.1% from 15.1% in 1998.

   Interest expense increased $11.0 million to $60.6 million in 1999 because of the higher average outstanding debt during 1999 compared with 1998 principally because of the $200.0 million of senior subordinated notes that we sold in December 1998. Interest and other income for 1999 included $0.4 million for a gain on the sale of a business. The income tax provision for 1999 reflects our effective income tax rate for 1999 of 38.5%, compared with the effective tax rate of 39.1% for 1998.

LIQUIDITY AND CAPITAL RESOURCES

BALANCE SHEET

   During 2000, contracts in process increased $221.0 million to $700.1 million at December 31, 2000. The increase included $154.6 million related to acquired businesses, and the remaining increase of $66.4 million was principally from:

   o increases in unbilled contract receivables principally arising from an increase in programs in production phases, during which unbilled costs and profits generally exceed progress payments and advances received from the customers until contract shipments are completed; and

   o increases in inventories for production on certain programs and products.

   The increases in deferred tax assets, property, plant and equipment, intangibles, accrued employment costs and accrued expenses during 2000 were principally related to acquired businesses. The increase in accounts payable was principally related to balances of acquired businesses and the timing of payments to vendors. The increase in other current liabilities and other liabilities was principally due to increases in estimated costs in excess of billings to complete contracts in process including the AVCATT contract that were assumed as part of the TDTS acquisition. The increase in accrued interest was attributable to higher outstanding debt balances and the timing of interest payments.

STATEMENT OF CASH FLOWS

   The table below presents selected cash flow data for the periods indicated.

                                               YEAR ENDED DECEMBER 31,
                                          ----------------------------------
                                             2000        1999       1998
                                          ---------- ----------  ----------
                                                    (in millions)
Net cash from operating activities  .....   $ 113.8    $  99.0     $  85.1
Net cash (used in) investing activities     $(608.2)   $(284.8)    $(472.9)
Net cash from financing activities  .....   $ 484.3    $ 202.4     $ 336.4

 OPERATING ACTIVITIES

   During 2000, we generated $113.8 million of cash from our operating activities, an increase of $14.8 million from the $99.0 million generated during 1999. Earnings adjusted for non-cash items and deferred taxes increased $48.5 million to $200.3 million in 2000 from $151.8 million in 1999. During 2000, our working capital and operating assets and liabilities increased $86.5 million compared with an increase of $52.8 million in 1999. Our cash flows from operating activities during 2000 include uses of cash relating to performance on certain contracts in process including the AVCATT contract that were assumed in the TDTS acquisition for which the estimated costs exceed the estimated billings to complete these contracts. We expect to continue to experience negative impacts on our cash flows as a result of the completion of these TDTS acquired contracts in process during 2001, but to a lesser extent than in 2000. Additionally, we expect our working capital to increase during the first half of 2001 in connection with certain commercial programs and products.

   During 1999, we generated $99.0 million in cash from operating activities, an increase of $13.9 million over 1998. Earnings adjusted for non-cash items and deferred taxes increased $55.6 million to $151.8 million in 1999 from $96.2 million in 1998. During 1999 our working capital and other operating assets and liabilities increased $52.8 million compared with an increase of $11.1 million in 1998. The increase was principally related to the greater working capital requirements primarily for contracts in process.

 INVESTING ACTIVITIES

   We continued to pursue our acquisition strategy during 2000 and invested $599.6 million to acquire businesses, compared with $272.2 million in 1999. We used $448.0 million in 1998 to acquire businesses.

   We make capital expenditures for improvement of manufacturing facilities and equipment. We expect that our capital expenditures for the year ending December 31, 2001 will be between $40.0 million and $45.0 million, compared with $33.6 million for the year ended December 31, 2000. The anticipated increase is principally due to capital expenditures for our acquired businesses. Dispositions of property, plant and equipment for 2000 include net proceeds of $13.3 million related to a facility located in Hauppauge, NY which we sold and leased back in December 2000.

   In 2000, we sold our interests in two businesses for net cash proceeds of $19.6 million, which are included in other investing activities.

 FINANCING ACTIVITIES

   At December 31, 2000, available revolver borrowings under our senior credit facilities were $400.9 million after reductions for outstanding borrowings of $190.0 million used principally to finance acquisitions and outstanding letters of credit of $109.1 million. At December 31, 1999, there were no borrowings outstanding under our senior credit facilities.

   On April 28, 2000 we entered into a new 364-day revolving senior credit facility for $300.0 million that expires on April 27, 2001, which increased our senior credit facilities to $700.0 million. On April 28, 2000 we borrowed $237.0 million under the facility to finance the TCAS acquisition. These borrowings were repaid in November 2000 with a portion of the proceeds from our offering of the convertible senior subordinated notes which are described below. At December 31, 2000, there were no borrowings outstanding under this credit facility. Additionally, on April 28, 2000 we amended all of the senior credit facilities to change the spreads used to calculate the interest rates on borrowings and commitment fees on the unused commitments under the senior credit facilities. The spreads are the same for all senior credit facilities, and the lenders all rank pari passu under our senior credit facilities.

   In August 2000, the other outstanding revolving 364-day credit facility for $200.0 million that was scheduled to expire was renewed for an additional 364 days and will expire on August 9, 2001. At that time, we may extend the term, with the consent of our lenders, for a period of 364 days and we also may exercise an option to convert 80% of the borrowings outstanding into term loans which fully amortize over an eighteen month period beginning September 30, 2001.

   During the first half of 2001 we intend to restructure our $300.0 million 364-day revolving credit facility that expires April 27, 2001 together with all of our senior credit facilities to extend their maturities.

   In the fourth quarter of 2000 we sold the notes described in this prospectus in a private placement. The net proceeds from this offering amounted to $290.5 million after debt issuance costs, and were used to repay revolver borrowings outstanding under our senior credit facilities. These notes may be converted at any time into our common stock at a conversion price of $81.50 per share. These notes are jointly and severally guaranteed (the "Guarantees") by certain of our existing and future direct and indirect domestic subsidiaries, including L-3 Communications (the "Guarantors"). The Guarantees are subordinated in right of payment to all existing and future senior debt of the Guarantors and rank pari passu with the other senior subordinated indebtedness of the Guarantors, which are described below.

   Pursuant to a registration rights agreement that we entered into with the initial purchaser of these notes, we agreed to file this registration statement with the SEC by April 5, 2001, which is 135 days after the original issuance of these notes, to cover resales by holders of these notes and Guarantees and the L-3 Holdings common stock issuable upon conversion of these notes.

   On February 4, 1999, we sold 5.0 million shares of L-3 Holdings common stock in a public offering for $42.00 per share which generated net proceeds of $201.6 million. In addition, as part of the same transaction, 6.5 million shares of L-3 Holdings common stock were sold by Lehman Brothers Capital Partners III, L.P., LB I Group Inc. and Lockheed Martin in a secondary public offering. In October 1999, Lockheed Martin sold its remaining L-3 Holdings common stock. In December 1999, Lehman Brothers Capital Partners III, L.P. distributed approximately 3.8 million shares of L-3 Holdings common stock. On March 12, 2001, Lehman Brothers Capital Partners III, L.P. and its affiliates that directly own L-3 Holdings common stock, described in this prospectus as the Lehman Partnership, owned approximately 15.9% of the outstanding common stock of L-3 Holdings.

   In April 1997, May 1998 and December 1998, L-3 Communications sold $225.0 million of 10 3/8% Senior Subordinated Notes due 2007, $180.0 million of
8 1/2% Senior Subordinated Notes due 2008, and $200.0 million of 8% Senior Subordinated Notes due 2008 (collectively, the "Senior Subordinated Notes"), whose aggregate net proceeds amounted to $576.0 million after debt issuance costs.

   The senior credit facilities, Senior Subordinated Notes and the notes described in this prospectus contain financial covenants which remain in effect so long as we owe any amount or any commitment to lend exists thereunder. As of December 31, 2000, L-3 Communications had been in compliance with the covenants of the agreements governing those loans at all times. The borrowings under the senior credit facilities are guaranteed by L-3 Holdings and by substantially all of the domestic subsidiaries of L-3 Communications. The payments of principal and premium, if any, and interest on the Senior Subordinated Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by L-3 Holdings and substantially all of its direct and indirect wholly owned subsidiaries, including L-3 Communications. See Note 7 to our consolidated financial statements for a description of our debt and related financial covenants at December 31, 2000.

   Based upon our current level of operations, we believe that our cash from operating activities, together with available borrowings under the senior credit facilities, will be adequate to meet our anticipated requirements for working capital, capital expenditures, research and development expenditures, program and other discretionary investments, and interest payments for the foreseeable future, including at least the next three years. There can be no assurance, however, that our business will continue to generate cash flow at current levels, or that currently anticipated improvements will be achieved. If we are unable to generate sufficient cash flow from operations to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt or obtain additional financing. Our ability to make scheduled principal payments or to pay interest on or to refinance our indebtedness depends on our future performance and financial results, which, to a certain extent, are subject to general conditions in or affecting the defense industry and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control. There can be no assurance that sufficient funds will be available to enable us to service our indebtedness, to make necessary capital expenditures and to make discretionary investments.

MARKET RISKS

   All of our financial instruments that are sensitive to market risk are entered into for purposes other than trading.

   INTEREST RATE RISK. Our financial instruments that are sensitive to changes in interest rates include borrowings under the senior credit facilities, purchased interest rate cap contracts and written interest rate floor contracts, all of which are denominated in U.S. dollars. The weighted average interest rate on our borrowings outstanding under the senior credit facilities at December 31, 2000 was 8.5%. The Senior Subordinated Notes and the notes described in this prospectus are fixed rate instruments and are not affected by changes in interest rates.

   To mitigate risks associated with changing interest rates on borrowings under the senior credit facilities that bear interest at variable rates we entered into interest rate cap and floor contracts. The interest rate cap contract provides protection against increases in interest rates on borrowings to the extent:

   o those borrowings are less than or equal to the notional amount of the cap contract; and

   o the interest rate paid on the borrowings rises above the sum of the cap reference rate plus our applicable borrowing spread.

   However, the written interest rate floor limits our ability to enjoy decreases in interest rates on our borrowings to the extent:

   o those borrowings are less than or equal to the notional amount of the floor contract; and

   o the interest rate paid on those borrowings falls below the sum of the floor reference rate plus our applicable borrowing spread.

   We attempt to manage exposure to counterparty credit risk by entering into interest rate agreements only with major financial institutions that are expected to perform fully under the terms of such agreements. Cash payments between us and the counterparties are made at the end of each quarter. Such payments are recorded as adjustments to interest expense and were not material to our interest expense or cash flows for 2000, 1999 or 1998. Additional data on our debt obligations, the applicable borrowing spreads included in the interest rates we pay on our borrowings under the senior credit facilities and interest rate agreements are provided in Notes 7 and 8 to our consolidated financial statements.

   For the interest rate agreements, the table below presents significant contract terms and fair values on December 31, 2000.

                                                         CAPS               FLOORS
                                                 ------------------  ------------------
                                                              (in millions)
Notional amount .................................       $100.0              $50.0
Cap/floor interest rate .........................          7.5%               5.5%
Reference rate ..................................   3 month LIBOR       3 month LIBOR
Designated maturity .............................     Quarterly           Quarterly
Expiration date .................................   March 28, 2002      March 28, 2002
Fair value ......................................         --                ($0.1)

   FOREIGN CURRENCY EXCHANGE RISK. We conduct some of our operations outside the U.S. in functional currencies other than the U.S. dollar. Additionally, some of our U.S. operations have contracts with foreign customers denominated in foreign currencies. To mitigate the risk associated with certain of these contracts denominated in foreign currency we have entered into foreign currency forward contracts. At December 31, 2000, the notional value of foreign currency forward contracts was $6.9 million and the fair value of these contracts was $0.4 million. We account for these contracts as hedges.

   EQUITY PRICE RISK. Our investments in common equities are subject to equity price risk. Both the carrying values and estimated fair values of such instruments amounted to $9.0 million at the end of 2000.

   There were no significant changes in our market risks during 2000.

BACKLOG AND ORDERS

   We define funded backlog as the value of contract awards received from the U.S. Government, which the U.S. Government has appropriated funds, plus the value of contract awards and orders received from customers other than the U.S. Government which have yet to be recognized as sales. Our funded backlog as of December 31, 2000 was $1,354.0 million and as of December 31, 1999 was $1,003.7 million. We expect to record as sales approximately 72% of our December 31, 2000 funded backlog during 2001. However, there can be no assurance that our funded backlog will become sales in any particular period, if at all. Our funded orders were $2,013.7 million for 2000, $1,423.1 million for 1999 and $1,057.0 million for 1998.

   Our funded backlog does not include the full value of our contract awards including those pertaining to multi-year, cost plus reimbursable contracts, which are generally funded on an annual basis. Funded backlog also excludes the sales value of unexercised contract options that may be exercised by customers under existing contracts and the sales value of purchase orders that may be issued under indefinite quantity contracts or basic ordering agreements.

RESEARCH AND DEVELOPMENT

   Company-funded research and development costs including bid and proposal costs were $101.9 million for 2000, $76.1 million for 1999, and $59.9 million for 1998. Customer-funded research and development costs were $299.3 million for 2000, $226.3 million for 1999, and $181.4 million for 1998.

CONTINGENCIES

   We are engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, periodically, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment by a federal grand jury could result in the suspension for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. Additionally, in the event that U.S. Government expenditures for products and services of the type we manufacture and provide are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to us.

   We continually assess our obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which we are aware, we believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to our consolidated results of operations. Also, we have been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to our business. We accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

   With respect to those investigative actions, items of litigation, claims or assessments of which we are aware, we are of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on our financial position or results of operations.

   On December 27, 2000, we filed a complaint against Raytheon and Raytheon Technical Services Company in the Court of Chancery for the State of Delaware in and for New Castle County, alleging that Raytheon failed to disclose material liabilities in connection with the sale of TDTS to us in February 2000. Specifically, the complaint alleges that Raytheon misrepresented the financial liabilities associated with the AVCATT contract which will cause us to incur damages of approximately $100 million. We assumed the AVCATT contract as part of our acquisition of TDTS from Raytheon which was completed in February 2000. The complaint seeks rescission of the TDTS Asset Purchase and Sale Agreement and alternatively, rescission of the AVCATT contract, rescissory damages and breach of contract.

RECENTLY ISSUED ACCOUNTING STANDARDS

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value and is effective for all quarters of fiscal years beginning after June 15, 2000. We do not expect SFAS 133 to have a material impact on our consolidated results of operations or financial position.

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"), which replaces SFAS 125. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. We do not expect SFAS 140 to have a material impact on our consolidated results of operations or financial position.

   In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation --An Interpretation of APB Opinion No. 25 ("FIN 44"). FIN 44 clarifies the definition of an employee for purposes of calculating stock-based compensation, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is primarily effective July 1, 2000, with some provisions effective earlier. We have adopted the accounting and disclosures required by FIN 44 for all periods presented.

INFLATION

   The effect of inflation on our sales and earnings has not been significant. Although a majority of our sales are made under long-term contracts, the selling prices of such contracts, established for deliveries in the future, generally reflect estimated costs to be incurred in these future periods. In addition, some contracts provide for price adjustments through escalation clauses.

                                   BUSINESS

GENERAL

   We are a leading merchant supplier of sophisticated secure communication systems and specialized communication products. We produce secure, high data rate communication systems, training and simulation systems, avionics and ocean products, telemetry, instrumentation and space products and microwave components. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. Our systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. Our customers include the U.S. Department of Defense, certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. agencies. For the year ended December 31, 2000, direct and indirect sales to the DoD provided 62.7% of our sales, and sales to commercial customers, foreign governments and U.S. Government agencies other than the DoD provided 37.3% of our sales. Our business areas employ proprietary technologies and capabilities and have leading positions in their respective primary markets. For the year ended December 31, 2000 we had sales of $1.9 billion and operating income of $222.7 million. We have two reportable segments: Secure Communication Systems and Specialized Communication Products. Information on our reportable segments is included in
Note 16 of our consolidated financial statements included in this prospectus.

 SECURE COMMUNICATION SYSTEMS

   We are an established leader in secure, high data rate communications for military and other U.S. Government reconnaissance and surveillance applications and we believe that we have developed virtually every high bandwidth data link that is currently used by the DoD for surveillance and reconnaissance. Our major secure communication programs and systems include:

   o secure data links for airborne, satellite, ground and sea-based remote platforms for real time information collection and dissemination to users;

   o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information;

   o      secure telephone and network equipment and encryption management;

   o      communication software support services; and

   o communication systems for surface and undersea vessels and manned space flights.

   Our Secure Communication Systems segment includes our training and simulation business. We design, develop and manufacture advanced simulation products with high-fidelity representations of cockpits and operator stations for aircraft and vehicle system simulation. We also provide a full range of teaching, training, logistic and training device support services to domestic and international military customers, and ballistic targets for the DoD.

   Our Secure Communication Systems segment provided $847.1 million or 44.3% of our total sales for the year ended December 31, 2000.

 SPECIALIZED COMMUNICATION PRODUCTS

   We are a leading merchant supplier of products to military and commercial customers. We focus on niche markets in which we believe we can achieve a market leadership position. This reportable segment includes three product categories:

   o      Avionics and Ocean Products;

   o      Telemetry, Instrumentation and Space Products; and

   o      Microwave Components.

   Avionics and Ocean Products. This business area includes our aviation recorders, airborne collision avoidance products, displays, antennas, acoustic undersea warfare products and naval power distribution, conditioning, switching and protection equipment. We believe we are the leading manufacturer of commercial cockpit voice and flight data recorders (known as "black boxes") and a leading supplier of acoustic undersea warfare products and airborne dipping sonars to the U.S. Navy and over 20 foreign navies. These products represented 56.0% of our Specialized Communications Products segment sales for the year ended December 31, 2000.

   Telemetry, Instrumentation and Space Products. We develop and manufacture commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems. These products are used to gather flight data and other critical information and transmit it from air or space to the ground. We are also a leading global satellite communications systems provider offering systems and services used in the satellite transmission of voice, video and data through earth stations for uplink and downlink terminals. We provide commercial, off-the-shelf satellite control software, telemetry, tracking and control, mission processors and software engineering services to foreign governments and commercial satellite markets. We are a leading producer of navigation products, gyroscopes, controlled momentum devices and star sensors for commercial, military and other applications. These products represented 35.4% of our Specialized Communications Products segment sales for the year ended December 31, 2000.

   Microwave Components. We believe we are a premier worldwide supplier of commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment. Our microwave components are sold under the industry-recognized Narda brand name using a standard catalog for the wireless, industrial and military communication markets. We also provide state-of-the-art, space-qualified communication components including channel amplifiers and frequency filters for the commercial communications satellite market. These products represented 8.6% of our Specialized Communications Products segment sales for the year ended December 31, 2000.

   Our Specialized Communication Products segment provided $1,063.0 million or 55.7% of our total sales for the year ended December 31, 2000.

 DEVELOPING COMMERCIAL OPPORTUNITIES

   An integral part of our growth strategy is to identify and exploit commercial applications for select products and technologies currently sold to defense customers. We have currently identified two vertical markets where we believe there are significant opportunities to expand our existing commercial sales: Transportation Products and Broadband Wireless Communications Products. We believe that these vertical markets, together with our existing commercial products, provide us with the opportunity for substantial commercial growth in future years.

   Within the transportation market, we have developed and are offering an explosive detection system for checked baggage at airports, cruise ship voyage recorders, power propulsion systems and power switches and displays for rail transportation and internet service providers. We are developing additional products, including an enhanced collision avoidance product that incorporates ground proximity warning.

   Within the communications product market, we are offering local wireless access equipment for voice, DSL and internet access, transceivers for LMDS (Local Multipoint Distribution Service) and a broad range of commercial components and digital test equipment for broadband communications providers.

   We have developed the majority of our commercial products employing technology funded by and used in our defense electronics businesses, thereby minimizing any required incremental development expenses. Sales generated from our developing commercial opportunities have not yet been material to us.

INDUSTRY OVERVIEW

   The U.S. defense industry has undergone significant changes precipitated by ongoing U.S. federal budget pressures and adjustments in political roles and missions to reflect changing strategic and tactical threats. From the mid-1980s to the late 1990s, the U.S. defense budget experienced a decline in real dollars. This trend was reversed by an increase in defense spending in 1999, followed by current dollar increases in fiscal 2000 and 2001, with an anticipated increase in fiscal 2002 to $310.0 billion. In addition, the DoD has increased its focus on enhancing military readiness, modernization, joint operations and digital command and control communications capabilities by incorporating advanced electronics to improve performance, reduce operating cost, and extend the life expectancy of its existing and future platforms. As a result, defense budget program allocations have shifted in favor of advanced information technologies related to command and control communications, computers, intelligence, surveillance and reconnaissance. In addition, the DoD's emphasis on system interoperability, force multipliers and providing battlefield commanders with real-time data is increasing the electronics content of nearly all of the major military procurement and research programs. As a result, the DoD's budget for communications and defense electronics is expected to grow.

   The U.S. defense industry has also undergone dramatic consolidation resulting in the emergence of four dominant prime system contractors: The Boeing Company, Lockheed Martin, Northrop Grumman Corporation and Raytheon Company. One outcome of this consolidation is that the DoD wants to ensure that vertical integration does not further diminish the fragmented, yet critical DoD vendor base. Additionally, it has become economically unfeasible for the prime contractors to design, develop or manufacture numerous essential products, components and systems for their own use. This situation creates opportunities for merchant suppliers such as L-3. As the prime contractors continue to evaluate their core competencies and competitive position, focusing their resources on larger programs and platforms, we expect the prime contractors to continue to exit non-strategic business areas and procure these needed elements on more favorable terms from independent, commercially-oriented merchant suppliers. Recent examples of this trend include divestitures of certain non-core defense-related businesses by Lockheed Martin and Raytheon Company.

   The focus on cost reduction by the prime contractors and DoD is also driving increased use of commercial off-the-shelf products for upgrades of existing systems and in new systems. We believe the prime contractors will continue to be under pressure to reduce their costs and will increasingly seek to focus their resources and capabilities on major systems, turning to commercially oriented best of breed merchant suppliers to produce subsystems, components and products. We believe successful merchant suppliers will continue to use their resources to complement and support, rather than compete with, the prime contractors. We anticipate that the relationships between the major prime contractors and their primary suppliers will continue to evolve in a fashion similar to those employed in the automotive and commercial aircraft industries. We expect that these relationships will be defined by critical partnerships encompassing increasingly greater outsourcing of non-core products and systems by the prime contractors to their key merchant suppliers and increasing supplier participation in the development of future programs. We believe early involvement in the upgrading of existing systems and the design and engineering of new systems incorporating these outsourced products will provide merchant suppliers, including us, with a competitive advantage in securing new business and provide the prime contractors with significant cost reduction opportunities through coordination of the design, development and manufacturing processes.

BUSINESS STRATEGY

   We intend to grow our sales, enhance our profitability and build on our position as a leading merchant supplier of communication systems and products to the major contractors in the aerospace and defense industry as well as the U.S. Government. We also intend to leverage our expertise and products into new commercial business areas where we can adapt our existing products and technologies. Our strategy to achieve our objectives includes:

   EXPAND MERCHANT SUPPLIER RELATIONSHIPS. We have developed strong relationships with the DoD, several other U.S. Government agencies and all of the major U.S. defense prime contractors, enabling us to identify new business opportunities and anticipate customer needs. As an independent merchant supplier, we anticipate that our growth will be driven by expanding our share of existing programs and by participating in new programs. We identify opportunities where we are able to use our strong relationships to increase our business presence and allow customers to reduce their costs. We also expect to benefit from increased outsourcing by prime contractors who in the past may have limited their purchases to captive suppliers and who are now expected to view our capabilities on a more favorable basis due to our status as an independent company, which positions us to be a merchant supplier to multiple bidders on prime contract bids.

   SUPPORT CUSTOMER REQUIREMENTS. A significant portion of our sales is derived from strategic, long-term programs and from programs for which we have been the incumbent supplier, and in many cases acted as the sole provider over many years. Our customer satisfaction and excellent performance record are evidenced by our performance-based award fees exceeding an average of 90% of the available award fees since our inception in April 1997. We believe that prime contractors will increasingly award long-term, outsourcing contracts to the best-of-breed merchant suppliers they believe to be most capable on the basis of quality, responsiveness, design, engineering and program management support as well as cost. We intend to continue to align our research and development, manufacturing and new business efforts to complement our customers' requirements and provide state-of-the-art products.

   ENHANCE OPERATING MARGINS. We have a history of improving the operating performance of the businesses we acquire through the reduction of corporate administrative expenses and facilities costs, increasing sales, improving contract bidding controls and practices and increasing competitive contract award win rates. We have a tradition of enhancing operating margins, primarily due to efficient management and elimination of significant corporate expense allocations. We intend to continue to enhance our operating performance by reducing overhead expenses, continuing consolidation and increasing productivity.

   LEVERAGE TECHNICAL AND MARKET LEADERSHIP POSITIONS. We have developed strong, proprietary technical capabilities that have enabled us to capture a number one or two market position in most of our key business areas, including secure, high data rate communications systems, solid state aviation recorders, telemetry, instrumentation and space products, advanced antenna products and high performance microwave components. We continue to invest in L-3 sponsored independent research and development, including bid and proposal costs, in addition to making substantial investments in our technical and manufacturing resources. Further, we have a highly skilled workforce, including approximately 5,600 engineers. We are applying our technical expertise and capabilities to several closely aligned commercial business markets and applications such as transportation and broadband wireless communications and will continue to explore other similar commercial opportunities.

   MAINTAIN DIVERSIFIED BUSINESS MIX. We have a diverse and broad business mix with limited reliance on any particular program, a balance of cost-plus and fixed price contracts, a significant follow-on business and an attractive customer profile. Our largest program represented 3.8% of our sales for the year ended December 31, 2000 and is a long term, cost-plus contract for the U.S. Air Force aerial reconnaissance program. No other program represented more than 2.3% of sales for the year ended December 31, 2000. Furthermore, 28.6% of our sales for the same period were from cost-plus contracts, and 71.4% were from fixed price contracts, providing us with a mix of predictable profitability (cost-plus) and higher margin (fixed price) business. We also enjoy a mix of defense and non-defense business, with direct and indirect sales to the DoD accounting for 62.7%, and sales to commercial customers, foreign governments and U.S. Government agencies other than the DoD accounting for 37.3% of our sales for the year ended December 31, 2000. We intend to leverage this business profile to expand our merchant supplier business base.

   CAPITALIZE ON STRATEGIC ACQUISITION OPPORTUNITIES. Recent industry consolidation has significantly reduced the number of traditional middle-tier aerospace and defense companies. We intend to enhance our existing product base through internal research and development efforts and selective acquisitions that will add new products in areas that complement our present technologies. We intend to acquire potential targets with the following criteria:

   o      significant market position in their business area;

   o product offerings which complement and/or extend our product offerings; and

   o      positive future growth and earnings prospects.

   During the year ended December 31, 2000, we acquired ten businesses for an aggregate purchase price of $590.2 million, subject to adjustment and, in three cases, additional purchase price contingent upon the post-acquisition financial performance of the acquired company. The following chart summarizes our primary acquisitions as of December 31, 2000.

                         SELECTED RECENT ACQUISITIONS

                                                                 PRICE
    BUSINESS NAME         DATE ACQUIRED       ACQUIRED FROM      ($ MM)          BUSINESS DESCRIPTION
--------------------   -----------------   -----------------    -------   ----------------------------------

Coleman Research       December 29, 2000   Thermo Electron       $ 60.0   Provides communications, signal
Corporation                                Corporation                    processing, intelligence and space
                                                                          instrumentation equipment, as well
                                                                          as simulation, training, missile
                                                                          targeting, modeling and exercise
                                                                          support services.

LogiMetrics, Inc.      July 11, 2000       LogiMetrics, Inc.       15.0   Designs, manufactures and markets
 (53 1/2% interest)                                                       solid state, broadband wireless
                                                                          communications infrastructure
                                                                          equipment, subsystems and modules
                                                                          used to provide
                                                                          point-to-multipoint terrestrial
                                                                          and satellite-based distribution
                                                                          services in frequency bands from
                                                                          24 to 38 gigahertz.

MPRI, Inc.             June 30, 2000       MPRI Stockholders       35.6   Provides teaching and training
                                                                          programs to the U.S. and
                                                                          international governments and to
                                                                          commercial customers.

Traffic Alert and      April 28, 2000      Honeywell Inc.         239.1   Produces airborne collision
Collision Avoidance                                                       avoidance products that reduce
Systems                                                                   mid-air collisions and near-miss
                                                                          incidents among aircraft.

Trex Communications    February 14, 2000   MCK                     49.3   Provides antennas and tracking for
                                           Communications                 telemetry, tracking and control
                                           Statutory Trust                systems, flight termination
                                                                          systems, fixed and portable
                                                                          command and control ground
                                                                          stations, and portable commercial
                                                                          satellite news gathering uplinks
                                                                          and satellite components.

Training Devices and   February 10, 2000   Raytheon Company       160.0   Produces and supports training
Training Services                                                         systems and equipment designed to
                                                                          enhance operational proficiency.

--------------------   -----------------   -----------------    -------   ----------------------------------

PRODUCTS AND SERVICES

   The systems, products and services, selected applications and platforms or end users of our Secure Communication Systems segment as of December 31, 2000 are summarized in the table below.

              SECURE COMMUNICATION SYSTEMS PRODUCTS AND SERVICES

       SYSTEMS/PRODUCTS/SERVICES                 SELECTED APPLICATIONS               SELECTED PLATFORMS/END USERS
-------------------------------------  ---------------------------------------- -------------------------------------
HIGH DATA RATE COMMUNICATIONS
o     Wideband data links and ground   o    High performance, wideband secure   o     Manned and unmanned aircraft,
      terminals                             communication links for relaying of       naval ships, terminals and
                                            intelligence and reconnaissance           satellites
                                            information
SATELLITE COMMUNICATION TERMINALS
o     Ground-based satellite           o    Interoperable, transportable ground o     Remote personnel provided with
      communication terminals and           terminals                                 communication links to distant
      payloads                                                                        forces
SPACE COMMUNICATION AND SATELLITE CONTROL
o     Satellite communication and      o    On-board satellite external         o     International Space Station,
      tracking system                       communications, video systems,            Space Shuttle and various
                                            solid state recorders and ground          satellites
                                            support equipment
o     Satellite command and control    o    Software integration, test and      o     U.S. Air Force Satellite Control
      sustainment and support               maintenance support satellite             Network and rocket launch system
                                            control network and engineering
                                            support for satellite launch system
MILITARY COMMUNICATIONS
o     Shipboard communications systems o    Internal and external               o     Naval vessels
                                            communications (radio room)
o     Communication software support   o    Value-added, critical software      o     DoD
      services                              support for C(3)I (Command,
                                            Control, Communication and
                                            Intelligence)
INFORMATION SECURITY SYSTEMS
o     STE (Secure Terminal Equipment)  o    Secure and non-secure voice, data   o     U.S. Armed services,
                                            and video communication for office        intelligence and security
                                            and battlefield utilizing ISDN and        agencies
                                            ATM commercial network technologies
TRAINING AND SIMULATION
o     Military Flight Simulators       o    Training for pilots, navigators,    o     Military fixed and rotary winged
                                            flight engineers, gunners and             aircraft and ground vehicles
                                            operators
o     Battlefield and Weapon           o    Missile system modeling and         o     U.S. Army Missile Command
      Simulation                            simulation
                                       o    Design and manufacture ballistic    o     U.S. Army Missile Command
                                            missile ground launched and air
                                            launched for threat replication
                                            targets
o     Training                         o    Training for soldiers on complex    o     DoD
                                            command and control systems
                                       o    Training and logistics services and o     DoD and foreign governments
                                            training device support
o     Human Patient Simulators         o    Medical training                    o     Medical schools, nursing
                                                                                      schools, and DoD
-------------------------------------  ---------------------------------------- -------------------------------------

SECURE COMMUNICATION SYSTEMS

   We are an established leader in the development, construction and installation of communication systems for high performance intelligence collection, imagery processing and ground, air, sea and satellite communications for the DoD and other U.S. Government agencies. We provide secure, high data rate, real-time communication systems for surveillance, reconnaissance and other intelligence collection systems. We also design, develop, produce and integrate communication systems and support equipment for space, ground and naval applications, as well as provide communication software support services to military and related government intelligence markets. Product lines of the Secure Communication Systems business include high data rate communications links, satellite communications terminals, naval vessel communication systems, space communications and satellite control systems, signal intelligence information processing systems, information security systems, tactical battlefield sensor systems and commercial communication systems.

 High Data Rate Communications

   We are a technology leader in high data rate, covert, jam-resistant microwave communications used in military and other national agency reconnaissance and surveillance applications. Our product line covers a full range of tactical and strategic secure point-to-point and relay data transmission systems, products and support services that conform to military and intelligence specifications. Our systems and products are capable of providing battlefield commanders with real-time, secure surveillance and targeting information and were used extensively by U.S. armed forces in the Persian Gulf War and during operations in Bosnia.

   Our current family of strategic and tactical data links or CDL (Common Data Link) systems are considered DoD standards for data link hardware. Our primary focus is spread spectrum secure communication links technology, which involves transmitting a data signal with a high-rate noise signal making it difficult to detect by others, and then re-capturing the signal and removing the noise. Our data links are capable of providing information at over 300 megabytes per second and use point-to-point and point-to-multipoint architectures.

   We provide these secure high bandwidth products to the U.S. Air Force, the U.S. Navy, the U.S. Army and various U.S. Government agencies, many through long-term sole-source programs. The scope of these programs include air-to-ground, air-to-air, ground-to-air and satellite communications such as the U-2 Support Program, CHBDL (Common High Band-Width Data Link), LAMPS (Light Airborne Multi-Purpose System) GUARDRAIL, ASTOR and major UAV (unmanned aerial vehicle) programs, such as Predator and Globalhawk.

 Satellite Communication Terminals

   We provide ground-to-satellite, high availability, real-time global communications capability through a family of transportable field terminals used to communicate with commercial, military and international satellites. These terminals provide remote personnel with constant and effective communication capability and provide communications links to distant forces. Our TSS (TriBand SATCOM Subsystem) employs a 6.25 meter tactical dish with a single point feed that provides C, Ku and X band communication to support the U.S. Army. We also offer an 11.3 meter dish which is transportable on two C-130 aircraft. The SHF PTS (Portable Terminal System) is a lightweight (28 lbs.), portable terminal, which communicates through DSCS, NATO or SKYNET satellites and brings connectivity to small military tactical units and mobile command posts. We delivered 14 of these terminals for use by NATO forces in Bosnia.

 Space Communications and Satellite Control

   We are currently producing and delivering three communication subsystems for the ISS (International Space Station). These systems will control all ISS radio frequency communications and external video activities. We also provide solid-state recorders and memory units for data capture, storage, transfer and retrieval for space applications. Our standard NASA tape recorder has completed over five million hours of service without a mission failure. Our recorders are on National Oceanic & Atmospheric Administration weather satellites, the Earth Observing Satellite, AM spacecraft and Landsat-7 Earth-monitoring spacecraft. We also provide space and satellite system simulation, satellite operations and computer system training, depot support, network engineering, resource scheduling, launch system engineering, support, software integration and test through cost-plus contracts with the U.S. Air Force.

 Military Communications

   We provide integrated, computer controlled switching systems for the interior and exterior voice and data needs of naval vessels. Our products include Integrated Voice Communication Systems for Aegis class cruisers and Arleigh Burke class destroyers and the Integrated Radio Room for Trident class submarines, the first computer-controlled communications center in a submarine. These products integrate the intercom, tactical and administrative communications network into one system accessing various types of communication terminals throughout the ship. Our MarCom 2000 secure digital switching system provides an integrated approach to the specialized voice and data communications needs of a shipboard environment for internal and external communications, command and control and air traffic control. Along with the Keyswitch Integrated Terminals, MarCom 2000 provides automated switching of radio/crypto circuits, which results in significant time savings. We also offer on-board, high data rate communications systems which provide a data link for carrier battle groups which are interoperable with the U.S. Air Force's surveillance/reconnaissance terminals. We supply the U.S. Army's Command and Control Vehicle Mission Module Systems, which provide the "communications on the move" capability needed for the digital battlefield by packaging advanced communications into a modified Bradley Fighting Vehicle.

 Information Security Systems

   We are a leader in the development of secure communications equipment for both military and commercial applications. We are producing the next generation digital, ISDN-compatible STE (secure telephone equipment). STE provides clearer voice and thirteen-times faster data/fax transmission capabilities than the previous generation secure telecommunications equipment. STE also supports secure conference calls and secure video teleconferencing. STE uses a CryptoCard security system which consists of a small, portable, cryptographic module holding the algorithms, keys and personalized credentials to identify its user for secure communications access. We also provide the workstation component of the U.S. Government's EKMS (Electronic Key Management System), the next generation of information security systems. EKMS is the government system to replace current "paper" encryption keys used to secure government communications with "electronic" encryption keys. The component we provide produces and distributes the electronic keys. We also develop specialized strategic and tactical signal intelligence systems to detect, acquire, collect, and process information derived from electronic sources. These systems are used by classified customers for intelligence gathering and require high-speed digital signal processing and high-density custom hardware designs.

 Training and Simulation

   We are a leading provider of fully-integrated simulation training systems and related support services to the U.S. and foreign military agencies.

   Our training devices business designs, develops and manufacturers advanced virtual reality simulation and training products for training air crews with high-fidelity representations of cockpits and operator stations for aircraft and vehicle simulation. We believe that we have developed flight simulators for most of the U.S. military aircraft in active operation. We have numerous proprietary technologies and fully-developed systems integration capabilities that provide competitive advantages. Our proprietary software is used for visual display systems, high-fidelity system models, database production, digital radar land mass image simulation and creation of synthetic environments. We are also a leader in developing DMT (Distributed Mission Training) systems which allow multiple trainees at multiple sites to engage in group, unit and task force training and combat simulations. In addition we are currently developing all phases of the U.S. Air Force's warfighter training and combat readiness program.

   Our products and services can be designed to meet customer training requirements for pilots, navigators, flight engineers, gunners, operators and maintenance technicians for virtually any platform, including military fixed and rotary wing aircraft, air vehicles and various ground vehicles. As one of the leading suppliers of both simulator systems and training services, we believe we are able to leverage our unique full-service capabilities to develop fully-integrated, innovative solutions for training systems, propose and provide program upgrades and modifications, as well as provide hands-on, best-in-class training operations in accordance with virtually any customer requirement in a timely manner.

   Our training services business is a recognized provider of premium training services and helps us maintain our market presence in training devices by providing our primary customers, including the U.S. Air Force, U.S. Army and U.S. Navy, with synergistic technical expertise in system instructional design, maintainability, user requirements integration and system development.

   We also design and develop prototypes of ballistic missle targets for present and future threat scenarios. We provide high-fidelity custom targets to the DoD that are complementary to the U.S. Government's growing focus and priority on national missile defense and space programs.

   We also develop and manage extensive programs in the United States and internationally focusing on training and education, strategic planning, organizational design, democracy transition and leadership development. To provide these services, we utilize a pool of experienced former armed service, law enforcement and other national security professionals. In the United States, our personnel are instructors in the U.S. Army's ROTC program and are involved in recruiting for the U.S. Army. In addition, we own a one-third interest in Medical Education Technologies, Inc., which has developed and is producing human patient simulators for sale to medical teaching and training institutions and the DoD.

   The products, selected applications and platforms or end users of our Specialized Communication Products segment as of December 31, 2000, are summarized in the table below.

                      SPECIALIZED COMMUNICATION PRODUCTS

               PRODUCTS                       SELECTED APPLICATIONS             SELECTED PLATFORMS/END USERS
------------------------------------  ------------------------------------ -------------------------------------
AVIONICS AND OCEAN PRODUCTS

Aviation Products
o     Solid state crash protected     o    Voice recorders continuously    o     Business and commercial aircraft
      cockpit voice and flight data        record most recent 30-120             and certain military transport
      recorders                            minutes of voice and sounds           aircraft; sold to both aircraft
                                           from cockpit and aircraft             manufacturers and airlines under
                                           intercommunications. Flight           the Fairchild brand name
                                           data recorders record the last
                                           25 hours of flight parameters

o     TCAS (Traffic Alert and         o    Reduce the potential for midair o     Commercial, business, regional
      Collision Avoidance System)          aircraft collisions by                and military transport aircraft
                                           providing visual and audible
                                           warnings and maneuvering
                                           instructions to pilots
Antenna Products

o     Ultra-wide frequency and        o    Surveillance and radar          o     Military aircraft including
      advanced radar antennas and          detection                             surveillance, fighters and
      rotary joints                                                              bombers, attack helicopters and
                                                                                 transport
o     Precision antennas serving      o    Antennas for high frequency,    o     Various military and commercial
      major military and commercial        millimeter satellite                  customers including scientific
      frequencies, including Ka band       communications                        astronomers
Display Products

o     Cockpit and mission displays    o    High performance, ruggedized    o     Military aircraft including
      and controls                         flat panel and cathode ray tube       surveillance, fighters and
                                           displays and processors               bombers, attack helicopters,
                                                                                 transport aircraft and land
                                                                                 vehicles
Ocean Products

o     Airborne dipping sonars         o    Submarine detection and         o     Various military helicopters
                                           localization
o     Submarine and surface ship      o    Submarine and surface ship      o     U.S. Navy and foreign navies
      towed arrays                         detection and localization

o     Naval and commercial power      o    Switching, distribution and     o     All naval combatants:
      delivery and switching products      protection, as well as                submarines, surface ships and
                                           frequency and voltage                 aircraft carriers
                                           conversion

o     Commercial transfer switches,   o    Production and maintenance of   o     Federal Aviation Administration,
      uninterrupted power supplies         systems and high-speed switches       internet service providers,
      and power products                   for power interruption                financial institutions and rail
                                           prevention                            transportation
------------------------------------  ------------------------------------ -------------------------------------

               PRODUCTS                        SELECTED APPLICATIONS              SELECTED PLATFORMS/END USERS
-------------------------------------  ------------------------------------- -------------------------------------
 TELEMETRY, INSTRUMENTATION AND SPACE PRODUCTS
 Airborne, Ground and Space Telemetry
o     Aircraft, missile and satellite  o    Real-time data acquisition,      o     Aircraft, missiles and
      telemetry and instrumentation         measurement, processing,               satellites
      systems                               simulation, distribution,
                                            display and storage for flight
                                            testing
o     GPS (Global Positioning Systems) o    Tracking location                o     Guided projectiles
      receivers
o     Navigation systems and           o    Space navigation                 o     Hubble Space Telescope,
      subsystems, gyroscopes, reaction                                             Delta IV launch vehicle and
      wheels, star sensor                                                          satellites
Space Products
o     Global satellite communications  o    Satellite transmission of voice, o     Rural telephony or private
      systems                               video and data                         networks, direct to home
                                                                                   uplinks, satellite news
                                                                                   gathering and wideband
                                                                                   applications
MICROWAVE COMPONENTS
o     Passive components, switches and o    Radio transmission, switching    o     DoD, telephony service providers
      wireless assemblies                   and conditioning, antenna and          and original equipment
                                            base station testing and               manufacturers
                                            monitoring, broad-band and
                                            narrow-band applications (PCS,
                                            cellular, SMR and paging
                                            infrastructure)
o     Safety products                  o    Radio frequency monitoring and   o     Monitor cellular base station
                                            measurement for safety                 and industrial radio frequency
                                                                                   emissions
o     Satellite and wireless           o    Satellite transponder control,   o     Communications satellites and
      components (channel amplifiers,       channel and frequency separation       wireless communications
      transceivers, converters,                                                    equipment
      filters and multiplexers)
o     Amplifiers and amplifier based   o    Automated test equipment,        o     DoD and commercial satellite
      components (amplifiers, up/down       military electronic warfare,           operators
      converters and Ka assemblies)         ground and space communications
-------------------------------------  ------------------------------------- -------------------------------------

SPECIALIZED COMMUNICATION PRODUCTS

 Avionics and Ocean Products

   Aviation Recorders. We manufacture commercial, solid-state, crash-protected aviation recorders, commonly known as black boxes, under the Fairchild brand name, and have delivered over 50,000 flight recorders to airplane manufacturers and airlines around the world. We believe we are the leading manufacturer of commercial cockpit voice recorders and flight data recorders. We offer two types of recorders:

   o the cockpit voice recorder, which records the last 30 to 120 minutes of crew conversation and ambient sounds from the cockpit; and

   o the flight data recorder, which records the last 25 hours of aircraft flight parameters such as speed, altitude, acceleration, thrust from each engine and direction of the flight in its final moments.

   Recorders are highly ruggedized instruments, designed to absorb the shock equivalent to that of an object traveling at 268 knots stopping in 18 inches, fire resistant to 1,100 degrees centigrade and pressure resistant to 20,000 feet undersea for 30 days. Our recorders are mandated and regulated by various worldwide agencies for use in commercial airlines and a large portion of business aviation aircraft. We anticipate growth opportunities in aviation recorders as a result of the current high level of orders for new commercial aircraft. The U.S. military has recently required the installation of black boxes in military transport aircraft. We believe this development will provide us with new opportunities for expansion into the military market. Our recorders were recently selected for installation on certain military transport aircraft.

   We have completed development of a combined voice and data recorder and are developing an enhanced recorder that monitors engine and other aircraft parameters for use in maintenance and safety applications.

   Antenna Products. We produce high performance antennas under the Randtron brand name which are designed for:

   o      surveillance of high-resolution, ultra-wide frequency bands;

   o detection of low radar cross-section targets and low radar cross-section installations;

   o      severe environmental applications; and

   o      polarization diversity.

   Our primary product is a sophisticated 24-foot diameter antenna used on all E-2C surveillance aircraft. This airborne antenna is a rotating aerodynamic radome containing a UHF surveillance radar antenna, an IFF antenna, and forward and aft auxiliary antennas. Production is planned beyond 2000 for the E-2C, P-3 and C-130 AEW aircraft. We have been funded to begin the development of the next generation for this antenna. We also produce broadband antennas for a variety of tactical aircraft, as well as rotary joints for the AWAC antenna. We have delivered over 2,000 sets of antennas for aircraft and have a backlog of orders through 2004.

   We are a leading supplier of ground based radomes used for air traffic control, weather radar, defense and scientific purposes. These radomes enclose an antenna system as a protective shield against the environment and are intended to enhance the performance of an antenna system.

   Display Products. We design, develop and manufacture ruggedized displays for military and high-end commercial applications. Our current product line includes a family of high performance display processing systems, which use either a cathode ray tube or active matrix liquid crystal display. Our displays are used in numerous airborne, ship-board and ground based platforms and are designed to survive in military and harsh environments.

   Ocean Products. We are one of the world's leading suppliers of acoustic undersea warfare systems. Our experience spans a wide range of platforms, including helicopters, submarines and surface ships. Our products include towed array sonar, hull mounted sonar, airborne dipping sonar and ocean mapping sonar for navies around the world.

   We are also a leading provider of state-of-the-art electronics and electrical power delivery systems and subsystems, as well as communications and control systems for the military and commercial customers. We offer the following:

   o military power delivery equipment and components which focus on switching, distribution and protection, providing engineering design and development, manufacturing and overhaul and repair services;

   o high technology electrical power distribution, control and conversion equipment, which focus on frequency and voltage conversion for military and commercial applications; and

   o      ship control and interior communications equipment.

   We have been able to apply our static transfer switch technology, which we developed for the U.S. military, to commercial applications. Our commercial customers for static transfer switches are primarily financial institutions and internet service providers, including American Express, AOL Time Warner, AT&T, Schwab and the Federal Aviation Administration. In addition, we provide electrical products for rail transportation and utilities businesses.

 Telemetry, Instrumentation and Space Products

   We are a leader in the development and marketing of component products and systems used in telemetry and instrumentation for airborne applications such as satellites, aircraft, UAVs, launch vehicles, guided missiles, projectiles and targets. Telemetry involves the collection of data of various equipment performance parameters and is required when the object under test is moving too quickly or is of too great a distance to use direct connection. Telemetry measures as many as 1,000 different parameters of the platform's operation such as heat, vibration, stress and operational performance and transmits this data to the ground.

   Additionally, our satellite telemetry equipment transmits data necessary for ground processing. These applications demand high reliability of components because of the high cost of satellite repair and the need for uninterrupted service. Telemetry also provides the data used to terminate the flight of missiles and rockets under errant conditions and/or at the end of a mission. These telemetry and command/control products are currently used for a variety of missile and satellite programs.

   Airborne, Ground and Space Telemetry. We provide airborne equipment and data link systems that gather critical information and then process, format and transmit the data to the ground from communications satellites, spacecraft, aircraft and missiles. These products are available in both commercial off-the-shelf and custom configurations and include software and software engineering services. Primary customers include many of the major defense contractors who manufacture aircraft, missiles, warheads, launch vehicles and munitions. Our ground station instrumentation receives, encrypts and/or decrypts the serial stream of combined data in real-time as it is received from the airborne platform. We are a leader in digital GPS (Global Positioning System) receiver technology for high performance military applications. These GPS receivers are currently in use on aircraft, cruise missiles and precision guided bombs and provide highly accurate positioning and navigational information. Additionally, we provide navigation systems for high performance weapon pointing and positioning systems for programs such as MLRS (Multiple Launch Rocket System) and MFCS (Mortar Fire Control System).

   Space Products. We offer value-added solutions that provide our customers with complex product integration and comprehensive support. We focus on the following niches within the satellite ground segment equipment market: telephony, video broadcasting and multimedia. Our customers include foreign communications companies, domestic and international prime communications infrastructure contractors, telecommunications or satellite service providers, broadcasters and media-related companies. We also provide space products for advanced guidance and control systems including gyroscopes, controlled momentum devices and star sensors. These products are used on satellites, launch vehicles, the Hubble Telescope, the Space Shuttle and the International Space Station.

 Microwave Components

   We believe we are a premier worldwide supplier of commercial off-the-shelf, high performance RF (radio frequency) microwave components, assemblies and instruments supplying the wireless communications, industrial and military markets. We are also a leading provider of state-of-the-art space-qualified commercial satellite and strategic military RF products and millimeter amplifier based products. We sell many of these components under the well-recognized Narda brand name through a comprehensive catalog of standard, stocked hardware. We also sell our products through a direct sales force and an extensive network of market representatives. Specific catalog offerings include wireless products, electro-mechanical switches, power dividers and hybrids, couplers/detectors, attenuators, terminations and phase shifters, isolators and circulators, adapters, control products, sources, mixers, waveguide components, RF safety products, power meters/monitors and custom passive products.

   Passive components are generally purchased in narrow frequency configurations by wireless equipment manufacturers, wireless service providers and military equipment suppliers. Commercial applications include cellular and PCS base station automated test equipment, and equipment for the paging industry. Military applications include electronic surveillance and countermeasure systems.

   Our space-qualified and wireless components separate various signals and direct them to sections of the satellites' payload. Our main satellite products are channel amplifiers and linearizers, payload products, transponders and antennas. Channel amplifiers amplify the weak signals received from earth stations, and then drive the power amplifier tubes that broadcast the signal back to earth. Linearizers, used either in conjunction with a channel amplifier or by themselves, pre-distort a signal to be transmitted back to earth before it enters a traveling wave tube for amplification. This pre-distortion is exactly the opposite of the distortion created at peak power by the traveling wave tube and, consequently, has a cancellation effect that keeps the signal linear over a much larger power band of the tube. The traveling wave tube and area covered by the satellite is significantly increased.

   We design and manufacture both broad and narrow band amplifiers and amplifier-based products in the microwave and millimeter wave frequencies. We use these amplifiers in defense and communications applications. These devices can be narrow band for communication needs or broadband for electronic warfare.

   We offer standard packaged amplifiers for use in various test equipment and system applications. We design and manufacture millimeter range (at least 20 to 38 GHz) amplifier products for use in emerging communication applications such as back haul radios, LMDS (Local Multipoint Distribution Service) and ground terminals for LEO satellites. On July 11, 2000, to further our millimeter wave efforts, we acquired a 53-1/2% equity interest in LogiMetrics, Inc. LogiMetrics designs, manufactures and markets solid state, broadband wireless communications infrastructure equipment, subsystems and modules used to provide point-to-multipoint terrestrial and satellite-based distribution services in frequency bands from 24 to 38 gigahertz. LogiMetrics' products include solid-state power amplifiers, hub transmitters, active repeaters, cell-to-cell relays, internet access systems and other millimeter wave-based modules and subsystems. These products are used in various applications, such as broadband communications, including LMDS, PMP (Point to Multipoint) local loop services and Ka-band satellite communications.

DEVELOPING COMMERCIAL OPPORTUNITIES

   Part of our growth strategy is to identify commercial applications for select products and technologies currently sold to defense customers. We have initially identified two vertical markets where we believe there are significant opportunities to expand our products: transportation and broadband wireless communications.

   Transportation. Our products, designed to meet strict government quality and reliability standards, are easily adapted to the commercial transportation marketplace. Our aircraft voice recorders, designed to meet FAA requirements, have been successfully marketed to the cruise ship, marine shipping and railroad industries. Similarly, our state-of-the-art power propulsion products, originally designed for the U.S. Navy, meet the needs of commuter railroads, including Philadelphia's regional rail system and New York City's Metropolitan Transportation Authority. Our explosive detection system, the eXaminer 3DX (Trade Mark) 6000, enables the rapid scanning of passenger checked baggage at airports using state-of-the-art technology.

   Communications. The wireless communications technology we developed for our military customers also meets the needs of a growing commercial marketplace for technologically advanced communications products. Some of the products we have developed or are developing to exploit this market include wireless loop products, transceivers, LMDS, compression products, remote sensing internet networks, microwave links and products for microwave base stations. Our fixed wireless loop products are an example of our expanding involvement in the commercial communications industry.

Using synchronous CDMA technology that supports terrestrial, space, fixed and mobile communications, we produce wireless loop equipment for use in areas that do not have an adequate telecommunications infrastructure, including emerging market countries and customers in rural areas.

   In the expanding broadband wireless commercial communications market, we also have developed a broad assortment of other products including transponders, payloads, uplinks, downlinks, fly-away SATCOM terminals, telemetry tracking and control and test equipment and waveform generators.

BACKLOG AND ORDERS

   We define funded backlog as the value of contract awards received from the U.S. Government, which the U.S. Government has appropriated funds, plus the value of contract awards and orders received from customers other than the U.S. Government, which have yet to be recognized as sales. Our funded backlog as of December 31, 2000 was $1,354.0 million and as of December 31, 1999 was $1,003.7 million. We expect to record as sales approximately 72.0% of our funded backlog as of December 31, 2000 during 2001. However, there can be no assurance that our backlog will become sales in any particular period, if at all. Our funded orders for the year ended December 31, 2000 was $2,013.7 million, for the year ended December 31, 1999 was $1,423.1 million and for the year ended December 31, 1998 was $1,057.0 million.

   Our funded backlog does not include the full value of our contract awards including those pertaining to multi-year, cost-plus reimbursable contracts, which are generally funded on an annual basis. Funded backlog also excludes the sales value of unexercised contract options that may be exercised by customers under existing contracts and the sales value of purchase orders that may be issued under indefinite quantity contracts or basic ordering agreements.

MAJOR CUSTOMERS

   For the year ended December 31, 2000, direct and indirect sales to the DoD provided 62.7% of our sales, and sales to commercial, foreign governments and U.S. Government agencies other than the DoD provided 37.3% of our sales.

   Our government sales are predominantly derived from contracts with agencies of, and prime contractors to, the U.S. Government. Various U.S. Government agencies and contracting entities exercise independent purchasing decisions. Therefore, we do not regard sales to the U.S. Government generally as constituting sales to one customer. Instead, we regard each contracting entity as a separate customer. As of December 31, 2000, we had approximately 600 contracts each with a value exceeding $1.0 million. For the year ended December 31, 2000, sales to our five largest customers amounted to $196.3 million or 10.3% of our sales. We are working to grow our relationships with our major commercial customers, and believe that we have established a competitive position in the markets that we have entered.

RESEARCH AND DEVELOPMENT

   We conduct research and development activities that consist of projects involving basic research, applied research, development, and systems and other concept studies. We employ scientific, engineering and other personnel to improve our existing product lines and develop new products and technologies. As of December 31, 2000, we employed approximately 5,600 engineers, a substantial portion of whom held advanced degrees. Company-funded research and development costs including bid and proposal costs were $101.9 million for 2000, $76.1 million for 1999 and $59.9 million for 1998. Customer-funded research and development were $299.3 million for 2000, $226.3 million for 1999 and $181.4 million for 1998.

COMPETITION

   We encounter intense competition in all of our businesses. We believe that we are a significant supplier of many of the products that we manufacture and services we provide in our defense and government businesses, as well as in our commercial activities.

 Defense and Government Business

   Our ability to compete for defense contracts depends on a variety of factors, including:

   o the effectiveness and innovation of our research and development programs;

   o our ability to offer better program performance than our competitors at a lower cost; and

   o the availability of our facilities, equipment and personnel to undertake the programs for which we compete.

   In some instances, programs are sole-source or work directed by the customer to a single supplier. In such cases, there may be other suppliers who have the capability to compete for the programs involved, but they can only enter or reenter the market if the customer chooses to reopen the particular program to competition. Competitive contracts accounted for approximately 39% of our total sales for the year ended December 31, 2000. The majority of our sales are derived from contracts with the U.S. Government and its prime contractors, which are principally awarded on the basis of negotiations or competitive bids.

   We compete with various industrial firms, some of which have substantially greater resources than we have available to us. Several of these companies are listed below. We do not believe that any of these individual competitors, nor any small number of these competitors together, are dominant in any of our business areas.

   o      CAE Electronics Ltd.;

   o      Cubic Corporation;

   o      Eaton Corporation;

   o      Harris Corporation;

   o      Motorola, Inc.;

   o      Scientific-Atlanta, Inc.;

   o      Thomson Marconi Sonar Ltd.;

   o      Titan Corporation; and

   o      TRW Inc.

   We believe that we will continue to be a successful participant in the business areas in which we compete, based upon the quality and cost competitiveness of our products and services.

 Commercial Activities

   Our commercial activities have become an increasingly significant portion of our business mix, and comprised 25.2% of our total sales for the year ended December 31, 2000. Our ability to compete for commercial business depends on a variety of factors, including:

   o      brand recognition;

   o      customer relationships, service and support;

   o      pricing;

   o      product features and performance; and

   o      reliability, scalability and compatibility.

   In these markets, we compete with various companies, several of which are listed below.

   o      Agilent Technologies, Inc.;

   o      Globecomm Systems, Inc.;

   o      Honeywell Inc.;

   o      Smiths Industries; and

   o      ViaSat, Inc.

   We believe that our sales in these business areas will continue to grow as a percentage of our total sales, even though several of our competitors may have greater resources and technologies than we have available to us.

PATENTS AND LICENSES

   Although we own some patents and have filed applications for additional patents, we do not believe that our operations depend upon our ownership of patents. In addition, our U.S. Government contracts generally permit us to use patents owned by others. Similar provisions in U.S. Government contracts awarded to other companies make it impossible for us to prevent the use of our patents in most domestic work performed by other companies for the U.S. Government.

CONTRACTS

   A significant portion of our sales are derived from strategic, long-term programs and from programs for which we are the incumbent supplier or have been the sole provider for many years. Approximately 61% of our sales for the year ended December 31, 2000, were generated from sole-source contracts. Our customer satisfaction and performance record are evidenced by our receipt of performance-based award fees exceeding 90% of the available award fees on average during the year ended December 31, 2000. We believe that our customers will award long-term, sole-source, outsourcing contracts to the most capable merchant supplier in terms of quality, responsiveness, design, engineering and program management support as well as cost. As a consequence of our strong competitive position, for the year ended December 31, 2000, we won contract awards in excess of 57.0% on new competitive contracts that we bid on, and in excess of 90.0% of the contracts for which we were the incumbent supplier.

   We have a diverse business mix with limited reliance on any single program, a balance of cost plus and fixed price contracts, a significant sole-source follow-on business and an attractive customer profile. For the year ended December 31, 2000, 28.6% of our sales were generated from cost plus contracts and 71.4% from fixed price contracts, providing us with a mix of predictable profitability (cost plus) and higher profit margin (fixed price) business. In a fixed price contract, the price is not subject to adjustment based on cost incurred to perform the required work under the contract. In a cost plus contract, we are reimbursed for allowable incurred costs plus a fee, which may be fixed or variable depending on the contract arrangement. The price on a cost plus contract is based on allowable cost incurred, but generally is subject to contract funding limitations.

   Under firm fixed price contracts we agree to perform for a predetermined contract price. Although our fixed price contracts generally permit us to keep profits if costs are less than projected, we bear the risk that increased or unexpected costs may reduce profit or cause us to sustain losses on the contracts. Generally, firm fixed price contracts offer higher margins than cost plus type contracts. All domestic defense contracts and subcontracts to which we are a party are subject to audit, various profit and cost controls and standard provisions for termination at the convenience of the U.S. Government. Upon termination other than for a contractor's default, the contractor will normally be entitled to reimbursement for allowable costs and an allowance for profit. Foreign defense contracts generally contain comparable provisions permitting termination at the convenience of the government. To date, none of our significant fixed price contracts have been terminated.

   Companies supplying defense-related equipment to the U.S Government are subject to certain additional business risks peculiar to that industry. Among these risks are the ability of the U.S. Government to unilaterally suspend a company from new contracts pending resolution of alleged violations of procurement laws or regulations. Other risks include a dependence on appropriations by the U.S. Government, changes in the U.S. Government's procurement policies (such as greater emphasis on competitive procurements) and the need to bid on programs in advance of design completion. A reduction in expenditures by the U.S. Government for products and services of the type we manufacture and provide, lower margins resulting from increasingly competitive procurement policies, a reduction in the volume of contracts or subcontracts awarded to us or substantial cost overruns could have an adverse effect on us.

ENVIRONMENTAL MATTERS

   Our operations are subject to various U.S. federal, state and local as well as certain foreign environmental laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of certain materials, substances and wastes used in our operations. We continually assess our obligations and compliance with respect to these requirements. We have also assessed the risk of environmental contamination on various manufacturing facilities of our acquired businesses and, where appropriate, have obtained indemnification, either from the sellers of those acquired businesses or through pollution liability insurance. We believe that our current operations are in substantial compliance with all existing applicable environmental laws and permits. We believe our current expenditures will allow us to continue to be in compliance with applicable environmental laws and regulations. While it is difficult to determine the timing and ultimate cost to be incurred in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which we are aware, we believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to our consolidated results of operations.

   We continually assess our obligations and compliance with these requirements. We believe that our operations are in substantial compliance with all applicable environmental laws and permits. We do not expect to incur any material expenditures to maintain our compliance with applicable environmental laws and regulations.

PENSION PLANS

   In connection with our acquisition of the predecessor company, we assumed certain liabilities relating to defined benefit pension plans for present and former employees and retirees of certain businesses which were transferred from Lockheed Martin to us. Prior to the consummation of our acquisition of the predecessor company, Lockheed Martin received a letter from the Pension Benefit Guaranty Corporation (the "PBGC") which requested information regarding the transfer of such pension plans and indicated that the PBGC believed certain of such pension plans were underfunded using the PBGC's actuarial assumptions. The PBGC assumptions result in a larger liability for accrued benefits than the assumptions used for financial reporting under Statement of Financial Accounting Standards No. 87. The PBGC underfunding is related to the Communication Systems -- West and Aviation Recorders pension plans (the "Subject Plans").

   With respect to the Subject Plans, Lockheed Martin entered into an agreement (the "Lockheed Martin Commitment") among Lockheed Martin, L-3 Communications and the PBGC dated as of April 30, 1997. The material terms and conditions of the Lockheed Martin Commitment include a commitment by Lockheed Martin to the PBGC to, under certain circumstances, assume sponsorship of the Subject Plans or provide another form of financial support for the Subject Plans. The Lockheed Martin Commitment will continue with respect to any Subject Plan until such time as such Subject Plan is no longer underfunded on a PBGC basis for two consecutive years or, at any time after May 31, 2002, the Company achieves investment grade credit ratings. Pursuant to the Lockheed Martin Commitment, the PBGC agreed that it would take no further action in connection with the L-3 Acquisition.

   Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Such a triggering event occurred in 1998, but reversed in 1999, relating to a decrease in the PBGC-mandated discount rate in 1998 that had resulted in an increase in the underlying liability. We notified Lockheed Martin of the 1998 triggering event, and in February 1999, Lockheed Martin informed the Company that it had no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but L-3 Communications would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

EMPLOYEES

   As of December 31, 2000, we employed approximately 14,000 full-time and part-time employees, the majority of whom are located in the United States. Of these employees, approximately 10.9% are covered by 23 separate collective bargaining agreements with various labor unions. We have a continuing need for skilled and professional personnel to meet contract schedules and obtain new and ongoing orders for our products. We believe that relations with our employees are good.

PROPERTIES

   As of December 31, 2000, we operated at 198 facilities serving a variety of manufacturing, administrative and sales functions. Of these, we owned space at 27 locations, aggregating approximately 1.1 million square feet, and we leased space at 171 locations, aggregating approximately 4.5 million square feet.

   The table below presents certain information with respect to our significant facilities and properties as of December 31, 2000.

                  LOCATION                     OWNED   LEASED
-------------------------------------------- -------  --------
                                                (THOUSANDS OF
                                                SQUARE FEET)
L-3 Headquarters, New York, NY ..............     --     35.4
L-3 Washington Operations, Arlington, VA ....     --      6.3
SECURE COMMUNICATION SYSTEMS:
 Camden, NJ .................................     --    580.6
 Arlington, TX ..............................   82.5    182.6
 Salt Lake City, UT .........................     --    497.5
 Orlando, FL ................................     --    153.6
SPECIALIZED COMMUNICATION PRODUCTS:
 Anaheim, CA ................................  293.6    242.0
 Folsom, CA .................................     --     57.5
 Menlo Park, CA .............................     --     93.1
 San Diego, CA ..............................  196.0     68.9
 Sylmar, CA .................................     --    253.0
 Ocala, FL ..................................  112.0       --
 Sarasota, FL ...............................     --    143.7
 Alpharetta, GA .............................   93.0       --
 Concord, MA ................................     --     60.0
 Newburyport, MA ............................     --     82.5
 Teterboro, NJ ..............................     --    250.0
 Binghamton, NY .............................     --    428.0
 Hauppauge, NY ..............................   90.0    149.9
 Newton, PA .................................   78.0       --
 Philadelphia, PA ...........................     --    230.0
 Kiel, Germany ..............................     --     67.2
 Leer, Germany ..............................     --     26.5

LEGAL PROCEEDINGS

   From time to time we are involved in legal proceedings arising in the ordinary course of our business. We believe we have adequately reserved for these liabilities and that there is no litigation pending that could have a material adverse effect on our results of operations and financial condition.

   On December 27, 2000, we filed a complaint against Raytheon and Raytheon Technical Services Company in the Court of Chancery for the State of Delaware in and for New Castle County, alleging that Raytheon failed to disclose material liabilities in connection with the sale of the Training Devices and Training Service businesses ("TDTS") to us in February 2000. Specifically, the complaint alleges that Raytheon misrepresented the financial liabilities associated with the U.S. Army Aviation

Combined Arms Tactical Trainer ("AVCATT") contract which will cause us to incur damages of approximately $100 million. We assumed the AVCATT contract as part of our acquisition of TDTS from Raytheon which was completed in February 2000. The complaint seeks rescission of the TDTS Asset Purchase and Sale Agreement and, alternatively, rescission of the AVCATT contract, rescissory damages and damages for breach of contract.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


   The following table provides information concerning the directors and executive officers of L-3 Holdings as of March 31, 2001:


           NAME            AGE                         POSITION
------------------------  ----- -----------------------------------------------------
Frank C. Lanza...........   69  Chairman, Chief Executive Officer and Director
Robert V. LaPenta........   55  President, Chief Financial Officer and Director
Christopher C. Cambria ..   42  Senior Vice President--General Counsel and Secretary
Michael T. Strianese ....   45  Senior Vice President--Finance
Jimmie V. Adams..........   64  Vice President--Washington D.C. Operations
David T. Butler III......   44  Vice President--Planning
Lawrence W. O'Brien......   51  Vice President--Treasurer
Joseph S. Paresi.........   45  Vice President--Product Development
Robert W. RisCassi.......   65  Vice President--Washington D.C. Operations
Charles J. Schafer.......   53  Vice President--Business Operations
Jill J. Wittels..........   51  Vice President--Business Development
Ralph G. D'Ambrosio......   33  Controller
David J. Brand(1)........   39  Director
Thomas A. Corcoran.......   56  Director
Alberto M. Finali........   46  Director
Robert B. Millard(2) ....   50  Director
John E. Montague(2)......   46  Director
John M.
 Shalikashvili(1)........   64  Director
Arthur L. Simon(1).......   69  Director
Alan H. Washkowitz(2) ...   60  Director

------------
(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.

   Frank C. Lanza, Chairman and Chief Executive Officer. Mr. Lanza joined us in April 1997. From April 1996, when Loral was acquired by Lockheed Martin Corporation, until April 1997, Mr. Lanza was Executive Vice President of Lockheed Martin Corporation, a member of Lockheed Martin Corporation's Executive Council and Board of Directors and President and Chief Operating Officer of Lockheed Martin Corporation's C(3)I (command, control, communications and intelligence) and Systems Integration Sector, which comprised many of the businesses acquired by Lockheed Martin Corporation from Loral. Prior to the April 1996 acquisition of Loral, Mr. Lanza was President and COO of Loral, a position he held since 1981. He joined Loral in 1972 as President of its largest division, Electronic Systems. His earlier experience was with Dalmo Victor and Philco Western Development Laboratory.

   Robert V. LaPenta, President and Chief Financial Officer. Mr. LaPenta joined us in April 1997. From April 1996, when Loral was acquired by Lockheed Martin Corporation, until April 1997, Mr. LaPenta was a Vice President of Lockheed Martin Corporation and was Vice President and Chief Financial Officer of Lockheed Martin Corporation's C(3)I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he was Loral's Senior Vice President and Controller, a position he held since 1981. He joined Loral in 1972 and was named Vice President and Controller of its largest division in 1974. He became Corporate Controller in 1978 and was named Vice President in 1979. Mr. LaPenta is on the Board of Directors of Core Software and on the Board of Trustees of Iona College, and the American College of Greece.

   Christopher C. Cambria, Senior Vice President -- General Counsel and Secretary. Mr. Cambria became a Senior Vice President in March 2001. He joined us in June 1997 as Vice President --

General Counsel and Secretary. He became a Senior Vice President in March 2001. From 1994 until joining the Company, Mr. Cambria was an associate with Fried, Frank, Harris, Shriver & Jacobson. From 1986 until 1993, he was an associate with Cravath, Swaine & Moore.

   Michael T. Strianese, Senior Vice President -- Finance. Mr. Strianese became a Senior Vice President in March 2001. He joined us in April 1997 as Vice President -- Finance and Controller. He became a Senior Vice President in March 2001 and was our Controller until July 2000. From April 1996, when Loral was acquired by Lockheed Martin Corporation, until April 1997, Mr. Strianese was Vice President and Controller of Lockheed Martin Corporation's C(3)I and Systems Integration Sector. From 1991 to the April 1996 acquisition of Loral, he held various financial positions with Loral. Mr. Strianese is a Certified Public Accountant.

   Jimmie V. Adams, Vice President -- Washington, D.C. Operations. General Jimmie V. Adams (U.S.A.F.-ret.) joined us in May 1997. From April 1996 until April 1997, he was Vice President of Lockheed Martin Corporation's Washington Operations for the C(3)I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position at Loral since 1993. Before joining Loral in 1993, he was Commander in Chief, Pacific Air Forces, Hickam Air Force Base, Hawaii, capping a 35-year career with the U.S. Air Force. He was also Deputy Chief of Staff for plans and operation for U.S. Air Force headquarters and Vice Commander of Headquarters Tactical Air Command and Vice Commander in Chief of the U.S. Air Forces Atlantic at Langley Air Force Base. He is a command pilot with more than 141 combat missions.

   David T. Butler III, Vice President -- Planning. Mr. Butler became our Vice-President -- Planning in December 2000. He joined us in 1997 as our corporate director of planning and strategic development. Prior to joining us, he was the controller for Lockheed Martin Fairchild Systems from 1996 to 1997. Prior to the acquisition of Loral, Mr. Butler was controller of Loral Fairchild Systems from 1992 to 1996. From 1981 to 1992 Mr. Butler held a number of financial positions with Loral Electronic Systems.

   Lawrence W. O'Brien, Vice President -- Treasurer. Mr. O'Brien joined us in June 1997. Prior to joining us, he was the Vice President and Treasurer of Pechiney Corporation, the North American arm of the Pechiney Group of France, where he held a number of financial positions since 1981.

   Joseph S. Paresi, Vice President -- Product Development. Mr. Paresi joined us in April 1997. From April 1996 until April 1997, Mr. Paresi was Corporate Director of Technology for Lockheed Martin Corporation's C(3)I and System Integration Sector. Prior to the April 1996 acquisition of Loral, Mr. Paresi was Corporate Director of Technology for Loral, a position he held since 1993. From 1978 to 1993, Mr. Paresi was a Systems Engineer, Director of Marketing and Director of International Programs at Loral Electronic Systems.

   Robert W. RisCassi, Vice President -- Washington, D.C. Operations. General Robert W. RisCassi (U.S. Army-ret.) joined us in April 1997. From April 1996 until April 1997, he was Vice President of Land Systems for Lockheed Martin Corporation's C(3)I and Systems Integration Sector. Prior to the April 1996 acquisition of Loral, he had held the same position for Loral since 1993. He joined Loral in 1993 after retiring as U.S. Army Commander in Chief, United Nations Command/Korea. His 35-year military career included posts as Army Vice Chief of Staff; Director, Joint Staff, Joint Chiefs of Staff; Deputy Chief of Staff for Operations and Plans; and Commander of the Combined Arms Center. General RisCassi is currently a director of Alliant Techsystems Inc.

   Charles J. Schafer, Vice President -- Business Operations and President of the Products Group. Mr. Schafer joined us in August 1998 as Vice President -- Business Operations and was appointed President of our Products Group in September 1999. Prior to August 1998, he was President of Lockheed Martin's Tactical Defense Systems Division, a position he also held at Loral since September 1994. Prior to the April 1996 acquisition of Loral, Mr. Schafer held various executive positions with Loral, which he joined in 1984.

   Jill J. Wittels, Vice President -- Business Development. Dr. Wittels joined us in February 2001. From July 1998 to February 2001, Dr. Wittels was Vice President and General Manager for the

Information and Electronic Warfare Systems/Infrared Imaging Systems Division of BAE Systems, formerly a division of Lockheed Martin Corporation and its predecessors, Loral Corporation and Honeywell Inc. Between November 1979 and July 1998, she held a variety of positions at Infrared Imaging Systems. Dr. Wittels began her career as a physicist and has also served as a Congressional Fellow for the American Physical Society, a research associate at Massachusetts Institute of Technology and a senior visiting scientist for the National Academy of Sciences. Dr. Wittels serves on the Board of Overseers for the Department of Energy's Fermi National Accelerator Laboratory and is a member of the American Physical Society.


   Ralph G. D'Ambrosio, Controller. Mr. D'Ambrosio became Controller in August 2000. He joined us in August 1997, and until July 2000 was our Assistant Controller. Prior to joining us, he was a senior manager at Coopers & Lybrand L.L.P., where he held a number of positions since 1989. Mr. D'Ambrosio is a Certified Public Accountant.

   David J. Brand, Director. Mr. Brand has served as one of our directors since April 1997 and is a member of the audit committee. Mr. Brand is a Managing Director of Lehman Brothers Holdings Inc. and a principal in the Global Mergers & Acquisitions Group, leading Lehman Brothers' Technology Mergers and Acquisitions business. Mr. Brand joined Lehman Brothers in 1987 and has been responsible for merger and corporate finance advisory services for many of Lehman Brothers' technology and defense industry clients. Mr. Brand is currently a director of K&F Industries, Inc.

   Thomas A. Corcoran, Director. Mr. Corcoran has served as one of our directors since July 1997. Mr. Corcoran is president of Corcoran Enterprises, a private management consulting firm. Mr. Corcoran was the President and Chief Executive Officer of Allegheney Teledyne Incorporated from October 1999 to December 2000. From October 1998 to September 1999, he was President and Chief Operating Officer of the Space & Strategic Missiles Sector of Lockheed Martin Corporation. From March 1995 to September 1998 he was the President and Chief Operating Officer of the Electronic Systems Sector of Lockheed Martin Corporation. From 1993 to 1995, Mr. Corcoran was President of the Electronics Group of Martin Marietta Corporation. Prior to that he worked for General Electric for 26 years and from 1983 to 1993 he held various management positions with GE Aerospace and was a company officer from 1990 to 1993. Mr. Corcoran is a member of the Board of Trustees of Worcester Polytechnic Institute, the Board of Trustees of Stevens Institute of Technology, a director of REMEC Corporation.

   Alberto M. Finali, Director. Mr. Finali has served as one of our directors since April 1997 and is a Managing Director of Lehman Brothers and principal of the Merchant Banking Group, based in New York. Prior to joining the Merchant Banking Group, Mr. Finali spent four years in Lehman Brothers' London office as a senior member of the M&A Group. Mr. Finali joined Lehman Brothers in 1987 as a member of the M&A Group in New York and became a Managing Director in 1997. Prior to joining Lehman Brothers, Mr. Finali worked in the Pipelines and Production Technology Group of Bechtel, Inc. in San Francisco. Mr. Finali is currently a director of CP Kelco ApS.

   Robert B. Millard, Director. Mr. Millard has served as one of our directors since April 1997 and is a Managing Director of Lehman Brothers, head of Lehman Brothers' Principal Trading & Investments Group and principal of the Merchant Banking Group. He is also a member of the Compensation Committee. Mr. Millard joined Kuhn Loeb & Co. in 1976 and became a Managing Director of Lehman Brothers in 1983. Mr. Millard is currently a director of GulfMark International, Kirch Media GmbH and Weatherford International, Inc.

   John E. Montague, Director. Mr. Montague has served as one of our directors since April 1997 and is a member of the compensation committee. He has been Vice President and Chief Financial Officer of Lockheed Martin Corporation Global Telecommunications, Inc., a wholly owned subsidiary of Lockheed Martin Corporation, since September 1998. He served as Vice President, Financial Strategies at Lockheed Martin Corporation responsible for mergers, acquisitions and divestiture activities and shareholder value strategies from March 1995 until September 1998. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation from

1991 to 1995. From 1988 to 1991, he was Director of Corporate Development at Martin Marietta Corporation, which he joined in 1977 as a member of the engineering staff. Mr. Montague is a director of Rational Software Corporation, Lockheed Martin Intersputnik and Asian Cellular Satellite Systems, Inc.

   John M. Shalikashvili, Director. General Shalikashvili (U.S. Army-ret.) has served as one of our directors since August 1998 and is the chairman of the audit committee. General Shalikashvili is an independent consultant and a Visiting Professor at Stanford University. Prior to his appointment, he was the senior officer of the United States military and principal military advisor to the President of the United States, the Secretary of Defense and National Security Council in his capacity as the thirteenth Chairman of the Joint Chiefs of Staff, Department of Defense, for two terms from 1993 to 1997. Prior to his tenure as Chairman of the Joint Chiefs of Staff, he served as the Commander in Chief of all United States forces in Europe and as NATO's tenth Supreme Allied Commander, Europe (SACEUR). He has also served in a variety of command and staff positions in the continental United States, Alaska, Belgium, Germany, Italy, Korea, Turkey and Vietnam. Mr. Shalikashvili is currently a director of The Boeing Company, Frank Russell Trust Company, and United Defense Industries, Inc.

   Arthur L. Simon, Director. Mr. Simon has served as one of our directors and member of the Audit Committee since April 2000 and is an independent consultant. From 1968 until 1994, Mr. Simon was a partner at Coopers & Lybrand L.L.P. He is a Director of Loral Space & Communications, Inc. and Globalstar Telecommunications Limited.

   Alan H. Washkowitz, Director. Mr. Washkowitz has served as one of our directors since April 1997 and is a Managing Director of Lehman Brothers and head of the Merchant Banking Group, and is responsible for the oversight of Lehman Brothers Merchant Banking Portfolio Partnership L.P. He is also a member of the compensation committee. Mr. Washkowitz joined Lehman Brothers in 1978 when Kuhn Loeb & Co. was acquired by Lehman Brothers. Mr. Washkowitz is currently a director of CP Kelco ApS, K&F Industries, Inc. and P&L Coal Holdings.

   Our certificate of incorporation provides for a classified board of directors divided into three classes. Class I will expire at the annual meeting of the stockholders to be held in 2002; Class II will expire at the annual meeting of the stockholders to be held in 2001; and Class III will expire at the annual meeting of the stockholders to be held in 2003. At each annual meeting, our stockholders will elect the successors to directors whose terms will then expire to serve from the time of election and qualification until the third annual meeting following election and until their successors have been elected and qualified, or until their earlier resignation or removal, if any. Increases or decreases in the number of directorships will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

   Our executive officers and key employees serve at the discretion of our board of directors.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

   Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors and two standing committees: the audit committee and the compensation committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. We have no nominating committee or similar committee. Each executive officer serves at the discretion of the board of directors. During the fiscal year ended December 31, 2000, the board of directors held four regularly scheduled meetings and one special meeting.

   The audit committee currently consists of Messrs. Brand, Shalikashvili (Chairman) and Simon. This committee is responsible generally for recommending to the board of directors the independent accountants to be nominated to audit our financial statements; approving the compensation of the independent accountants; meeting with our independent accountants to review the proposed scope of the annual audit of our financial statements; reviewing the findings of the independent accountants with respect to the annual audit; and reviewing with management and the independent accountants our periodic reports prior to our filing them with the SEC and reporting annually to the board of directors with respect thereto.

   The compensation committee consists of Messrs. Millard (Chairman), Montague and Washkowitz. This committee is responsible for administering L-3 Holdings' 1997 Stock Option Plan for Key Employees (the "1997 Plan") and L-3 Holdings' 1999 Long Term Performances Plan (the "1999 Plan") and has limited authority to adopt amendments to those plans. This Committee is also responsible for recommending to the board of directors the salaries to be paid to our Chief Executive Officer and President, and reviewing and approving the Chief Executive Officer's and the President's other annual cash compensation and long-term incentives and the total compensation to be paid to certain of our other officers.

COMPENSATION OF DIRECTORS

   The directors who are also our employees or employees of our subsidiaries or affiliates do not receive compensation for their services as directors. The non-affiliated directors receive annual compensation of $30,000 for service on the board of directors, of which $25,000 is paid in cash, and $5,000 is paid in shares of our common stock. In addition, non-affiliated directors receive an annual stock option grant of 1,500 shares of our common stock, which will vest in three equal annual installments. The non-affiliated directors are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. In addition, the non-affiliated directors will be compensated $1,000 per meeting attended, including committee meetings, up to a maximum of $2,000 per day.

   Non-affiliated directors may defer up to 100 percent of the cash portion of the compensation (including meeting fees) otherwise payable to the director. Subject to certain limitations, a participating director's deferred compensation will be distributed in a lump sum on, or distribution in annual installments commencing on, the 30th day following the date he or she ceases to be a director. Deferral elections are irrevocable during any calendar year and must be made before the beginning of the calendar year in which compensation is earned. Earnings are accrued on deferred amounts. Depending on a director's investment election, deferred amounts earn interest at a rate based on the 90-day U.S. Government Treasury Bill or the performance of our common stock.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

   The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer and each of our four other most highly compensated executive officers who served in such capacities as of December 31, 2000, collectively referred to herein as the named executive officers, for services rendered to us during each of the last three years.

                                                                       LONG TERM
                                                                  COMPENSATION AWARDS
                                                                  -------------------
                                            ANNUAL COMPENSATION       SECURITIES         ALL OTHER
                                          ----------------------   UNDERLYING STOCK     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR   SALARY ($)  BONUS ($)      OPTIONS (#)          ($)(1)
---------------------------------  ------ ----------  ----------  -------------------  ---------------
Frank C. Lanza                      2000    $750,000   $500,000            --             $  6,858
 (Chairman and Chief Executive      1999     750,000    200,000            --                9,536
 Officer).........................  1998     750,000         --            --               11,341
Robert V. LaPenta                   2000     500,000    400,000            --               32,907
 (President and Chief Financial     1999     500,000    200,000            --               27,900
 Officer).........................  1998     500,000         --            --               27,591
Christopher C. Cambria              2000     228,025    225,000            --               10,827
 (Senior Vice President,            1999     207,000    190,000        47,500                7,317
 Secretary and General Counsel)  .  1998     190,000    140,000            --                7,351
Michael T. Strianese                2000     209,673    225,000            --               73,515
 (Senior Vice President, Finance)   1999     180,000    175,000        47,500               69,969
                                    1998     165,000    140,000            --               69,993
Charles J. Schafer
 (Vice President, Business          2000     230,000    175,000            --              118,368
 Operations and President of the    1999     212,608     85,000        22,500              215,873
 Products Group) .................  1998      69,600     75,000        20,000              135,925

------------

(1) Amounts for the year ended December 31, 2000 include: (a) our matching contributions of $6,800 under our savings plan for Messrs. LaPenta, Cambria, Strianese and Schafer; (b) the value of supplemental life insurance programs in the amounts of $6,858 for Mr. Lanza, $26,107 for Mr. LaPenta, $4,027 for Mr. Cambria, $6,715 for Mr. Strianese and $8,568 for Mr. Schafer; (c) a special bonus of $60,000 for Mr. Strianese related to our formation and (d) an employment signing bonus of $103,000 for Mr. Schafer.

                      OPTION GRANTS IN LAST FISCAL YEAR

   There were no options to purchase common stock granted in fiscal year 2000 to our named executive officers.

                               OPTION EXERCISES
                      AND FISCAL YEAR-END OPTION VALUES

   The following table provides information on options to purchase our common stock that were exercised during fiscal year 2000 by our named executive officers; the total numbers of exercisable and non-exercisable options to purchase our common stock owned by our named executive officers at December 31, 2000, and the aggregate dollar value of such options that were in-the-money at December 31, 2000.

                                                                                                    VALUE OF
                                                                     NUMBER OF                    UNEXERCISED
                                                               SECURITIES UNDERLYING              IN-THE-MONEY
                                    SHARES                      UNEXERCISED OPTIONS                OPTIONS AT
                                   ACQUIRED      VALUE        AT FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(1)
                                      ON        REALIZED   ----------------------------- -----------------------------
NAME AND PRINCIPAL POSITION      EXERCISE(#)      ($)       EXERCISABLE UNEXERCISABLE(2)  EXERCISABLE UNEXERCISABLE(2)
-------------------------------  ----------- ------------  -------------  --------------  -------------  --------------
Frank C. Lanza
 (Chairman and Chief Executive
 Officer) ......................        --             --     685,714        228,572      $48,363,408    $16,121,183
Robert V. LaPenta
 (President and Chief Financial
 Officer) ......................   100,000     $4,349,875     585,714        228,572       41,310,408     16,121,183
Christopher C. Cambria
 (Senior Vice President,
 Secretary and General
 Counsel).......................     6,600        313,079      29,234         31,666        1,558,045      1,225,809
Michael T. Strianese
 (Senior Vice President,
 Finance).......................    12,000        555,860      35,834         34,666        1,914,833      1,390,809
Charles J. Schafer
 (Vice President, Business
 Operations and President of
 the Products Group) ...........     4,000        124,750      17,500         21,000          846,250        922,500

------------
(1) In accordance with SEC rules, the values of the in-the-money options were calculated by subtracting the exercise prices of the options from the December 29, 2000 closing stock price of our common stock of $77.00.
(2) These options are unexercisable because they have not yet vested under their terms.

PENSION PLAN

   The following table shows the estimated annual pension benefits payable under the L-3 Communications Corporation Pension Plan and Supplemental Employee Retirement Plan to a covered participant upon retirement at normal retirement age, based on career average compensation (salary and bonus) and years of credited service.

     AVERAGE                             YEARS OF CREDITED SERVICE
  COMPENSATION   -------------------------------------------------------------------------
 AT RETIREMENT       5         10         15        20         25        30         35
---------------  --------- ---------  --------- ---------  --------- ---------  ---------
$ 300,000.......  $19,048   $ 34,317   $ 46,563  $ 60,535   $ 71,839    80,981    88,348
 400,000........   25,701     46,308     62,837    81,621     96,789   109,031   118,885
 500,000........   32,352     58,297     79,109   102,708    121,740   137,082   149,424
 600,000........   39,004     70,289     95,386   123,797    146,688   165,130   179,959
 700,000........   45,655     82,275    111,654   144,881    171,638   193,179   210,495
 800,000........   52,308     94,268    127,931   165,969    196,588   221,226   241,031
 900,000........   58,961    106,258    144,204   187,055    221,534   249,274   271,563
 1,000,000......   65,612    118,247    160,476   208,141    246,483   277,322   302,100
 1,100,000......   72,264    130,236    176,749   229,229    271,435   305,375   332,639
 1,200,000......   78,915    142,225    193,022   250,314    296,384   333,421   363,173
 1,300,000......   85,567    154,215    209,295   271,402    321,334   361,472   393,710
 1,400,000......   92,219    166,205    225,568   292,487    346,280   389,518   424,245
 1,500,000......   98,871    178,195    241,841   313,574    371,230   417,569   454,782


   As of December 31, 2000, the current annual compensation and current years of credited service (including for Messrs. LaPenta and Strianese, years of credited service as an employee of Loral and Lockheed Martin) for each of the following persons were: Mr. Lanza, $950,000 and 4 years; Mr. LaPenta, $700,000 and 29 years; Mr. Strianese, $384,673 and 11 years; Mr. Cambria, $418,025 and 4 years; and Mr. Schafer, $315,000 and 2 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the 2000 fiscal year, Messrs. Robert Millard, John Montague and Alan Washkowitz served as members of the compensation committee of the board of directors. None of these individuals served as an officer or employee of us or any of our subsidiaries. Messrs. Millard and Washkowitz are limited partners of Lehman Brothers Capital Partners III, L.P., one of our stockholders.

   Pursuant to a Stockholders Agreement entered into in connection with our incorporation and described under "Certain Relationships and Related Transactions--Stockholders Agreement", the Lehman Partnership has the right, from time to time subject to certain conditions, to require L-3 Holdings to register under the Securities Act shares of its common stock that the Lehman Partnership holds. The Lehman Partnership has the right to request up to four demand registrations and also has piggyback registration rights. L-3 Holdings has agreed in the Stockholders Agreement to pay expenses in connection with, among other things, (i) up to three demand registrations requested by the Lehman Partnership and (ii) any registration in which the existing stockholders participate through piggyback registration rights granted under such agreement. The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services, other than in connection with cash acquisitions undertaken by us, to L-3 Holdings through April 30, 2002, so long as the Lehman Partnership owns at least 10% of our outstanding common stock. This exclusivity period ended on April 30, 2000, as to cash acquisitions undertaken by L-3. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to us, it will be paid fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

   None of our executive officers serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of L-3 Holdings' board of directors or compensation committee.

STOCK OPTION PLANS

 1999 LONG-TERM PERFORMANCE PLAN

   In April 1999, we adopted the 1999 Plan. Awards under the 1999 Plan may be granted to any of our, or any of our subsidiaries', employees, including any officer, and to any individual who provides services to us or any of our subsidiaries on our behalf or on behalf of any of our subsidiaries. The number of shares authorized for grant of options or awards under this plan was 1,000,000 shares of our common stock.

 1997 STOCK OPTION PLAN

   In April 1997, we adopted the 1997 Plan, which authorizes the compensation committee to grant options to our and our subsidiaries' key employees. The number of shares authorized for grant of options or awards under this plan was 4,255,815 shares of our common stock. The 1997 Plan remains in effect for 10 years following the date of approval.

   On April 30, 1997, we granted each of Messrs. Lanza and LaPenta options to purchase 1,142,857 shares of our common stock at $6.47 per share. See "--Employment Agreements" for a description of the terms of these grants. On April 5, 1999, we amended the performance options previously granted to Mr. Lanza and Mr. LaPenta. The amendment eliminated the performance target acceleration provisions and provided that the unvested portion of the performance options, which aggregated 914,286 options at April 5, 1999, became exercisable as of April 30, 2000. These performance options would have originally vested nine years after the grant date, but would have become exercisable with respect to 20% of the shares subject to such performance options on each of March 2, 1998, April 30, 1999, 2000, 2001 and 2002, to the extent certain targets for our EBITDA were achieved.

   Each employee option was granted pursuant to an individual agreement that provides (i) 33% of shares underlying the option will become exercisable on each of the first three anniversaries of the grant date; (ii) all shares underlying the option will become exercisable upon certain events constituting a change of control; and (iii) the option will expire upon the earliest to occur of (A) the tenth anniversary of the grant date, (B) one year after termination of employment due to the optionee's death or permanent disability, (C) immediately upon termination of the optionee's employment for cause and (D) three months after termination of optionee's employment for any other reason.

   As of December 31, 2000, 420,395 shares in the aggregate of our common stock were available for additional awards that can be granted under the 1997 Plan and the 1999 Plan.

EMPLOYMENT AGREEMENTS

   L-3 Holdings entered into an employment agreement effective on April 30, 1997 with each of Mr. Lanza, Chairman and Chief Executive Officer of L-3 Holdings and L-3 Communications, who will receive a base salary of $750,000 per annum and appropriate executive level benefits, and Mr. LaPenta, President and Chief Financial Officer of L-3 Holdings and L-3 Communications, who will receive a base salary of $500,000 per annum and appropriate executive level benefits. These employment agreements provide for an initial term of five years, and will automatically renew for subsequent one-year periods, unless a party thereto gives notice of its intent to terminate at least 90 days prior to the expiration of the term.

   Upon a termination without cause or resignation for good reason, L-3 Holdings will be obligated, through the end of the term, to (i) continue to pay the base salary and (ii) continue to provide life insurance and medical and hospitalization benefits comparable to those provided to other senior executives; provide, however, that any such coverage shall terminate to the extent that Mr. Lanza or Mr. LaPenta, as the case may be, is offered or obtains comparable benefits coverage from any other employer. The employment agreements provide for confidentiality during employment and at all times thereafter. There is also a noncompetition and non-solicitation covenant which is effective during the employment term and for one year thereafter; provided, however, that if the employment terminates following the expiration of the initial term, the noncompetition covenant will only be effective during the period, if any, that L-3 Holdings pays the severance described above.

   We have granted each of Messrs. Lanza and LaPenta nonqualified options to purchase, at $6.47 per share, 1,142,857 shares of common stock. In each case, half of the options were structured as "time options" and half were structured initially as "performance options," collectively referred to herein as the options. The time options became exercisable with respect to 20% on each of March 2, 1998, April 30, 1999 and April 2000 and will become exercisable with respect to an additional 20% of the shares subject to the time options on each of April 30, 2001 and 2002 if employment continues through and including these dates. The performance options were initially structured to become exercisable nine years after the grant date, but became exercisable earlier if certain targets for our earnings before interest, income taxes, depreciation and amortization were achieved. On April 5, 1999, we amended the performance options to eliminate the performance target acceleration provisions and to provide that the unvested portion of the performance options vest and become exercisable as of April 30, 2000. The option term is ten years through April 30, 2007; except that if (i) the option-holder is fired for cause or resigns without good reason, the options will expire upon termination of employment or (ii) the option-holder is fired without cause, resigns for good reason, dies, becomes disabled or retires, the options will expire one year after termination of employment. Unexercisable options will terminate upon termination of employment, unless acceleration is expressly provided for. Upon a change of control, we may terminate the options, so long as the option-holders are cashed out or permitted to exercise their options prior to this change of control.

   We also have entered into a split-dollar life insurance agreement with Mr. LaPenta. Under the split-dollar agreement, we own and pay the premiums on the life insurance policy, and Mr. LaPenta has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to us as a recovery of our investment.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCKHOLDERS AGREEMENT

   In connection with our incorporation we, Lehman Brothers Capital Partners III, L.P. and certain of its affiliates, Messrs. Lanza and LaPenta and Lockheed Martin entered into the Stockholders Agreement, which terminated upon the completion of our initial public offering, except for the terms relating to:

   o      registration rights;

   o      provision of services to us by Lehman Brothers Inc.; and

   o      the standstill agreement by Lockheed Martin.

   Pursuant to the Stockholders Agreement, at this time Messrs. Lanza and LaPenta and the Lehman Partnership have the right, subject to certain conditions, to require L-3 Holdings to register their shares of common stock under the Securities Act of 1933. The Lehman Partnership has four demand rights and each of Messrs. Lanza and LaPenta has one demand registration right. Lockheed Martin sold all of its shares of our common stock in 1999. In addition, the Stockholders Agreement also provides some existing stockholders with piggyback registration rights. The Stockholders Agreement provides, among other things, that L-3 Holdings will pay expenses incurred in connection with:

   o up to three demand registrations requested by the Lehman Partnership and the two demand registrations requested by each of Messrs. Lanza and LaPenta; and

   o any registration in which those parties participate through piggyback registration rights granted under the agreement.

   The Lehman Partnership sold 2.0 million shares of their common stock of L-3 Holdings through the exercise of their piggyback registration rights in the February 1999 common stock offering of L-3 Holdings.

   The Stockholders Agreement also provides that Lehman Brothers Inc. has the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions undertaken by us, through April 30, 2002, so long as the Lehman Partnership owns at least 10% of our outstanding common stock. In the event that Lehman Brothers Inc. agrees to provide any investment banking services to us, we will pay fees that are mutually agreed upon based on similar transactions and practices in the investment banking industry.

   Under the Stockholders Agreement, Lockheed Martin is subject to a standstill arrangement that expires on April 30, 2002, which generally prohibits its share ownership percentage in L-3 Holdings, if any, from exceeding 34.9%.

TRANSACTIONS WITH CERTAIN AFFILIATES OF OUR STOCKHOLDERS

   None of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.

   As described above, one provision of the Stockholders Agreement gave Lehman Brothers Inc. the exclusive right to provide investment banking services to us, other than in connection with cash acquisitions undertaken by us, through April 2002, so long as the Lehman Partnership owns at least 10% of our common stock. As of March 12, 2001, the Lehman Partnership owned 15.9% of our common stock.

   Lehman Brothers Inc. has entered into various transactions with L-3 Holdings and its subsidiaries. As required by the Stockholders Agreement, all fees paid in connection with such transactions and services were mutually agreed upon and, in our opinion, based on similar transactions and practices in the investment banking industry. We believe that all of these transactions were entered into on terms and conditions at least as favorable to us as they would have been had we entered into these transactions with other investment banks.

 CAPITAL MARKETS SERVICES

   In November and December 2000, Lehman Brothers Inc. was the sole initial purchaser of $300 million of our 5.25% Convertible Senior Subordinated Notes due 2009. In each of these financing transactions, Lehman Brothers Inc. received customary fees, underwriting discounts and commissions.

 SENIOR CREDIT FACILITIES

   In connection with L-3 Communications' $300 million 364-day revolving senior credit facility entered into in April 2000. Lehman Brothers Inc. acted as joint lead arranger and joint book manager and Lehman Commercial Paper Inc. acted as documentation agent, syndicate agent and lender. L-3 Communications entered into this facility after arms-length negotiations and on the same terms with all of the other parties thereunder. During the twelve-month period ended February 28, 2001 Lehman Brothers Inc. and Lehman Commercial Paper Inc. received interest payments and fees under these senior credit facilities totaling approximately $2.7 million.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   As of March 12, 2001, there were 33,953,182 shares of our common stock outstanding. The table below shows beneficial owners of more than five percent of our common stock outstanding before and after giving effect to 3,680,982 shares of our common stock issuable upon conversion of the notes offered in this prospectus.

                                             COMMON STOCK              COMMON STOCK
                                          BENEFICIALLY OWNED        BENEFICIALLY OWNED
                                          PRIOR TO CONVERSION        AFTER CONVERSION
                                       ------------------------- -------------------------
       NAME OF BENEFICIAL OWNER           NUMBER     PERCENTAGE     NUMBER     PERCENTAGE
-------------------------------------  ----------- ------------  ----------- ------------
Lehman Brothers Holdings Inc.
 and certain of its affiliates(1)
 c/o Lehman Brothers Holdings Inc.
 Three World Financial Center
 New York, New York 10285.............  5,398,969       15.9%     5,398,969       14.3%
Citigroup Inc.(2)
 153 East 53rd Street
 New York, New York 10043.............  3,834,025       11.3%     3,834,025       10.2%
Frank C. Lanza(3)
 c/o L-3 Communications Holdings,
 Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016.............  2,425,571        7.1%     2,425,571        6.4%
Robert V. LaPenta(4)
 c/o L-3 Communications Holdings,
 Inc.
 600 Third Avenue, 34th Floor
 New York, New York 10016.............  2,453,223        7.2%     2,453,223        6.5%

------------
(1) Lehman Brothers Holdings, Inc. directly owns 1,251,873 shares of our Common Stock. Lehman Brothers Holdings, Inc. is General Partner and a Limited Partner of Lehman Brothers Capital Partners III, L.P. Lehman Brothers Capital Partners III, L.P. directly owns 3,000,781 shares of our Common Stock. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings Inc. and is the parent of LB I Group Inc. LB I Group Inc. directly owns 1,146,315 shares of our Common Stock. David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Finali, Millard and Washkowitz may be deemed to have shared beneficial ownership of shares of our common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership.
(2) Based on a Schedule 13G filed with the SEC, dated February 14, 2001, in which Citigroup Inc. reported that it had shared voting and dispositive power over 3,834,205 shares of our common stock.
(3) The shares of common stock beneficially owned includes 800,000 shares issuable under employee stock options and exercisable within 60 days of March 12, 2001.
(4) The shares of common stock beneficially owned includes 700,000 shares issuable under employee stock options and exercisable within 60 days of March 12, 2001 and 252 shares allocated to the account of Mr. LaPenta under our savings plans.

SECURITY OWNERSHIP OF MANAGEMENT

   The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our executive officers, our directors, and by all of our current executive officers and directors as a group before and after giving effect to 3,680,982 shares of our common stock issuable upon conversion of the notes offered in this prospectus. Except as otherwise indicated, all information listed below is as of March 12, 2001.

                                                    SHARES OWNED               SHARES OWNED
                                                PRIOR TO CONVERSION          AFTER CONVERSION
                                             -------------------------- --------------------------
          NAME OF BENEFICIAL OWNER           NUMBER(1)(2) PERCENTAGE(3) NUMBER(1)(2) PERCENTAGE(3)
-------------------------------------------  ----------- -------------  -----------  -------------
Directors and Executive Officers
Frank C. Lanza .............................  2,425,571        7.1%      2,425,571        6.4%
Robert V. LaPenta ..........................  2,453,223        7.2%      2,453,223        6.5%
Michael T. Strianese .......................     26,230         --          26,230         --
Christopher C. Cambria .....................      8,638         --           8,638         --
Charles J. Schafer..........................     17,718         --          17,718         --
David J. Brand(4) ..........................     49,479         --          49,479         --
Thomas A. Corcoran(5) ......................      1,619         --           1,619         --
Alberto M. Finali(4) .......................     40,125         --          40,125         --
Robert B. Millard(4)(6) ....................     65,009         --          65,009         --
John E. Montague(5) ........................      1,619         --           1,619         --
John M. Shalikashvili(5) ...................      1,731         --           1,731         --
Arthur L. Simon(5) .........................      3,500         --           3,500         --
Alan M. Washkowitz(4)(7) ...................    129,965         --         129,965         --
Directors and Executive Officers as a Group
 (20 persons)(8) ...........................  5,260,754       15.5%      5,260,754       14.0%

------------
(1) The shares of our common stock beneficially owned include the number of shares (i) issuable under employee stock options and exercisable within 60 days of March 12, 2001 and (ii) allocated to the accounts of executive officers under our savings plans. Of the number of shares shown above, (i) the following represent shares that may be acquired upon exercise of employee stock options for the accounts of: Mr. Lanza, 800,000 shares; Mr. LaPenta, 700,000 shares; Mr. Strianese, 26,000 shares, Mr. Cambria, 8,400 shares and Mr. Schafer, 17,500 shares; and
       (ii) the following represent shares allocated under our saving plans to the accounts of: Mr. LaPenta, 252 shares; Mr. Strianese, 230 shares; Mr. Cambria, 238 shares; and Mr. Schafer, 218 shares.
(2) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.
(3) Share ownership does not exceed one percent of the class unless otherwise indicated.
(4) David J. Brand, Alberto M. Finali, Robert B. Millard and Alan H. Washkowitz, each of whom is a member of our board of directors, are each Managing Directors of Lehman Brothers Inc. As limited partners of Lehman Brothers Capital Partners III, L.P., Messrs. Finali, Millard and Washkowitz may be deemed to have shared beneficial ownership of shares of our common stock held by Lehman Brothers Capital Partners III, L.P. Such individuals disclaim any such beneficial ownership.
(5) Includes 1,500 shares issuable and exercisable under director stock options within 60 days of March 12, 2001 in the case of Messrs. Corcoran, Montague, and Shalikashvili and 500 shares in the case of Mr. Simon.
(6) Includes 52,639 shares owned by a charitable foundation of which Mr. Millard and his wife are the sole trustees, and as to which Mr. Millard disclaims beneficial ownership.
(7) Includes 55,665 shares in trust, for the benefit of Mr. Washkowitz's children, for which Mr. Washkowitz and his wife are co-trustees and as to which Mr. Washkowitz disclaims beneficial ownership.
(8) Includes 1,586,383 shares issuable under employee stock options and exercisable under employee stock options within 60 days of March 12, 2001, and 4,982 shares allocated to the accounts of executive officers under our savings plans.

                           SELLING SECURITY HOLDERS


   The following table sets forth information, as of April 11, 2001, with respect to the selling holders, and the principal amounts of notes beneficially owned by each selling holder that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling holders. The selling holders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling holders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes in transactions exempt from the registration requirements of the Securities Act. Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and common stock into which the notes are convertible.



                                                           PRINCIPAL
                                                           AMOUNT OF                      COMMON
                                                             NOTES       PERCENT OF   STOCK ISSUABLE
                                                         BENEFICIALLY    THE NOTES   UPON CONVERSION
NAME                                                         OWNED         OWNED       OF THE NOTES
------------------------------------------------------  -------------- ------------  ---------------
ACM Offshore Fund......................................   $  850,000        0.28%         10,429
AIG/National Union Fire Insurance......................   $  785,000        0.26%          9,631
Aloha Airlines Non-Pilots Pension Trust................   $  175,000        0.06%          2.147
Aloha Pilots Retirement Trust..........................   $  100,000        0.03%          1,226
Alpine Associates .....................................   $4,000,000        1.33%         49,079
Alpine Partners, L.P...................................   $  650,000        0.22%          7,975
Allstate Insurance Company.............................   $1,000,000        0.33%         12,269
Allstate Life Insurance Company........................   $  400,000        0.13%          4,907
Amaranth Securities L.L.C..............................   $5,000,000        1.67%         61,349
American Motorist Insurance Corporation................   $  585,000        0.20%          7,177
Arapahoe County, Colorado..............................   $   57,000        0.02%            699
Arbitex Master Fund, L.P...............................   $6,400,000        2.13%         78,527
Arkansas PERS..........................................   $  950,000        0.32%         11,656
Arkansas Teachers Retirement...........................   $3,885,000        1.30%         47,668
Banc of America Capital Management Nations Convertible
Securities Fund........................................   $6,160,000        2.05%         75,582
Bancroft Convertible Fund, Inc.........................   $1,000,000        0.33%         12,269
Bank of America Capital Management
Employee Benefit Convertible Securities Fund ..........   $  240,000        0.08%          2,944
BP Amaco PLC, Master Trust.............................   $  410,000        0.14%          5,030
BT Equity Opportunities................................   $2,000,000        0.67%         24,539
BT Strategy............................................   $1,000,000        0.33%         12,269
Baptist Health of South Florida........................   $  386,000        0.13%          4,736
Black Diamond Offshore, Ltd. ..........................   $  753,000        0.25%          9,239
Boilermakers Blacksmith Pension Trust..................   $1,300,000        0.43%         15,950
Boston Museum of Fine Art..............................   $  115,000        0.04%          1,411
Brazos Small Cap Portfolio.............................   $  127,000        0.04%          1,558
British Virgin Islands Social Security Board ..........   $   42,000        0.01%            515
C&H Sugar Company Inc..................................   $  265,000        0.09%          3,251
Chrysler Corporation Master Retirement Trust  .........   $4,960,000        1.65%         60,858
City of New Orleans....................................   $  239,000        0.08%          2,932
City University of New York............................   $  142,000        0.05%          1,742
Continental Assurance Company..........................   $2,400,000        0.80%         29,447
Deephaven Domestic Convertible Trading Ltd. ...........   $8,100,000        2.70%         99,386
Deeprock & Co. ........................................   $1,000,000        0.33%         12,269
Delaware PERS..........................................   $1,400,000        0.47%         17,177

                               70

                                                           PRINCIPAL
                                                           AMOUNT OF                      COMMON
                                                             NOTES       PERCENT OF   STOCK ISSUABLE
                                                         BENEFICIALLY    THE NOTES   UPON CONVERSION
NAME                                                         OWNED         OWNED       OF THE NOTES
------------------------------------------------------  -------------- ------------  ---------------
Delta Air Lines Master Trust (c/o Oaktree Capital
Management LLC)........................................   $1,705,000        0.57%         20,920
Delta Pilots D&S Trust.................................   $   605,000       0.20%          7,423
Double Black Diamond Offshore, LDC.....................   $ 3,113,000       1.04%         38,196
Drury University.......................................   $    80,000       0.03%            981
Ellsworth Convertible Growth and Income Fund, Inc. ....   $ 1,000,000       0.33%         12.269
Engineers Joint Pension Fund...........................   $   469,000       0.16%          5,754
Enterprise Convertible Securities Fund.................   $    95,000       0.03%          1,165
F. R. Convt. Sec. Fn...................................   $    95,000       0.03%          1,165
Grady Hospital Foundation..............................   $   122,000       0.04%          1,496
Hawaiian Airlines Employees Pension Plan--IAM .........   $    80,000       0.03%            981
Hawaiian Airlines Pension Plan for Salaried Employees .   $    20,000       0.01%            245
Hawaiian Airlines Pilots Retirement Plan...............   $   160,000       0.05%          1,963
HFR Convertible Arbitrage Fund.........................   $   200,000       0.07%          2,453
Highbridge International LLC...........................   $15,000,000       5.00%        184,049
ICI American Holdings Trust............................   $   750,000       0.25%          9,202
Independence Blue Cross................................   $   116,000       0.04%          1,423
Innovest Finanzoienstleistungs.........................   $   394,000       0.13%          4.834
Island Holdings........................................   $    45,000       0.02%            552
JMG Capital Partners, LP ..............................   $ 4,000,000       1.33%         49,079
JMG Triton Offshore Fund, Ltd..........................   $ 4,000,000       1.33%         49,079
KBC Financial Products USA.............................   $ 1,000,000       0.33%         12,269
Lipper Convertibles, L.P...............................   $ 9,000,000       3.00%        110,429
Lipper Offshore Convertibles, L.P. ....................   $ 2,000,000       0.67%         24,539
Local Initiatives Support Corporation..................   $    64,000       0.02%            785
Lumbermens Mutual Casualty.............................   $   486,000       0.16%          5,963
K.D. Offshore Fund C.V.................................   $   750,000       0.25%          9,202
Kellner, DiLeo & Co....................................   $   750,000       0.25%          9,202
Kentfield Trading Ltd. ................................   $ 9,975,000       3.33%        122,392
Lydian Overseas Master Fund............................   $10,000,000       3.33%        122,699
Maryland Retirement Agency.............................   $ 2,980,000       0.99%         36,564
McMahan Securities Co. L.P. ...........................   $ 1,600,000       0.53%         19,631
Merrill Lynch Insurance Group..........................   $   284,000       0.09%          3,484
Motion Picture Industry Health Plan--Active Member
Fund...................................................   $   580,000       0.19%          7,116
Motion Picture Industry Health Plan--Retiree Member
Fund...................................................   $   290,000       0.10%          3,558
Municipal Employees....................................   $   125,000       0.04%          1,533
Nabisco................................................   $    34,000       0.01%            417
New Orleans Firefighters Pension/Relief Fund ..........   $   125,000       0.04%          1,533
New York Life Insurance and Annuity Corporation .......   $   900,000       0.30%         11,042
New York Life Insurance Company........................   $ 9,500,000       3.17%        116,564
Nicholas Applegate Convertible Fund....................   $ 1,609,000       0.54%         19,742
Nicholas Applegate Global Holdings.....................   $    30,000       0.01%            368
Occidental Petroleum Corporation.......................   $   232,000       0.08%          2,846
OCM Convertible Trust..................................   $ 2,875,000       0.96%         35,276
Ohio Bureau of Workers Compensation....................   $   150,000       0.05%          1,840
Ondeo Nalco............................................   $   255,000       0.09%          3,128

                               71

                                                           PRINCIPAL
                                                           AMOUNT OF                      COMMON
                                                             NOTES       PERCENT OF   STOCK ISSUABLE
                                                         BENEFICIALLY    THE NOTES   UPON CONVERSION
NAME                                                         OWNED         OWNED       OF THE NOTES
------------------------------------------------------  -------------- ------------  ---------------
Partner Reinsurance Company, Ltd. .....................   $   995,000       0.33%         12,208
People's Benefit Life Insurance Company (Teamsters
Separate Account)......................................   $ 4,000,000       1.33%         49,079
Physicians Life........................................   $   370,000       0.12%          4,539
Policemen and Retirement System of the City of
Detroit................................................   $   635,000       0.21%          7,791
Pro Mutual.............................................   $   664,000       0.22%          8,147
Queen's Health Plan....................................   $    60,000       0.02%            736
Raytheon Master Pension Trust..........................   $   635,000       0.21%          7,791
RJR Reynolds...........................................   $   107,000       0.04%          1,312
SG Cowen Securities Inc. ..............................   $ 5,250,000       1.75%         64,417
San Diego City Retirement..............................   $   899,000       0.30%         11,030
San Diego County Convertible...........................   $ 1,968,000       0.66%         24,147
Screen Actors Guild Pension Convertible................   $   502,000       0.17%          6,159
Shell Pension Trust....................................   $   498,000       0.17%          6,110
Southern Farm Bureau Life Insurance....................   $   675,000       0.23%          8,282
St. Albans Partners Ltd................................   $ 4,000,000       1.33%         49,079
Starvest Combined Portfolio............................   $   850,000       0.28%         10,429
State Employees' Retirement Fund of the State of
Delaware...............................................   $ 2,505,000       0.84%         30,736
State of Connecticut Combined Investment Funds ........   $ 5,470,000       1.82%         67,116
State of Oregon/SAIF Corporation.......................   $ 6,850,000       2.28%         84,049
State of Oregon--Equity................................   $ 4,550,000       1.52%         58,828
Syngenta AG............................................   $   235,000       0.08%          2,760
The Grable Foundation..................................   $   111,000       0.04%          1,361
UBS AG London Branch...................................   $19,725,000       6.58%        242,024
Value Line Convertible Fund, Inc.......................   $ 1,000,000       0.33%         12,269
Van Kampen Harbor Fund.................................   $ 5,000,000       1.67%         61,349
Vanguard Convertible Securities Fund, Inc. ............   $ 5,915,000       1.97%         72,576
Wake Forest University.................................   $   861,000       0.29%         10,564
Worldwide Transactions, Ltd. ..........................   $   134,000       0.04%          1,644
Writers Guild Convertible..............................   $   294,000       0.10%          3,607
Wyoming State Treasurer................................   $ 1,002,000       0.33%         12,294
Zeneca AG Products Inc.................................   $   135,000       0.05%          1,656
Zeneca Holdings Trust..................................   $   350,000       0.12%          4,294
1976 Distribution Trust FBO
 A. R. Lauder Zinterhofer..............................   $     8,000         --              98
1976 Distribution Trust FBO Jane A. Lauder.............   $    16,000       0.01%            196
2000 Revocable Trust FBO
 A. R. Lauder Zinterhofer..............................   $     8,000         --              98
                                                        -------------- ------------  ---------------



   None of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years.


   Information concerning the selling holders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the conversion rate and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of notes and the number of shares of common stock into which the notes are convertible may increase or decrease.

                        DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITIES OF L-3 COMMUNICATIONS

   The senior credit facilities of L-3 Communications have been provided by a syndicate of banks led by Bank of America, N.A., as administrative agent. The senior credit facilities provide for:

   (A) $200 million in revolving credit loans which must be repaid by March 31, 2003 (the "Revolving Credit Facility");

   (B) $200 million in revolving credit loans which must be repaid by August 9, 2001 (the "Revolving 364 Day Facility"); and

   (C) $300 million in revolving credit loans which must be repaid by April 27, 2001 ((the "New Revolving 364 Day Facility"), together with (B) above, ("the 364 Day Loans") and together with (A) and (B), above (the "senior credit facilities"));

provided that all or a portion of the Revolving 364 Day Facility may be extended for a period of 364 days following August 9, 2001 with the consent of lenders holding not less than 50% of the commitments to make 364-day loans (August 9, 2001 or the date 364 days thereafter, the "364 Day Termination Date"); and provided further that L-3 Communications may convert the outstanding principal amount of any or all of the loans outstanding under (B) above to term loans on the 364 Day Termination Date. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice (the "Swingline Loans").

   All borrowings under the senior credit facilities bear interest, at L-3 Communications' option, at either:

   (A) "base rate" equal to, for any day, the higher of:

     o       0.50% per annum above the latest Federal Funds Rate; and

     o the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "reference rate" plus a spread ranging from 1.75% to .375% per annum, depending on L-3 Communications' ratio of debt to EBITDA, as the ratio is defined in the senior credit facilities (the "Debt Ratio"), at the time of determination or

   (B) "LIBOR" equal to, for any Interest Period (as defined in the senior credit facilities), the London interbank offered rate of interest per annum for such Interest Period as determined by the administrative agent, plus a spread ranging from 2.75% to 1.25% per annum, depending on L-3 Communications' Debt Ratio at the time of determination, provided that Swingline Loans can only bear interest at a "base rate" plus the applicable spread.

   L-3 Communications will pay commitment fees calculated at a rate ranging from 0.50% to 0.30% per annum, depending on L-3 Communications' Debt Ratio in effect at the time of determination, on the daily amount of the available unused commitment under the senior credit facilities. These commitment fees are payable quarterly in arrears and upon termination of the senior credit facilities.

   L-3 Communications will pay a letter of credit fee calculated at a rate ranging from (A) 1.375% to 0.625% per annum in the case of performance letters of credit and (B) 2.75% to 1.25% in the case of all other letters of credit, in each case depending on L-3 Communications' Debt Ratio at the time of determination. L-3 Communications will also pay a fronting fee equal to 0.1250% per annum on the aggregate face amount of all outstanding letters of credit. Such fees will be payable quarterly in arrears and upon the termination of the senior credit facilities. In addition, L-3 Communications will pay customary transaction charges in connection with any letters of credit. The senior credit facilities provide for the issuance of letters of credit in currencies other than United States dollars.

   The above interest rates are adjusted for changes in L-3 Communications' Debt Ratio, and reach their maximum if the Debt Ratio is greater than 4.75 to
1.0 and reach their minimum if that ratio is less than 2.75 to 1.0.

   In the event that we convert any or all of the outstanding principal amount under the Revolving 364 Day Facility into term loans (the "Applicable Converted Commitment") on the termination date, August 9, 2001, we would have to repay 20% of the resulting term loans by August 16, 2001. We would have to repay the remaining 80% of the term loans in seven consecutive quarterly installments commencing on September 30, 2001. The repayment amount due on each amortization payment date must be sufficient to cause the outstanding aggregate principal amount of the term loans to be no greater than an amount equal to the product of (x) the "Applicable Percentage" set forth opposite the payment date stated below multiplied by (y) the Applicable Converted Commitment.

                             APPLICABLE PERCENTAGE OF THE
AMORTIZATION PAYMENT DATE  APPLICABLE CONVERTED COMMITMENT
-------------------------  -------------------------------
        3/31/01                          90.0%
        6/30/01                          80.0%
        9/30/01                          70.0%
        12/31/01                         60.0%
        3/31/02                          50.0%
        6/30/02                          40.0%
        9/30/02                          30.0%
        12/31/02                         20.0%
        3/31/03                           0.0%

   Borrowings under the senior credit facilities are subject to mandatory prepayment (i) with the net proceeds of any incurrence of indebtedness and
(ii) with the proceeds of asset sales, in both cases subject to certain exceptions.

   L-3 Communications' obligations under the senior credit facilities are secured by:

   o      a pledge by L-3 Holdings of the stock of L-3 Communications; and

   o a pledge by L-3 Communications and its material direct and indirect subsidiaries of all of the stock of their respective material domestic subsidiaries and 65% of the stock of L-3 Communications' material first-tier foreign subsidiaries. In addition, indebtedness under the senior credit facilities is guaranteed by L-3 Holdings and by all of L-3 Communications' direct and indirect material domestic subsidiaries.

   The senior credit facilities contain customary covenants and restrictions on L-3 Communications' ability to engage in certain activities. In addition, the senior credit facilities provide that L-3 Communications must meet or exceed an interest coverage ratio and must not exceed a leverage ratio. The senior credit facilities also include customary events of default.

10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

   L-3 Communications has outstanding $225.0 million in aggregate principal amount of its 10 3/8% Senior Subordinated Notes due 2007 (the "1997 Notes"). The 1997 Notes are subject to the terms and conditions of an Indenture (the "1997 Indenture") dated as of April 30, 1997 between L-3 Communications and The Bank of New York, as trustee. The 1997 Notes are subject to all of the terms and conditions of the 1997 Indenture. The following summary of the material provisions of the 1997 Indenture does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the 1997 Indenture and those terms made a part of the 1997 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the 1997 Indenture and not otherwise defined herein are used below with the meanings set forth in the 1997 Indenture.

 General

   The 1997 Notes will mature on May 1, 2007 and bear interest at 10 3/8% per annum, payable semi-annually on May 1 and November 1 of each year. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the May 1998 Notes and the December 1998 Notes. The 1997 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries.

 Optional Redemption

   The 1997 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 1, 2002 at redemption prices (plus accrued and unpaid interest) starting at 105.188% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 1, 2002 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 1, 2005 and thereafter.

   In addition, prior to May 1, 2000, L-3 Communications may redeem up to 35% of the aggregate principal amount of the 1997 Notes with the net proceeds of one or more equity offerings, at a price equal to 109.375% of the principal (plus accrued and unpaid interest) and to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity and provided that at least 65% of the original aggregate principal amount of the 1997 Notes remains outstanding thereafter.

 Change of Control

   Upon the occurrence of a change of control, each holder of the 1997 Notes may require L-3 Communications to repurchase all or a portion of such holders of the 1997 Notes at a purchase price equal to 101% of the principal amount thereof (plus accrued and unpaid interest). Generally, a change of control means the occurrence of any of the following:

   o the disposition of all or substantially all of L-3 Communications' assets to any person;

   o the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

   o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

   o the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

 Subordination

   The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinate to all of its existing and future senior debt. The 1997 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communictions' subsidiaries under the 1997 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the 1997 Notes rank senior in right of payment to all subordinated indebtedness of those guarantors.

 Certain Covenants

   The 1997 Indenture contains a number of covenants restricting the operations of L-3 Communications, which, among other things, limit the ability of L-3 Communications to incur additional indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

 Events of Default

   Events of default under the 1997 Indenture include the following:

   o a default for 30 days in the payment when due of interest on the 1997 Notes;

   o default in payment when due of the principal of or premium, if any, on the 1997 Notes;

   o failure by L-3 Communications to comply with certain provisions of the 1997 Indenture (subject, in some but not all cases, to notice and cure periods);

   o default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $10.0 million;

   o failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   o except as permitted by the Indenture, any guarantee under the 1997 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the 1997 Notes, shall deny or disaffirm its obligations under its guarantee; or

   o certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its restricted subsidiaries.

   Upon the occurrence of an event of default with certain exceptions, the trustee or the holders of at least 25% in principal amount of the then outstanding 1997 Notes may accelerate the maturity of all the 1997 Notes as provided in the 1997 Indenture.

8 1/2% SENIOR SUBORDINATED NOTES DUE 2008

   L-3 Communications has outstanding $180.0 million in aggregate principal amount of 8-1/2% Senior Subordinated Notes due 2008 (the "May 1998 Notes"). The May 1998 Notes are subject to the terms and conditions of an Indenture (the "May 1998 Indenture") dated as of May 22, 1998, between L-3 Communications and The Bank of New York as trustee. The May 1998 Notes are subject to all of the terms and conditions of the May 1998 Indenture. The following summary of the material provisions of the May 1998 Indenture is complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the May 1998 Indenture and those terms made a part of the May 1998 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the May 1998 Indenture and not otherwise defined herein are used below with the meanings set forth in the May 1998 Indenture.

 General

   The May 1998 Notes will mature on May 15, 2008 and bear interest at 8 1/2% per annum, payable semi-annually on May 15 and November 15 of each year. The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 1997 Notes and the December 1998 Notes. The May 1998 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries.

 Optional Redemption

   The May 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 15, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104.250% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 15, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 15, 2006 and thereafter.

   In addition, prior to May 15, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of the May 1998 Notes with the net proceeds of one or more equity offerings, at a price equal to 108.500% of the principal (plus accrued and unpaid interest) to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, provided that at least 65% of the original aggregate principal amount of the May 1998 Notes remains outstanding thereafter.

 Change of Control

   Upon the occurrence of a change of control, each holder of the May 1998 Notes may require L-3 Communications to repurchase all or a portion of the holder's May 1998 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest). Generally, a change of control means the occurrence of any of the following:

   o the disposition of all or substantially all of L-3 Communications' assets to any person;

   o the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

   o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

   o the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

 Subordination

   The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The May 1998 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications subsidiaries under the May 1998 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the May 1998 Notes rank senior in right of payment to all subordinated indebtedness of those guarantors.

 Certain Covenants

   The May 1998 Indenture contains a number of covenants restricting the operations of L-3 Communications. They limit the ability of L-3
Communications to incur additional indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from Subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

 Events of Default

   Events of Default under the May 1998 Indenture include the following:

   o a default for 30 days in the payment when due of interest on the May 1998 Notes;

   o default in payment when due of the principal of or premium, if any, on the May 1998 Notes;

   o failure by L-3 Communications to comply with certain provision of the May 1998 Indenture (subject, in some but not all cases, to notice and cure periods);

   o default under indebtedness for money borrowed by L-3 Communications or any of its Restricted Subsidiaries in excess of $10.0 million;

   o failure by L-3 Communications or any Restricted Subsidiary that would be a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   o except as permitted by the May 1998 Indenture, any guarantee under the May 1998 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the May 1998 Notes, shall deny or disaffirm its obligations under its guarantee; or

   o certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its restricted subsidiaries.

   Upon the occurrence of an event of default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding May 1998 Notes may accelerate the maturity of all the May 1998 Notes as provided in the May 1998 Indenture.

8% SENIOR SUBORDINATED NOTES DUE 2008

   L-3 Communications has outstanding $200.0 million in aggregate principal amount of 8% Senior Subordinated Notes due 2008 (the "December 1998 Notes"). The December 1998 Notes are subject to the terms and conditions of an Indenture dated as of December 11, 1998, among L-3 Communications, the guarantors named therein and The Bank of New York as trustee (the "December 1998 Indenture"). The December 1998 Notes are subject to all of the terms and conditions of the December 1998 Indenture. The following summary of the material provisions of the December 1998 Indenture does not purport to be complete, and is subject to and qualified in its entirety by reference to, all of the provisions of the December 1998 Indenture and those terms made a part of the December 1998 Indenture by the Trust Indenture Act of 1939, as amended. All terms defined in the December 1998 Indenture and not otherwise defined herein are used below with the meanings set forth in the December 1998 Indenture.

 General

   The December 1998 Notes will mature on August 1, 2008 and bear interest at 8% per annum, payable semi-annually on February 1 and August 1 of each year. The December 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications and rank pari passu with the 1997 Notes and the May 1998 Notes. The December 1998 Notes are unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally by all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries.

 Optional Redemption

   The December 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after August 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104% of principal (plus accrued and unpaid interest) during the 12-month period beginning August 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on August 1, 2006 and thereafter.

   In addition, prior to August 1, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of December 1998 Notes with the net proceeds of one or more equity offerings, at a price equal to 108% of the principal (plus accrued and unpaid interest) and to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, provided that at least 65% of the original aggregate principal amount of the December 1998 Notes remains outstanding.

 Change of Control

   Upon the occurrence of a change of control, each holder of the December 1998 Notes may require L-3 Communications to repurchase all or a portion of such holder's December 1998 Notes at a purchase price equal to 101% of the principal amount (plus accrued and unpaid interest and liquidated damages, if any). Generally, a change of control means the occurrence of any of the following:

   o the disposition of all or substantially all of L-3 Communications' assets to any person;

   o the adoption of a plan relating to the liquidation or dissolution of L-3 Communications;

   o the consummation of any transaction in which a person other than the principals and their related parties becomes the beneficial owner of more than 50% of the voting stock of L-3 Communications; or

   o the first day on which a majority of the members of the Board of Directors of L-3 Communications are not continuing directors.

 Subordination

   The December 1998 Notes are general unsecured obligations of L-3 Communications and are subordinate to all existing and future senior debt of L-3 Communications. The December 1998 Notes rank senior in right of payment to all subordinated indebtedness of L-3 Communications. The guarantees of L-3 Communications' subsidiaries under the December 1998 Notes are general unsecured obligations of the guarantors and are subordinated to the senior debt and to the guarantees of senior debt of those guarantors. These guarantees under the December 1998 Notes rank senior in right of payment to all subordinated Indebtedness of those guarantors.

 Certain Covenants

   The December 1998 Indenture contains a number of covenants restricting the operations of L-3 Communications, limiting the ability of L-3 Communications to incur additional Indebtedness, pay dividends or make distributions, sell assets, issue subsidiary stock, restrict distributions from subsidiaries, create certain liens, enter into certain consolidations or mergers and enter into certain transactions with affiliates.

 Events of Default

   Events of Default under the December 1998 Indenture include the following:

   o a default for 30 days in the payment when due of interest on, or liquidated damages with respect to the December 1998 Notes;

   o default in payment when due of the principal of or premium, if any, on the December 1998 Notes;

   o failure by L-3 Communications to comply with certain provision of the December 1998 Indenture (subject, in some but not all cases, to notice and cure periods);

   o default under indebtedness for money borrowed by L-3 Communications or any of its restricted subsidiaries in excess of $10.0 million;

   o failure by L-3 Communications or any restricted subsidiary that would be a significant subsidiary to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

   o except as permitted by the December 1998 Indenture, any guarantee under the December 1998 Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor under the December 1998 Notes, shall deny or disaffirm its obligations under its guarantee; or

   o certain events of bankruptcy or insolvency with respect to L-3 Communications or any of its restricted subsidiaries.

   Upon the occurrence of an Event of Default, with certain exceptions, the Trustee or the holders of at least 25% in principal amount of the then outstanding December 1998 Notes may accelerate the maturity of all the December 1998 Notes as provided in the December 1998 Indenture.

                           DESCRIPTION OF THE NOTES

   The notes were issued under an indenture dated November 21, 2000, among us, the Guarantors and The Bank of New York, as trustee. The terms of the notes include those provided in the indenture and those provided in the registration rights agreement, which we entered into with the initial purchaser on November 21, 2000.

   The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of these notes. You may request copies of these documents at our address set forth under the caption "Summary."

   When we refer to L-3 Holdings in this section, we refer only to L-3 Communications Holdings, Inc., a Delaware corporation, and not its subsidiaries.

BRIEF DESCRIPTION OF THE NOTES

   The notes are:

   o limited to $300,000,000 aggregate principal amount, which includes $250,000,000 aggregate principal amount issued to the Initial Purchaser in the Initial Offering and $50,000,000 aggregate principal amount issued to the Initial Purchaser upon exercise in full of its over-allotment option.

   o general unsecured obligations, junior in right of payment to all of our existing and future Senior Debt;

   o convertible into our common stock at a conversion price of $81.50 per share, subject to adjustment as described below under "--Conversion Rights";

   o redeemable at our option in whole or in part beginning on December 1, 2003 upon the terms and the redemption prices set forth below under "--Optional Redemption by L-3 Holdings";

   o      unconditionally guaranteed by the Guarantors;

   o subject to repurchase by us at your option if a Change of Control occurs; and

   o due on June 1, 2009, unless earlier converted, redeemed by us at our option or repurchased by us at your option.

   The indenture does not contain any financial covenants and does not restrict L-3 Holdings or the Guarantors from paying dividends, incurring Senior Debt or any other indebtedness or issuing or repurchasing their other securities. The indenture also does not protect you in the event of a highly leveraged transaction or a change in control of L-3 Holdings except to the extent described under "--Repurchase at Option of Holders upon a Change of Control" below.

   You may present definitive notes for conversion, registration of transfer or exchange, without service charge, at our office or agency in New York City, which shall initially be the office or agency of the trustee in New York City. For information regarding conversion, registration of transfer and exchange of global notes, see "--Form, Denomination and Registration."

BRIEF DESCRIPTION OF THE GUARANTEES

   These notes are jointly and severally guaranteed by certain of L-3 Holdings' existing and future domestic subsidiaries as described below under "--Subsidiary Guarantees."

   The Guarantees of these notes:

   o      are general obligations of each Guarantor;

   o are subordinated in right of payment to all existing and future Senior Debt of each Guarantor; and

   o rank pari passu with the obligations of L-3 Communications and the other Guarantors under L-3 Communications' outstanding:

    o       10 3/8% Senior Subordinated Notes due 2007;

    o       8 1/2% Senior Subordinated Notes due 2008; and

    o 8% Senior Subordinated Notes due 2008 (collectively, the "Outstanding Senior Subordinated Notes").

INTEREST

   The notes bear interest from November 21, 2000 at the rate of 5.25% per year, subject to adjustment upon the occurrence of a Reset Transaction. See "--Interest Rate Adjustments" below. We will pay interest semiannually on June 1 and December 1 of each year to the holders of record at the close of business on the preceding May 15 and November 15, respectively, beginning May 15, 2001. There are two exceptions to the preceding sentence:

   o In general, we will not pay interest accrued and unpaid on any note that is converted into our common stock. See "--Conversion Rights." If a holder of notes converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date interest accrued and paid on such notes, notwithstanding the conversion of such notes prior to such interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time the holder surrenders those notes for conversion, it must pay us an amount equal to the interest that will be paid on the interest payment date. The preceding sentence does not apply, however, to a holder that converts notes that are called by us for redemption. Accordingly, if we redeem notes on a date after a record date for an interest payment but prior to the corresponding interest payment date, and prior to the redemption date the holder of those notes chooses to convert the notes, the holder will not be required to pay us, at the time it surrenders the notes for conversion, the amount of interest on the notes it will receive on the interest payment date.

   o We will pay interest to a person other than the holder of record on the record date if we redeem the notes on a date that is after the record date and prior to the corresponding interest payment date. In this instance, we will pay interest accrued and unpaid on the notes being redeemed to but not including the redemption date to the same person to whom we will pay the principal of such notes.

   Except as provided below, we will pay interest on:

   o      the global notes to DTC in immediately available funds;

   o any definitive notes having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of these notes; and

   o any definitive notes having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds at the election of the holders of these notes.

   At maturity, we will pay interest on the definitive notes at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

   We will pay principal and premium, if any, on:

   o      the global notes to DTC in immediately available funds; and

   o the definitive notes by wire transfer in immediately available funds or, at our option, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

   Interest generally is computed on the basis of a 360-day year comprised of twelve 30-day months.

INTEREST RATE ADJUSTMENTS

   If a Reset Transaction occurs, the interest rate will be adjusted to equal the Adjusted Interest Rate from the effective date of such Reset Transaction to, but not including, the effective date of any succeeding Reset
Transaction.

   A "Reset Transaction" means:

   o a merger, consolidation or statutory share exchange to which the entity that is the issuer of the common stock into which the notes are then convertible is a party;

   o      a sale of all or substantially all the assets of that entity;

   o      a recapitalization of that common stock; or

   o a distribution described in the fourth bullet point of the sixth paragraph under "--Conversion Rights" below,

after the effective date of which transaction or distribution the notes would be convertible into:

   o shares of an entity the common stock of which had a dividend yield for the four fiscal quarters of such entity immediately preceding the public announcement of the transaction or distribution that was more than 2.5% higher than the dividend yield on our common stock (or other common stock then issuable upon conversion of the notes) for the four fiscal quarters preceding the public announcement of the transaction or distribution; or

   o shares of an entity that announces a dividend policy prior to the effective date of the transaction or distribution which policy, if implemented, would result in a dividend yield on that entity's common stock for the next four fiscal quarters that would result in such a 2.5% increase.

   The "Adjusted Interest Rate" with respect to any Reset Transaction will be the rate per year that is the arithmetic average of the rates quoted by two dealers engaged in the trading of convertible securities selected by us or our successor as the rate at which interest should accrue so that the fair market value, expressed in dollars, of a note immediately after the later of:

   o      the public announcement of the Reset Transaction; or

   o the public announcement of a change in dividend policy in connection with the Reset Transaction,

will equal the average Trading Price of a note for the 20 trading days preceding the date of public announcement of the Reset Transaction. However, the Adjusted Interest Rate will not be less than 5.25% per year.

   For purposes of the definition of "Reset Transaction," the dividend yield on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on the security for that period divided by, if with respect to dividends paid on that security, the average Closing Price (as defined in the indenture) of the security during that period and, if with respect to dividends proposed to be paid on the security, the Closing Price of such security on the effective date of the related Reset Transaction.

   The "Trading Price" of a security on any date of determination means:

   o the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

   o if that security is not listed on the NYSE on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

   o if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

   o if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us;

   o if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security; or

   o if that security is not so quoted, the average of that last bid and ask prices for that security from a dealer engaged in the trading of convertible securities.

CONVERSION RIGHTS

   You may convert any outstanding notes (or portions of outstanding notes) into our common stock, initially at the conversion price of $81.50 per share (equal to a conversion rate of 12.2699 shares per $1,000 principal amount of notes). The conversion price is, however, subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of notes. Instead, we will pay a cash adjustment based upon the closing sale price of our common stock on the business day immediately preceding the conversion date. You may convert notes only in denominations of $1,000 and whole multiples of $1,000.

   You may exercise conversion rights at any time prior to the close of business on the final maturity date of the notes. However, if you are a holder of notes that have been called for redemption, you must exercise your conversion rights prior to the close of business on the business day preceding the redemption date, unless we default in payment of the redemption price. In addition, if you have exercised your right to require us to repurchase your notes because a Change of Control has occurred, you may convert your notes into our common stock only if you withdraw your notice and convert your notes prior to the close of business on the business day immediately preceding the Change of Control repurchase date.

   Except as provided below, if you convert your notes into our common stock on any day other than an interest payment date, you will not receive any interest that has accrued on these notes. By delivering to the holder the number of shares issuable upon conversion, determined by dividing the principal amount of the notes being converted by the conversion price, together with a cash payment, if any, in lieu of fractional shares, we will satisfy our obligation with respect to the notes. That is, accrued but unpaid interest will be deemed to be paid in full rather than canceled, extinguished or forfeited. If you convert after a record date for an interest payment but prior to the corresponding interest payment date, you will receive on the interest payment date interest accrued and paid on the converted notes, notwithstanding the conversion of those notes prior to the interest payment date, because you will have been the holder of record on the corresponding record date. However, at the time you surrender those notes for conversion, you must pay us an amount equal to the interest that will be paid on the notes being converted on the interest payment date. However, the preceding sentence does not apply to notes that are converted after being called by us for redemption. Accordingly, if we call your notes for redemption on a date that is after a record date for an interest payment but prior to the corresponding interest payment date, and prior to the redemption date you choose to convert your notes, you will not be required to pay us at the time you surrender such notes for conversion the amount of interest on such notes you will receive on the date that has been fixed for redemption.

   You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than yours. (If you convert any note within two years after its original issuance, the common stock issuable upon conversion will not be issued or delivered in a name other than yours unless the applicable restrictions on transfer have been satisfied. See "Notice to Investors.") Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by you have been paid.

   To convert interests in the global note, you must deliver to DTC, Euroclear or Clearstream Banking S.A. (formerly known as Cedelbank) as applicable, the appropriate instruction form for conversion pursuant to DTC's conversion program or in accordance with the normal operating procedures of Euroclear or Clearstream, as applicable, after application has been made to make the underlying common stock eligible for trading on Euroclear or Cedelbank. To convert a definitive note, you must:

   o complete the conversion notice on the back of the note (or a facsimile thereof);

   o deliver the completed conversion notice and the notes to be converted to the specified office of the conversion agent;

   o pay all funds required, if any, relating to interest on the notes to be converted to which you are not entitled, as described in the second preceding paragraph; and

   o pay all taxes or duties, if any, as described in the preceding paragraph.

   The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. A certificate for the number of shares of common stock into which the notes are converted (and cash in lieu of any fractional shares) will be delivered as soon as practicable on or after the conversion date.

   We will adjust the initial conversion price for certain events, including:

   o issuances of our common stock as a dividend or distribution on our common stock;

   o      certain subdivisions and combinations of our common stock;

   o issuances to all holders of our common stock of certain rights or warrants to purchase our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the Current Market Price of our common stock (Current Market Price is based upon the market price during the prior 10-day period);

   o distributions to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness or assets (including securities, but excluding:

    o the rights and warrants referred to in the third bullet point above;

    o any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration pursuant to the second succeeding paragraph; or

    o       any dividends or distributions paid exclusively in cash);

   o distributions consisting exclusively of cash to all holders of our common stock to the extent that such distributions, combined together with:

    o all other such all-cash distributions made within the preceding 12 months for which no adjustment has been made; plus

    o any cash and the fair market value of other consideration paid for any tender offers by us or any of our subsidiaries for our common stock expiring within the preceding 12 months for which no adjustment has been made, exceeds 10% of our Market Capitalization on the record date for such distribution (Market Capitalization is the product of the then Current Market Price of our common stock times the number of shares of our common stock then outstanding); and

   o purchases of our common stock pursuant to a tender offer made by us or any of our subsidiaries to the extent that the same involves an aggregate consideration that, together with:

    o any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer for which no adjustment has been made, plus

    o the aggregate amount of any all-cash distributions referred to in the preceding bullet point to all holders of our common stock within 12 months preceding the expiration of tender offer for which no adjustments have been made, exceeds 10% of our Market Capitalization on the expiration of such tender offer.

   We will not make an adjustment in the conversion price unless the adjustment would require a change of at least 1% in the conversion price then in effect. We will carry forward and take into account in any subsequent adjustment any adjustment that would otherwise be required to be made. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

   If we:

   o reclassify or change our common stock (other than changes resulting from a subdivision or combination); or

   o consolidate or combine with or merge with or into any person or sell or convey to another person all or substantially all of our property and assets,

and the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, the holders of the notes may thereafter convert the notes into the consideration they would have received if they had converted their notes immediately prior to such reclassification, change, consolidation, combination, merger, sale or conveyance. We may not become a party to any such transaction unless its terms are consistent with the foregoing.

   If a taxable distribution to holders of our common stock or other transaction occurs that results in any adjustment of the conversion price, you may, in certain circumstances, be deemed to have received a distribution subject to U.S. income tax as a dividend. In certain other circumstances, the absence of an adjustment may result in a taxable dividend to the holders of our common stock. See "Certain United States Federal Income Tax Consequences."

   We may from time to time, to the extent permitted by law, reduce the conversion price of the notes by any amount for any period of at least 20 days. In that case, we will give at least 15 days' notice of such decrease. We may make such reductions in the conversion price, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

OPTIONAL REDEMPTION BY L-3 HOLDINGS

 Optional Redemption

   We may not redeem the notes in whole or in part at any time prior to December 1, 2003. At any time on or after December 1, 2003, we may redeem some or all of the notes on at least 20 but not more than 60 days' notice, at the following redemption prices (expressed in percentages of the principal amount):

                                      REDEMPTION
DURING THE TWELVE MONTHS COMMENCING      PRICE
-----------------------------------  ------------
December 1, 2003....................    102.625%
December 1, 2004....................    101.313%
December 1, 2005....................    100.000%

   In addition, we will pay all accrued and unpaid interest on the notes being redeemed. This interest will include interest accrued and unpaid to, but excluding, the redemption date. If the redemption date is an interest payment date, we will pay the interest to the holder of record on the corresponding record date, which may or may not be the same person to whom we will pay the redemption price. No interest will be paid on notes that are converted into our common stock, except notes that are called for redemption on a date that is after a record date but prior to the corresponding interest payment date if those notes are converted into common stock after the record date.

 Partial Redemption

   If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot or on a pro rata basis. If any notes are to be redeemed in part only, we will issue a new note or notes in principal amount equal to the unredeemed principal portion thereof. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be taken from the portion selected for redemption.

REPURCHASE AT OPTION OF HOLDERS UPON A CHANGE OF CONTROL

   If a Change of Control occurs, you will have the right to require us to repurchase all of your notes not previously called for redemption, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000. The repurchase price is equal to 100% of the principal amount of the notes to be repurchased. We will also pay interest accrued and unpaid to, but excluding, the repurchase date.

   Instead of paying the repurchase price in cash, we may pay the repurchase price in common stock. In such event, the number of shares of common stock a holder will receive will equal the repurchase price divided by 95% of the average of the closing sale prices of our common stock for the five trading days immediately preceding and including the third trading day prior to the repurchase date. However, we may not pay in common stock unless we satisfy certain conditions prior to the repurchase date as provided in the indenture.

   Within 30 days after the occurrence of a Change of Control, we are required to give you notice of the occurrence of the Change of Control and of your resulting repurchase right. The repurchase date is no earlier than 30 days and no later than 60 days after the date we give notice of a Change of Control. To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the trustee of your exercise of your repurchase right, together with the notes with respect to which your right is being exercised. You may withdraw this notice by delivering to the paying agent a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

   The indenture will provide that, prior to mailing a Change of Control notice, but in any event within 90 days following a Change of Control, L-3 Holdings will either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. L-3 Holdings will publicly announce the results of the Change of Control offer on or as soon as practicable after it closes.

   A "Change of Control" will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

   o the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of L-3 Holdings and its subsidiaries (other than the Excluded Subsidiaries (as defined below)) taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties;

   o the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner," directly or indirectly, of more than 50% of the Voting Stock of L-3 Holdings (measured by voting power rather than number of shares);

   o the first day on which a majority of the members of the board of directors of L-3 Holdings are not Continuing Directors; or

   o the consolidation or merger of L-3 Holdings with or into any other person, any merger of another person into L-3 Holdings, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

    (1) any transaction:

        o that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

        o pursuant to which holders of our capital stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

    (2) any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity.

However, a Change of Control will be deemed not to have occurred if:

   o the closing sale price per share of our common stock for any five trading days within:

   o the period of 10 consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under the first bullet point above; or

   o the period of 10 consecutive trading days ending immediately before the Change of Control, in the case of a Change of Control under the second bullet point above,

    equals or exceeds 110% of the conversion price of the notes in effect on each such trading day; or

   o at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the notes become convertible solely into such common stock (and any rights attached thereto).

   Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

   "Continuing Directors" means, as of any date of determination, any member of the board of directors of L-3 Holdings who:

   o      was a member of the board of directors on May 22, 1998; or

   o was nominated for election or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board at the time of new director's nomination or election.

   "Excluded Subsidiaries" means:

   o      any domestic subsidiary of L-3 Holdings that is not a Guarantor;
          and

   o foreign subsidiaries of L-3 Holdings and L-3 Communications that have been designated as, or, if the indentures governing the Outstanding Senior Subordinated Notes are no longer in effect, could have been designated as "Unrestricted Subsidiaries" pursuant to the terms of the indentures governing any of the Outstanding Senior Subordinated Notes of L-3 Communications as the same are in effect on the date of the closing of this offering (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding).

   "Principals" means Lehman Brothers Holding Inc. and any of its affiliates, Lockheed Martin, Frank C. Lanza and Robert V. LaPenta.

   "Related Party" with respect to any Principal means:

   o any controlling stockholder, 50% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

   o any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50% controlling interest of which consist of such Principal and/or such other Persons referred to above.

   "Voting Stock" means the capital stock that is entitled to vote in the election of the board of directors at that time.

   Rule 13e-4 under the Exchange Act, requires the dissemination of certain information to security holders if an L-3 Holdings tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

   We may, to the extent permitted by applicable law and our Senior Debt, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

   The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may adversely affect holders.

   Our ability to repurchase notes upon the occurrence of a change in control is subject to important limitations. The occurrence of a Change of Control could cause an event of default under, or be prohibited or limited by, the terms of our existing or future Senior Debt. As a result, any repurchase of the notes could, absent a waiver, be prohibited under the subordination provisions of the indenture until the Senior Debt is paid in full. Further, we cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. Any failure by us to repurchase the notes when required following a Change of Control would result in an event of default under the indenture, whether or not such repurchase is permitted by the subordination provisions of the indenture. Any such default may, in turn, cause a default under our existing or future Senior Debt. See "--Subordination" below.

SUBSIDIARY GUARANTEES

   The Guarantors jointly and severally guarantee L-3 Holdings' obligations under the notes. Each guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its guarantee are limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- The Guarantees may be unenforceable due to fraudulent conveyance statutes, accordingly, you could have no claim against the Guarantors."

   Guarantors may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of their assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

   o the surviving corporation assumes all of the Guarantor's obligations under the indenture;

   o at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

   o      certain other conditions are met.

   The Guarantee of a Guarantor will be released:

   o in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation); or

   o in connection with any sale of all of the capital stock of a Guarantor.

   The indenture provides that if L-3 Holdings or any of its subsidiaries acquires or creates a subsidiary (other than a foreign subsidiary) after the date of this offering, then such subsidiary will execute a guarantee in accordance with the terms of the indenture; provided, however, that no domestic subsidiary shall be required to guarantee these notes if that subsidiary would not have had to become a guarantor of any of the Outstanding Senior Subordinated Notes of L-3 Communications pursuant to the terms of the indentures governing those notes as the same are in effect on the date of the closing of this offering (whether or not those indentures are subsequently amended, waived, modified or terminated or expire and whether or not any of those notes continue to be outstanding).

SUBORDINATION

   The payment of principal of, premium and liquidated damages, if any, and interest on the notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full of all Senior Debt, whether outstanding on the issue date or thereafter incurred.

   Upon any distribution to creditors of L-3 Holdings in a liquidation or dissolution of L-3 Holdings or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to L-3 Holdings or its property, an assignment for the benefit of creditors or any marshalling of L-3 Holdings' assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the holders of notes will be entitled to receive any payment with respect to the notes, and until all obligations with respect to Senior Debt are paid in full, any distribution to which the holders of notes would be entitled shall be made to the holders of Senior Debt.

   L-3 Holdings also may not make any payment upon or in respect of the notes if:

   o a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing; or

   o any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the trustee receives a notice of such default (a "Payment Blockage Notice") from L-3 Holdings or the holders of any Designated Senior Debt.

   Payments on the notes may and shall be resumed:

   o in the case of a payment default, upon the date on which such default is cured or waived; and

   o in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

   No new period of payment blockage may be commenced unless and until:

   o 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

   o all scheduled payments of principal, premium and liquidated damages, if any, and interest on the notes that have come due have been paid in full in cash.

   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

   The indenture further requires that L-3 Holdings promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less ratably than creditors of L-3 Holdings who are holders of Senior Debt. On December 31, 2000 there was $190.0 million of Senior Debt outstanding.

   "Senior Debt" means:

   o all Indebtedness of L-3 Holdings outstanding under credit facilities and all hedging obligations with respect thereto;

   o any other Indebtedness permitted to be incurred by L-3 Holdings under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

   o all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness referred to above.

   Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

   o any liability for federal, state, local or other taxes owed or owing by L-3 Holdings;

   o any Indebtedness of L-3 Holdings to any of its subsidiaries or other affiliates;

   o      any trade payables; or

   o      any indebtedness that is incurred in violation of the Indenture.

   "Indebtedness" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing capital lease obligations or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, as well as all indebtedness of others secured by a lien on any assets of such person (whether or not such indebtedness is assumed by such person) and, to the extent not otherwise included, the guarantee by such person of any indebtedness of any other person. The amount of any Indebtedness outstanding as of any date shall be:

   o the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

   o the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   "Designated Senior Debt" means (1) any Senior Debt outstanding under any credit facility and (2) any other Senior Debt permitted under the indenture, the principal amount of which is

$25.0 million or more and that has been designated by L-3 Holdings as "Designated Senior Debt." The indenture does not restrict the creation of Senior Debt or any other indebtedness in the future.
We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the notes. The trustee's claims for such payments are senior to those of holders of the notes in respect of all funds collected or held by the trustee.

SUBORDINATION OF SUBSIDIARY GUARANTEES

   The guarantees of the Guarantors are subordinated in right of payment to all Senior Debt of the Guarantors to the same extent that the notes are subordinated to the Senior Debt of L-3 Holdings. "Senior Debt of a Guarantor" means:

    (1) all Indebtedness of the Guarantors outstanding under credit facilities and all hedging obligations with respect thereto;

    (2) any other indebtedness permitted to be incurred by the Guarantors under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

    (3) all principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnification, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness referred to above. Notwithstanding anything to the contrary in the foregoing, the term "Senior Debt of a Guarantor" will not include:

        o any liability for federal, state, local or other taxes owed or owing by that Guarantor;

        o any Indebtedness of that Guarantor to any of its subsidiaries or other affiliates;

        o        any trade payables; or

        o any obligations with respect to the Outstanding Senior Subordinated Notes of L-3 Communications (and the related guarantees).

ANTILAYERING PROVISION

   The indenture provides that (i) L-3 Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees.

EVENTS OF DEFAULT

   Each of the following constitutes an event of default under the indenture:

    (1) default for 30 days in the payment when due of interest or liquidated damages on the notes, whether or not prohibited by the subordination provisions of the indenture;

    (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

    (3) failure by L-3 Holdings for 60 days after notice to comply with any of its other agreements in the indenture or the notes;

    (4) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of L-3 Holdings or any of its subsidiaries (other than the Excluded Subsidiaries) for money borrowed (or the payment of which is guaranteed by L-3 Holdings or any of those subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

    (5) failure by the Company or any of its subsidiaries (other than the Excluded Subsidiaries) to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

    (6) certain events of bankruptcy, insolvency or reorganization with respect to L-3 Holdings or any subsidiary of L-3 Holdings (other than the Excluded Subsidiaries); and

    (7) except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

   The indenture provides that the trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default in the payment of the principal of, or premium, if any, or interest on, any of the notes when due or in the payment of any redemption or repurchase obligation.

   If an event of default specified in clause (5) above occurs and is continuing with respect to L-3 Holdings, then automatically the principal of all the notes and the interest thereon shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under "--Modifications, Amendments and Meetings" below), the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at their principal amount together with accrued interest, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled either with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding or a majority in aggregate principal amount of the notes represented at a meeting at which a quorum (as specified under "--Modifications, Amendments and Meetings" below) is present, in each case upon the conditions provided in the indenture.

   The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the notes then outstanding through their written consent, or the holders of a majority in aggregate principal amount of the notes then outstanding represented at a meeting at which a quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

   We are required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

CONSOLIDATION, MERGER OR ASSUMPTION

   We may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of our assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

   o the surviving corporation assumes all our obligations under the indenture;

   o at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

   o      certain other conditions are met.

MODIFICATIONS, AMENDMENTS AND MEETINGS

 Changes Requiring Approval of Each Affected Holder

   The indenture (including the terms and conditions of the notes) cannot be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

   o change the maturity of the principal of or any installment of interest on any note (including any payment of liquidated damages);

   o reduce the principal amount of, or any premium or interest on (including any payment of liquidated damages), any note;

   o      change the currency of payment of such note or interest thereon;

   o impair the right to institute suit for the enforcement of any payment on or with respect to any note;

   o      modify our obligations to maintain an office or agency in New York
          City;

   o except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a Change of Control or the conversion rights of holders of the notes;

   o modify the subordination provisions of the indenture in a manner adverse to the holders of notes;

   o modify the redemption provisions of the indenture (other than the provisions of the indenture governing the repurchase of notes upon the occurrence of a Change in Control) in a manner adverse to the holders of notes;

   o reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture or to waive any past default; or

   o reduce the percentage in aggregate principal amount of notes outstanding required for the adoption of a resolution or the quorum required at any meeting of holders of notes at which a resolution is adopted.

 Changes Requiring Majority Approval

   The indenture (including the terms and conditions of the notes) may be modified or amended either:

   o with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding; or

   o by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount of the notes represented at such meeting.

 Changes Requiring No Approval

   The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purposes of, among other things:

   o      adding to our covenants for the benefit of the holders of notes;

   o      surrendering any right or power conferred upon us;

   o providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

   o providing for the assumption of our obligations to the holders of notes in the case of a merger, consolidation, conveyance, transfer or lease;

   o reducing the conversion price, provided that the reduction will not adversely affect the interests of the holders of notes;

   o complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

   o making any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect;

   o curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect; or

   o adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of notes.

MEETINGS

   The indenture contains provisions for convening meetings of the holders of notes to consider matters affecting their interests.

 Quorum

   The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the notes at the time outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of the aggregate principal amount.

SATISFACTION AND DISCHARGE

   We may satisfy and discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if:

   o all outstanding notes will become due and payable at their scheduled maturity within one year; or

   o      all outstanding notes are scheduled for redemption within one year,

and, in either case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity or the scheduled date of redemption.

GOVERNING LAW

   The indenture and the notes are governed by, and construed in accordance with, the law of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

   The Bank of New York, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. First Chicago Trust Company of New York is the transfer agent and registrar for our common stock. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

REGISTRATION RIGHTS

   Under the terms of the registration rights agreement, we have filed with the SEC this resale registration statement covering resales by holders of all notes, the Guarantees and the common stock issuable upon conversion of the notes. Under the terms of the agreement, we also agreed to use all commercially reasonable efforts to:

   o cause the registration statement to become effective as promptly as is practicable, but in no event later than 195 days after the earliest date of original issuance of any of the notes; and

   o      keep the registration statement effective until the earliest of:

    o       two years after the last date of original issuance of the notes;

    o the date when the holders of the notes and the common stock issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act; and

    o the date when all of the notes and the common stock into which the notes are convertible that are owned by the holders who complete and deliver in a timely manner the selling securityholder election and questionnaire appended to the offering memorandum dated November 16, 2000 are registered under the registration statement and disposed of in accordance with the registration statement.

   We will, when the registration statement is filed:

   o provide to each holder for whom the registration statement was filed copies of the prospectus that is a part of the registration statement;

   o notify each such holder when the registration statement has become effective; and

   o take certain other actions as are required to permit unrestricted resales of the notes and the common stock issuable upon conversion of the notes.

   Each holder who sells securities pursuant to the registration statement generally will be:

   o required to be named as a selling stockholder in the related prospectus;

   o      required to deliver a prospectus to purchasers;

   o subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

   o bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

   Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the registration statement. This notice will be effective for five business days. We may suspend the holder's use of the prospectus for a reasonable period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, if:

   o the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

   o we reasonably determine that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

   However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. Each holder, by its acceptance of a note, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

   If,

   o we have not filed the registration statement with the SEC prior to or on the 135th day following the earliest date of original issuance of any of the notes;

   o the registration statement has not been declared effective prior to or on the 195th day following the earliest date of original issuance of any of the notes; or

   o the registration statement ceases to be effective or fails to be usable and (1) we do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be (each, a "registration default"), additional interest as liquidated damages will accrue on the notes, from and including the day following the registration default to but excluding the day on which the registration default has been cured. Liquidated damages will be paid semiannually in arrears, with the first semiannual payment due on the first interest payment date, as applicable, following the date on which such liquidated damages begin to accrue, and will accrue at a rate per year equal to:

   o an additional 0.25% of the principal amount to and including the 90th day following such registration default; and

   o an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will liquidated damages accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its notes into common stock, the holder will be entitled to receive equivalent amounts based on the principal amount of the notes converted. We agreed to distribute a questionnaire to each holder to obtain certain information regarding the holder for inclusion in the prospectus. Holders were required to complete and deliver the questionnaire within 20 business days after receipt of the questionnaire to be named as selling stockholders in the related prospectus at the time of effectiveness. A holder will not be entitled to liquidated damages unless it has provided all information requested by the questionnaire prior to the deadline.

   The specific provisions relating to the registration described above are contained in the registration rights agreement which was entered into on the closing of the initial offering of the notes.

FORM, DENOMINATION AND REGISTRATION

   The notes were issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples of $1,000.

   The notes are evidenced by a global note deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC, and registered in the name of Cede & Co. as DTC's nominee. Record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below.

   A holder may hold its interests in the global note directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are direct DTC participants. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Holders may also beneficially own interests in the global note held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodian relationship with a direct DTC participant, either directly or indirectly.

   So long as Cede & Co., as nominee of DTC, is the registered owner of the global note, Cede & Co. for all purposes will be considered the sole holder of the global note. Except as provided below, owners of beneficial interests in the global note will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer a beneficial interest in the global note to such persons may be limited.

   We will wire, through the facilities of the trustee, principal, premium, if any, and interest payments on the global note to Cede & Co., the nominee for DTC, as the registered owner of the global note. L-3, the trustee and any paying agent will have no responsibility or liability for paying amounts due on the global note to owners of beneficial interests in the global note.

   It is DTC's current practice, upon receipt of any payment of principal of and premium, if any, and interest on the global note, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global note, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in notes represented by the global note held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name."

   If you would like to convert your notes into common stock pursuant to the terms of the notes, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

   Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the notes represented by global note to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

   Neither L-3 nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance of DTC or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including, without limitation, the presentation of notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global note are credited and only for the principal amount of the notes for which directions have been given.

   DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the initial purchasers of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global note among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the global note. None of L-3, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

                           DESCRIPTION OF CAPITAL STOCK

GENERAL

   The current certificate of incorporation of L-3 Holdings authorizes 100,000,000 shares of common stock with a par value of $.01 per share and 25,000,000 shares of preferred stock. As of March 12, 2001, the outstanding capital stock of L-3 Holdings consisted of 33,953,182 shares of common stock held by 152 stockholders of record, not including the stockholders for whom shares are held in a "nominee" or "street" name. The following summaries of certain provisions of the common stock do not purport to be complete and are subject to, and qualified in their entirety by, the provisions of the certificate of incorporation and bylaws of L-3 Holdings and by applicable law.

COMMON STOCK

   Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders of L-3 Holdings, and do not have cumulative voting rights. The holders of our common stock are entitled to ratably receive such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose, subject to preferences that may be applicable to any outstanding preferred stock and any other provisions of the L-3 Holdings certificate of incorporation. See "Dividend Policy". L-3 Holdings does not, however, anticipate paying any cash dividends in the foreseeable future. Holders of common stock have no preemptive or other rights to subscribe for additional shares. No shares of common stock are subject to redemption or a sinking fund. In the event of any liquidation, dissolution or winding up of L-3 Holdings, after payment of the debts and other liabilities of L-3 Holdings, and subject to the rights of holders of shares of preferred stock, holders of common stock are entitled to share in any distribution to the stockholders on a pro-rata basis. All of the outstanding shares of common stock of L-3 Holdings are, and the shares of common stock offered hereby will be, fully paid and non-assessable.

PREFERRED STOCK

   Our board of directors is authorized, without further vote or action by holders of common stock, to issue 25,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including voting, redemption and conversion rights. The board of directors may also designate dividend rights and preferences in liquidation. It is not possible to state the effect of the authorization and issuance of any series of preferred stock upon the rights of such shares without further action by holders of common stock. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of L-3 Holdings' common stock or the removal of incumbent management, which could thereby depress the market price of our common stock. We do not currently have any preferred stock outstanding.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for our common stock is First Chicago Trust Company of New York.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CHARTER AND BYLAWS

   The certificate of incorporation of L-3 Holdings provides for our board of directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock outstanding are able to elect all of the directors.

   The certificate of incorporation of L-3 Holdings also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Our stockholders may amend our bylaws or adopt new bylaws, by the affirmative vote of 66 2/3% of the outstanding voting securities. A special meeting of the stockholders may be called by our Chairman, Chief Executive Officer or any stockholders owning 10% or more of the outstanding shares of common stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

   The classification of the board of directors and lack of cumulative voting will make it more difficult not only for another party to obtain control of us by replacing our board of directors, but also for our existing stockholders to replace our board of directors. Since the board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

   Our anti-takeover and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. Additionally, these provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

   We, as a Delaware corporation, are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits us from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

   o prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

   o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85.0% of our outstanding voting stock at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

   o at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

   In general, Section 203 defines "business combination" to include the following:

   o any merger or consolidation involving the interested stockholder and us;

   o any sale, transfer, pledge or other disposition of 10% or more of assets involving the interested stockholder;

   o subject to certain exceptions, any transaction that results in our issuance or transfer of any of our stock to the interested stockholder;

   o any transaction involving us that has the effect of increasing the proportionate share of the stock or any class or series of our stock beneficially owned by the interested stockholder; or

   o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through us.

   In general, Section 203 defines "interested stockholder" as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following is a discussion of the material U.S. federal income tax consequences of the ownership of notes and conversion shares as of the date hereof. Except where noted, this summary deals only with holders who hold their notes and conversion shares as capital assets, and does not deal with special situations. For example, this summary does not address:

   o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or insurance companies;

   o tax consequences to persons holding notes or conversion shares as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

   o tax consequences to holders of notes or conversion shares whose "functional currency" is not the U.S. dollar;

   o      alternative minimum tax consequences, if any; or

   o      any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code,") and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below. If a partnership holds our notes or conversion shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes or conversion shares, you should consult your tax adviser.

   IF YOU ARE CONSIDERING THE PURCHASE OF NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISERS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

CONSEQUENCES TO UNITED STATES HOLDERS

   The following is a summary of the U.S. federal tax consequences that will apply to you if you are a United States holder of notes or conversion shares.

   Certain consequences to "non-United States holders" of notes and conversion shares are described under "--Consequences to Non-United States Holders" below. "United States holder" means a beneficial owner of a note that is:

   o      a citizen or resident of the U.S.;

   o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the U.S.;

   o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

   o a trust that (1) is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

 Payment of Interest

   Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

 Constructive Dividend

   The conversion price of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code.

 Market Discount

   If you purchase a note for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as "market discount" for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any payment, other than qualified stated interest, on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of its payment or disposition. In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note.

   Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS"). You should consult your own tax adviser before making this election.

 Amortizable Bond Premium

   If you purchase a note for an amount in excess of the sum of all amounts payable on the note after the purchase date other than qualified stated interest, you will be considered to have purchased the note at a "premium". You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax adviser before making this election.

 Sale, Exchange and Retirement of Notes

   Except as provided below under "--Conversion of Notes into Conversion Shares," you will generally recognize gain or loss upon the sale, exchange, retirement or other disposition of a note equal to the difference between the amount realized (less an amount equal to any accrued interest not previously included in income, which will be taxable as ordinary income) upon the sale, exchange, retirement or other disposition and your adjusted tax basis in the note. Your tax basis in a note will generally be equal to the amount you paid for the note. Any gain or loss, except as described above with respect to market discount, will be capital gain or loss. If you are an individual and have held the note for more than one year, your capital gain may be taxable at a reduced rate. Your ability to deduct capital losses may be limited.

 Conversion of Notes into Conversion Shares

   You will not recognize gain or loss on the conversion of your notes into conversion shares (except to the extent of cash received in lieu of a fractional conversion share). The amount of gain or loss on the deemed sale of such fractional conversion share generally will be equal to the difference between the amount of cash you receive in respect of such fractional conversion share and the portion of your tax basis in the note that is allocable to the fractional conversion share. The tax basis of the conversion shares received upon a conversion will equal the adjusted tax basis of the note that was converted, reduced by the portion of the tax basis that is allocable to any fractional conversion share. Your holding period for conversion shares will include the period during which you held the notes.

   You should contact your tax advisers concerning the ownership of conversion shares.

 Information Reporting and Backup Withholding

   In general, information reporting requirements will apply to certain payments of principal and interest paid on the notes and dividends paid on the conversion shares and to the proceeds of sale of a note or conversion share made to you unless you are an exempt recipient (such as a corporation). A 31% backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CONSEQUENCES TO NON-UNITED STATES HOLDERS

   The following is a summary of the United States federal tax consequences that will apply to you if you are a non-United States holder of notes or conversion shares. The term "non-United States holder" means a beneficial owner of a note that is not a United States holder.

 U.S. Federal Withholding Tax

   The 30% U.S. federal withholding tax will not apply to any payment to you of principal or interest on a note provided that:

   o you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

   o you are not a controlled foreign corporation that is related to us through stock ownership;

   o you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

   o you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS W-8BEN (or successor form)), or if you hold the note through certain foreign intermediaries, you satisfy the certification requirements of applicable U.S. Treasury regulations.

   If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S.

   Any dividends paid to you with respect to the conversion shares (including any deemed dividends while you hold the notes resulting from certain adjustments, or failure to make adjustments, to the number of conversion shares to be issued on conversion of the notes) generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the U.S. and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax. In order to be exempt from withholding tax under this exception, you must provide us with a properly executed IRS Form W-8ECI (or successor form) stating that dividends paid on the conversion shares are not subject to withholding tax because the conversion shares are effectively connected with your conduct of a trade or business in the U.S. In order to claim the benefit of an applicable treaty rate (and avoid backup withholding as discussed below), you are required to provide us with a properly executed IRS Form W-8BEN (or successor form) claiming a reduction in withholding under the benefit of a tax treaty.

   Special rules apply to claims for treaty benefits made by non-U.S. holders that are entities rather than individuals and to beneficial owners of dividends paid to entities in which such beneficial owners are interest holders.

   The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note or conversion share.

 U.S. Federal Estate Tax

   The U.S. federal estate tax will not apply to notes owned by you at the time of your death, provided that

   o you do not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the U.S. Treasury regulations) and

   o interest on the notes would not have been, if received at the time of your death, effectively connected with your conduct of a trade or business in the U.S.

However, conversion shares held by you at the time of your death will be included in your gross estate for U.S. federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

 U.S. Federal Income Tax

   If you are engaged in a trade or business in the U.S. and interest on a note or dividends on a conversion share are effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest or dividend on a net income basis (although exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the U.S. For this purpose, interest on the notes and dividends on the conversion shares will be included in earnings and profits.

   Any gain or income realized on the disposition of a note or conversion share generally will not be subject to U.S. federal income tax unless

   o that gain or income is effectively connected with the conduct of a trade or business in the U.S. by you,

   o in the case of gain, you are an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met or

   o we are or have been a "U.S. real property holding corporation" for United States federal income tax purposes.

We believe that we are not and do not anticipate becoming a "U.S. real property holding corporation" for U.S. federal income tax purposes.

 Information Reporting and Backup Withholding

   In general, you will not be subject to backup withholding and information reporting with respect to payments that we make to you provided that we do not have actual knowledge that you are a U.S. person and we have received from you the certification described above in the fourth bullet point under "--U.S. Federal Withholding Tax."

   In addition, you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note or conversion share within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge that you are a U.S. person, as defined under the Code, or you otherwise establish an exemption.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                               PLAN OF DISTRIBUTION

   The selling holders and their successors, including their transferees, pledgees or donees or their successors, may sell the notes and the common stock into which the notes are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

   The notes and the common stock into which the notes are convertible may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

   o on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the notes or the common stock may be listed or quoted at the time of sale;

   o      in the over-the-counter market;

   o in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

   o through the writing of options, whether the options are listed on an options exchange or otherwise; or

   o      through the settlement of short sales.

   In connection with the sale of the notes and the common stock into which the notes are convertible or otherwise, the selling holders may enter into hedging transactions with the broker-dealers or other financial institutions, which may in turn engage in short sales of the notes or the common stock into which the notes are convertible in the course of hedging the positions they assume. The selling holders may also sell the notes or the common stock into which the notes are convertible short and deliver these securities to close out their short positions, or loans or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell these securities.

   The aggregate proceeds to the selling holders from the sale of the notes or common stock into which the notes are convertible offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

   Our outstanding common stock is listed for trading on the New York Stock Exchange. We do not intend to list the notes for trading on any national securities exchange or on the New York Stock Exchange and can give no assurance about the development of any trading market for the notes.

   In order to comply with the securities laws of some states, if applicable, the notes and common stock into which the notes are convertible may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock into which the notes are convertible may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

   The selling holders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling holders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

   In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling holder may not sell any notes or common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

   To the extent required, the specific notes or common stock to be sold, the names of the selling holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commission or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

   We entered into a registration rights agreement for the benefit of holders of the notes to register their notes and common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provided for cross-indemnification of the selling holders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling holders incident to the offering and sale of the notes and the common stock.

                                  LEGAL MATTERS

   The validity of the notes offered by this prospectus and of the shares of common stock issuable upon conversion thereof will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                     EXPERTS

   Our financial statements have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent auditors given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission, referred to herein as the SEC. Such reports and other information can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

   Our common stock is quoted on the New York Stock Exchange under the symbol "LLL." You may inspect reports and other information concerning us at the offices of the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

   YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

                        INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements as of December 31, 2000 and 1999 and for the years ended December 31, 2000, 1999 and 1998.

 Report of Independent Auditors......................................................    F-2

 Consolidated Balance Sheets as of December 31, 2000 and December 31, 1999 ..........    F-3

 Consolidated Statements of Operations for the years ended December 31, 2000, 1999
  and 1998 ..........................................................................    F-4

 Consolidated Statements of Shareholders' Equity for the years ended December 31,
  2000, 1999 and 1998................................................................    F-5

 Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999
  and 1998...........................................................................    F-6

 Notes to Consolidated Financial Statements..........................................    F-7

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year
 ended December 31, 2000.............................................................   F-29

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of L-3 Communications Holdings, Inc.

We have audited the accompanying consolidated balance sheets of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2000 and 1999, their consolidated results of operations and cash flows for each of the three years ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                                /s/ PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, New York
February 6, 2001

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                         CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    DECEMBER 31,
                                                             --------------------------
                                                                 2000          1999
                                                             ------------ ------------
                           ASSETS
Current assets:
 Cash and cash equivalents .................................  $   32,680    $   42,788
 Contracts in process ......................................     700,133       479,143
 Deferred income taxes .....................................      89,732        32,985
 Other current assets ......................................       7,025         7,761
                                                             ------------ ------------
  Total current assets .....................................     829,570       562,677
                                                             ------------ ------------
Property, plant and equipment, net .........................     156,128       140,971
Intangibles, primarily goodwill ............................   1,371,368       821,552
Deferred income taxes ......................................      57,111        56,858
Other assets ...............................................      49,367        46,683
                                                             ------------ ------------
  Total assets..............................................  $2,463,544    $1,628,741
                                                             ============ ============
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable, trade ...................................  $  159,901    $   98,693
 Accrued employment costs ..................................     102,606        70,618
 Accrued expenses ..........................................      55,576        29,030
 Customer advances .........................................      55,203        56,738
 Accrued interest ..........................................      16,335        12,683
 Income taxes ..............................................       7,251         2,715
 Other current liabilities .................................      71,797        36,680
                                                             ------------ ------------
  Total current liabilities ................................     468,669       307,157
                                                             ------------ ------------
Pension and postretirement benefits ........................     105,523       110,262
Other liabilities ..........................................     101,783        23,147
Long-term debt .............................................   1,095,000       605,000

Commitments and contingencies
Shareholders' equity:
 Common stock; $.01 par value; authorized 100,000,000
  shares, issued and outstanding 33,606,645 and 32,794,547
  shares ...................................................     515,926       483,694
 Retained earnings .........................................     186,272       103,545
 Unearned compensation .....................................      (2,457)       (1,661)
 Accumulated other comprehensive loss ......................      (7,172)       (2,403)
                                                             ------------ ------------
Total shareholders' equity .................................     692,569       583,175
                                                             ------------ ------------
  Total liabilities and shareholders' equity................  $2,463,544    $1,628,741
                                                             ============ ============

               See notes to consolidated financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     YEAR ENDED DECEMBER 31,
                                             ----------------------------------------
                                                 2000          1999         1998
                                             ------------ ------------  ------------
Sales.......................................  $1,910,061    $1,405,462   $1,037,045
Costs and expenses..........................   1,687,343     1,254,976      936,696
                                             ------------ ------------  ------------
Operating income............................     222,718       150,486      100,349
Interest and other income...................       4,393         5,534        2,659
Interest expense............................      93,032        60,590       49,558
                                             ------------ ------------  ------------
Income before income taxes..................     134,079        95,430       53,450
Provision for income taxes..................      51,352        36,741       20,899
                                             ------------ ------------  ------------
Net income .................................  $   82,727    $   58,689   $   32,551
                                             ============ ============  ============
Earnings per common share:
 Basic......................................  $     2.48    $     1.83   $     1.32
                                             ============ ============  ============
 Diluted....................................  $     2.37    $     1.75   $     1.26
                                             ============ ============  ============
Weighted average common shares outstanding:
 Basic......................................      33,355        32,107       24,679
                                             ============ ============  ============
 Diluted....................................      34,953        33,516       25,900
                                             ============ ============  ============

               See notes to consolidated financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
               CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                                (IN THOUSANDS)

                                COMMON STOCK                                               ACCUMULATED
                              -----------------  ADDITIONAL                                   OTHER
                               SHARES     PAR      PAID-IN     RETAINED     UNEARNED      COMPREHENSIVE
                               ISSUED    VALUE     CAPITAL     EARNINGS   COMPENSATION    INCOME (LOSS)     TOTAL
                              -------- -------  ------------  ----------  --------------  ---------------  ----------
Balance December 31, 1997  ..  17,056    $171     $101,191     $ 12,305                                   $113,667
Comprehensive income:
 Net income .................                                    32,551                                     32,551
 Minimum pension liability
  adjustment, net of tax ....                                                                $(9,514)       (9,514)
 Foreign currency
  translation adjustment  ...                                                                   (137)         (137)
                                                                                                         ----------
                                                                                                            22,900
Shares issued:
 Sale of common stock .......   6,900      69      139,431                                                 139,500
 Employee benefit plans  ....      22      --          967                                                     967
 Exercise of stock options  .     480       5        3,887                                                   3,892
 Conversion of common stock
  subject to repurchase
  agreement .................   2,944      29       19,019                                                  19,048
                              -------- -------  ------------ ----------  -------------- ---------------  ----------

Balance December 31, 1998  ..  27,402     274      264,495       44,856                       (9,651)      299,974
Comprehensive income:
 Net income .................                                    58,689                                     58,689
 Minimum pension liability
  adjustment, net of tax ....                                                                  9,443         9,443
 Unrealized loss on
  securities, net of tax ....                                                                   (970)         (970)
 Foreign currency
  translation adjustment  ...                                                                 (1,225)       (1,225)
                                                                                                         ----------
                                                                                                            65,937
Shares issued:
 Sale of common stock .......   5,000      50      201,763                                                 201,813
 Employee benefit plans  ....     163       2        6,991                                                   6,993
 Acquisition consideration ..     151       2        6,432                                                   6,434
 Exercise of stock options  .      79      --        1,764                                                   1,764
Grant of restricted stock  ..                        1,921                   $(1,921)                           --
Amortization of unearned
 compensation ...............                                                    260                           260
                              -------- -------  ------------ ----------  -------------- ---------------  ----------

Balance December 31, 1999  ..  32,795     328      483,366      103,545       (1,661)         (2,403)      583,175
Comprehensive income:
 Net income .................                                    82,727                                     82,727
 Minimum pension liability
  adjustment, net of tax ....                                                                   (819)         (819)
 Foreign currency
  translation adjustment  ...                                                                 (1,222)       (1,222)
 Unrealized loss on
  securities, net of tax ....                                                                 (2,728)       (2,728)
                                                                                                         ----------
                                                                                                            77,958
Shares issued:
 Employee benefit plans  ....     235       2       12,640                                                  12,642
 Exercise of stock options ..     577       6       18,056                                                  18,062
Grant of restricted stock  ..                        1,512                    (1,512)                           --
Amortization of unearned
 compensation ...............                                                    716                           716
Other........................                           16                                                      16
                              -------- -------  ------------ ----------  -------------- ---------------  ----------

Balance December 31, 2000  ..  33,607    $336     $515,590     $186,272      $(2,457)        $(7,172)     $692,569
                              ======== =======  ============ ==========  ============== ===============  ==========

               See notes to consolidated financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                            -------------------------------------
                                                                2000        1999         1998
                                                            ----------- -----------  -----------
OPERATING ACTIVITIES:
Net income ................................................  $  82,727    $  58,689   $  32,551
Goodwill amortization .....................................     35,327       20,970      13,966
Depreciation and other amortization .......................     38,927       32,748      26,389
Amortization of deferred debt issue costs .................      5,724        3,904       2,564
Deferred income tax provision .............................     25,103       28,831      19,786
Other noncash items .......................................     12,517        6,617         967
Changes in operating assets and liabilities, net of
amounts acquired:
 Contracts in process .....................................    (66,402)     (61,670)    (23,807)
 Other current assets .....................................     (2,599)         (70)         48
 Other assets .............................................       (416)         552        (376)
 Accounts payable .........................................     38,065        2,896      23,480
 Accrued employment costs .................................      6,239        2,052       8,653
 Accrued expenses .........................................      2,274       (6,280)        (90)
 Customer advances ........................................    (17,087)       5,766     (12,132)
 Accrued interest .........................................      3,637        5,985       2,279
 Income taxes .............................................     13,161        3,917         331
 Other current liabilities ................................    (59,286)     (13,554)    (12,281)
 Pension and postretirement benefits ......................     (7,214)       1,788          18
 Other liabilities ........................................      1,959        7,102       2,873
 All other operating activities ...........................      1,149       (1,225)       (137)
                                                            ----------- -----------  -----------
Net cash from operating activities ........................    113,805       99,018      85,082
                                                            ----------- -----------  -----------
INVESTING ACTIVITIES:
Acquisition of businesses, net of cash acquired  ..........   (599,608)    (272,195)   (447,988)
Proceeds from net assets held for sale ....................         --           --       6,653
Capital expenditures ......................................    (33,580)     (23,456)    (23,429)
Disposition of property, plant and equipment ..............     18,060        6,713         970
Other investing activities ................................      6,905        4,136      (9,069)
                                                            ----------- -----------  -----------
Net cash (used in) investing activities ...................   (608,223)    (284,802)   (472,863)
                                                            ----------- -----------  -----------
FINANCING ACTIVITIES:
Repayment of borrowings under term loan facilities  .......         --           --    (172,000)
Borrowings under revolving credit facility ................    858,500       74,700     367,000
Repayment of borrowings under revolving credit facility  ..   (668,500)     (74,700)   (367,000)
Proceeds from sale of senior subordinated notes  ..........         --           --     380,000
Proceeds from sale of convertible senior subordinated
 notes.....................................................    300,000           --          --
Proceeds from sale of common stock, net ...................         --      201,582     139,500
Debt issuance costs .......................................    (12,916)        (323)    (14,173)
Proceeds from exercise of stock options ...................      8,954          658       3,110
Other financing activities ................................     (1,728)         525          --
                                                            ----------- -----------  -----------
Net cash from financing activities ........................    484,310      202,442     336,437
                                                            ----------- -----------  -----------
Net increase (decrease) in cash ...........................    (10,108)      16,658     (51,344)
Cash and cash equivalents, beginning of period  ...........     42,788       26,130      77,474
                                                            ----------- -----------  -----------
Cash and cash equivalents, end of period ..................  $  32,680    $  42,788   $  26,130
                                                            =========== ===========  ===========

               See notes to consolidated financial statements.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Dollars in thousands, except per share data)

1. DESCRIPTION OF BUSINESS

   L-3 Communications Holdings, Inc. ("L-3 Holdings"), and subsidiaries ("L-3" or the "Company"), including its wholly-owned subsidiary L-3 Communications Corporation ("L-3 Communications") is a merchant supplier of sophisticated secure communication systems and specialized communication products. The Company produces secure, high data rate communication systems, training and simulation systems, avionics and ocean products, telemetry, instrumentation and space products and microwave components. These systems and products are critical elements of virtually all major communication, command and control, intelligence gathering and space systems. The Company's systems and specialized products are used to connect a variety of airborne, space, ground-and sea-based communication systems and are used in the transmission, processing, recording, monitoring and dissemination functions of these communication systems. The Company's customers include the U.S. Department of Defense ("DoD"), certain U.S. Government intelligence agencies, major aerospace and defense contractors, foreign governments, commercial customers and certain other U.S. Government agencies. The Company has two reportable segments, Secure Communication Systems and Specialized Communication Products.

   Secure Communication Systems. This segment provides secure, high data rate communications systems for military and other U.S. Government reconnaissance and surveillance applications. The major secure communication programs and systems include:

   o secure data links for airborne, satellite, ground-and sea-based remote platforms for real time information collection and dissemination to users;

   o strategic and tactical signal intelligence systems that detect, collect, identify, analyze and disseminate information;

   o      secure telephone and network equipment and encryption management;

   o      communication software support services; and

   o communication systems for surface and undersea vessels and manned space flights.

   The Secure Communication Systems segment includes the training and simulation business, which produces advanced simulation and training products, with high-fidelity representations of cockpits and operator stations for aircraft and vehicle system simulation. This segment also provides a full range of teaching, training, logistic and training device support services to domestic and international military customers, and ballistic targets for the DoD.

   Specialized Communication Products. This segment supplies products to military and commercial customers, and focuses on niche markets in which the Company believes it can achieve a market leadership position. This reportable segment includes three product categories:

   o avionics and ocean products including aviation recorders, airborne collision avoidance products, displays, antennas, acoustic undersea warfare products and naval power distribution, conditioning, switching and protection equipment;

   o telemetry, instrumentation and space products including commercial off-the-shelf, real-time data collection and transmission products and components for missile, aircraft and space-based electronic systems; and

   o microwave components including commercial off-the-shelf, high-performance microwave components and frequency monitoring equipment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF CONSOLIDATION: The consolidated financial statements of the Company include all wholly owned and significant majority-owned subsidiaries. Investments over which the Company has significant influence but does not have voting control are accounted for by the equity method.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   CASH AND CASH EQUIVALENTS: Cash equivalents consist of highly liquid investments with a maturity of three months or less at time of purchase.

   REVENUE RECOGNITION: Sales on production-type contracts which are within the scope of the American Institute of Certified Public Accountants Statement of Position 81-1 Accounting for Performance of Construction-Type and Certain Production-Type Contracts ("SOP 81-1") are recorded as units are shipped and profits applicable to such shipments are recorded pro rata based upon estimated total profit at completion of the contract. Sales and profits on cost reimbursable contracts which are within the scope of SOP 81-1 are recognized as costs are incurred. Sales and estimated profits under other long-term contracts which are within the scope of SOP 81-1 are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and their realization is reasonably assured. Losses on contracts are recognized when determined. The impact of revisions in profit estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made. Sales which are not within the scope of SOP 81-1 are recognized in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin No. 101.

   CONTRACTS IN PROCESS: Costs accumulated on contracts in process include direct costs and manufacturing overhead costs, and for U.S. Government contracts and contracts with prime contractors or subcontractors of the U.S. Government, general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in process contain amounts relating to contracts and programs with long performance cycles, a portion of which may not be realized within one year. Unbilled contract receivables represent accumulated recoverable costs and earned profits on contracts in process that have been recorded as sales, but have not yet been billed to customers. Inventoried contract costs represent recoverable costs incurred on contracts in process. Inventories other than inventoried contract costs are stated at the lower of cost or market primarily using the average cost method. Under the contractual arrangements on certain contracts with the U.S. Government, the Company receives progress payments as it incurs costs. The U.S. Government has a security interest in the unbilled contract receivables and inventoried contract costs to which progress payments have been applied, and such progress payments are reflected as an offset against the related unbilled contract receivables and inventoried contract costs. Other customer advances are classified as current liabilities.

   PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range substantially from 10 to 40 years for buildings and improvements and 3 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

   DEBT ISSUANCE COSTS: Costs incurred to issue debt are deferred and amortized as interest expense over the term of the related debt using a method that approximates the effective interest method.

   INTANGIBLES: Intangibles consist primarily of the excess of the purchase cost of acquired businesses over the fair value of net assets acquired ("goodwill") and are amortized on a straight-line basis over periods ranging from 15 to 40 years. Accumulated goodwill amortization was $76,001 at December 31, 2000 and $40,147 at December 31, 1999. The carrying amount of goodwill is evaluated on a recurring basis. Current and estimated future profitability and undiscounted cash flows excluding financing costs of the acquired businesses are the primary indicators used to assess the recoverability of goodwill. For the years ended December 31, 2000 and 1999, there were no material adjustments to the carrying amounts of goodwill resulting from these evaluations.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   INCOME TAXES: The Company provides for income taxes using the liability method prescribed by the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under the liability method, deferred income tax assets and liabilities reflect tax carryforwards and the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes, as determined under enacted tax laws and rates. The effect of changes in tax laws or rates is accounted for in the period of enactment.

   RESEARCH AND DEVELOPMENT: Research and development costs sponsored by the Company include bid and proposal costs related to government products and services. These costs generally are allocated among all contracts in progress under U.S. Government contractual arrangements. Customer-funded research and development costs incurred pursuant to contracts are accounted for as direct contract costs.

   STOCK OPTIONS: In accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations, compensation expense for stock options is recognized in income based on the excess, if any, of L-3 Holdings' fair value of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. When the exercise price for stock options granted to employees equals or exceeds the fair value of the L-3 Holdings common stock at the date of grant, the Company does not recognize compensation expense. The Company has adopted the disclosure only provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

   USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and costs and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, estimated costs in excess of billings to complete contracts in process, estimates of pension and postretirement benefit obligations, recoverability of recorded amounts of fixed assets and goodwill, income taxes, litigation and environmental obligations. Actual results could differ from these estimates.

   RECENTLY ISSUED ACCOUNTING STANDARDS: In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value and is effective for all quarters of fiscal years beginning after June 15, 2000. The Company does not expect SFAS 133 to have a material impact on the consolidated results of operations or financial position.

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"), which replaces SFAS 125. SFAS 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company does not expect SFAS 140 to have a material impact on the consolidated results of operations or financial position.

   In March 2000, the Financial Accounting Standards Board issued
Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation --An Interpretation of APB

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

Opinion No. 25 ("FIN 44"). FIN 44 clarifies the definition of an employee for purposes of calculating stock-based compensation, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is primarily effective July 1, 2000, with some provisions effective earlier. The Company adopted the accounting and disclosures required by FIN 44 for all periods presented.

   RECLASSIFICATIONS: Certain reclassifications have been made to conform prior-year amounts to the current-year presentation.

3. ACQUISITIONS AND DIVESTITURES

   On January 8, 1999 the Company acquired all of the outstanding common stock of Microdyne Corporation ("Microdyne") for $94,228 in cash including expenses and the repayment of assumed debt, net of cash acquired. On April 16, 1999 the Company acquired all of the outstanding common stock of Aydin Corporation ("Aydin") for $60,034 in cash including expenses, net of cash acquired. On June 30, 1999 the Company acquired all the outstanding common stock of Interstate Electronics Corporation ("IEC") from Scott Technologies Inc. for $40,610 in cash including expenses. On December 31, 1999, the Company acquired the assets of the Space and Navigation Systems business ("SNS") of Honeywell International Inc. ("Honeywell") for $55,000 in cash, plus expenses, subject to adjustment based on closing date net assets, as defined.

   On February 10, 2000, the Company acquired the assets of the Training Devices and Training Services ("TDTS") business of Raytheon Company for $160,000 in cash plus expenses, subject to adjustment based on closing date net working capital, as defined. Following the acquisition, the Company changed TDTS's name to L-3 Communications Link Simulation and Training ("Link Simulation and Training").

   On February 14, 2000, the Company acquired the assets of Trex
Communications Corporation ("TrexCom") for $50,210 in cash, plus expenses, subject to adjustment based on closing date net worth, as defined.

   On April 28, 2000, the Company acquired the Traffic Alert and Collision Avoidance System ("TCAS") product line from Honeywell for a purchase price of $239,594 in cash, including expenses. In anticipation of the TCAS acquisition, on February 25, 2000, the Company entered into a Memorandum of Agreement with Thomson-CSF Sextant S.A. ("Sextant"), a subsidiary of Thomson-CSF, under which L-3 agreed to create a limited liability corporation for TCAS, contribute 100% of the TCAS assets to be acquired from Honeywell to the TCAS LLC, and sell a 30% interest in the TCAS LLC to Sextant for a cash purchase price equal to 30% of the final purchase price paid to Honeywell for TCAS (which is expected to be approximately $71,738). L-3 will consolidate the financial statements of the TCAS LLC. The Company expects to complete this transaction during the first half 2001.

   On June 30, 2000, the Company acquired all the outstanding stock of MPRI Inc. ("MPRI") for $35,686 in cash including expenses, subject to additional consideration not to exceed $4,000 based on the financial performance of MPRI for the year ending June 30, 2001.

   On July 11, 2000, the Company acquired 53.5% of the outstanding common stock of LogiMetrics, Inc. ("LogiMetrics") for $15,000, of which $8,500 of the purchase price was paid in cash at closing, and the balance was paid in installments that were completed in the first quarter of 2001. The Company also agreed to invest an additional $5,000 in cash during 2001 for additional common stock.

   On December 29, 2000, the Company acquired all of the outstanding common stock of Coleman Research Corporation ("Coleman"), a subsidiary of Thermo Electron Corporation for $60,000 in cash,

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

subject to adjustment based on closing date net working capital, and additional consideration not to exceed $5,000 based on the financial performance of Coleman for the year ending December 31, 2001.

   All of the acquisitions were financed with cash on hand or borrowings on senior credit facilities.

   All of the Company's acquisitions have been accounted for as purchase business combinations and are included in the Company's results of operations from their respective effective dates. The assets and liabilities recorded in connection with the acquisitions of SNS, TDTS, TrexCom, TCAS, and LogiMetrics were $763,845 and $247,943. The assets and liabilities recorded in connection with the purchase price allocations for the acquisitions of MPRI and Coleman are based upon preliminary estimates of fair values for contracts in process, estimated costs in excess of billings to complete contracts in process, inventories, and deferred taxes. Actual adjustments will be based on the final purchase prices and final appraisals and other analyses of fair values which are in process. The Company has valued acquired contracts in process at contract price, less the estimated costs to complete and an allowance for normal profit on the Company's effort to complete such contracts. The preliminary assets and liabilities recorded in connection with the acquisitions of MPRI and Coleman were $118,611 and $22,855. The Company does not expect the differences between the preliminary and final purchase price allocations for the acquisitions to be material. Goodwill is amortized on a straight-line basis over periods of 40 years for SNS, TDTS, TCAS, Coleman and MPRI and 20 years for LogiMetrics and TrexCom.

   Had the acquisitions of TDTS, TCAS and Coleman and the related financing transactions occurred on January 1, 2000, the unaudited pro forma sales, net income and diluted earnings per share for the year ended December 31, 2000 would have been $2,072,300, $80,000 and $2.29. Had the acquisitions of Microdyne, Aydin, IEC, SNS, TDTS, TCAS and Coleman and related financing transactions occurred on January 1, 1999, the unaudited pro forma sales, net income and diluted earnings per share for the year ended December 31, 1999 would have been $2,058,900, $43,200 and $1.29. The pro forma results are based on various assumptions and are not necessarily indicative of the result of operations that would have occurred had the acquisitions and the related financing transactions occurred on January 1, 1999 and 2000.

   Interest and other income for the year ended December 31, 2000 includes gains of $14,940 from the sales of our interests in certain businesses. These gains were largely offset by losses of $12,456 on the write-down in the carrying value of certain investments and intangible assets. The net proceeds from the sales were $19,638, and are included in Other Investing Activities on the Statement of Cash Flows.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

4. CONTRACTS IN PROCESS

   The components of contracts in process are presented in the table below. The unbilled contract receivables, inventoried contract costs and unliquidated progress payments are principally related to contracts with the U.S. Government and prime contractors or subcontractors of the U.S. Government.

                                             DECEMBER 31,
                                        ----------------------
                                           2000        1999
                                        ---------- ----------
Billed receivables ....................  $319,780    $258,054
                                        ---------- ----------
Unbilled contract receivables, gross  .   279,474     123,969
Less: unliquidated progress payments  .   (52,153)    (10,351)
                                        ---------- ----------
 Unbilled contract receivables, net  ..   227,321     113,618
                                        ---------- ----------
Inventoried contract costs, gross  ....    72,504      65,967
Less: unliquidated progress payments  .   (23,061)    (19,273)
                                        ---------- ----------
 Inventoried contract costs, net  .....    49,443      46,694
Inventories at lower of cost or
 market................................   103,589      60,777
                                        ---------- ----------
 Total contracts in process ...........  $700,133    $479,143
                                        ========== ==========

   The Company believes that approximately $203,000 of the unbilled contract receivables at December 31, 2000 will be billed and collected within one year.

   The selling, general and administrative ("SG&A") cost data presented in the table below have been used in the determination of the costs and expenses presented on the statements of operations.

                                                  YEAR ENDED DECEMBER 31
                                              -------------------------------
                                                 2000      1999       1998
                                              --------- ---------  ---------
SG&A costs included in inventoried contract
 costs ......................................  $ 24,396  $ 23,637   $ 16,550
SG&A incurred costs .........................   350,561   265,136    189,507
Independent research and development,
 including bid and proposal costs included
 in SG&A incurred costs .....................   101,883    76,134     59,897

5. OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

   At December 31, 2000, other current liabilities include $31,737 of estimated costs in excess of billings to complete contracts in process principally related to contracts assumed as part of the TDTS business that was acquired from Raytheon in February 2000, including the U.S. Army Aviation Combined Arms Tactical Trainer ("AVCATT") contract. At December 31, 2000, other liabilities include $59,641 for the non-current portion of estimated costs in excess of billings to complete contracts in process, principally for the AVCATT contract. At December 31, 1999, other current liabilities did not include any items in excess of 5% of total current liabilities. At December 31, 2000 and 1999, other liabilities did not include any items in excess of 5% of total liabilities.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

6. PROPERTY, PLANT AND EQUIPMENT

                                                      DECEMBER 31,
                                                  ---------------------
                                                     2000       1999
                                                  ---------- ---------
Land ............................................  $ 11,242   $  9,658
Buildings and improvements ......................    25,942     30,071
Machinery, equipment, furniture and fixtures  ...   178,603    137,665
Leasehold improvements ..........................    23,852     14,015
                                                  ---------- ---------
 Gross property, plant and equipment.............   239,639    191,409
Less: accumulated depreciation and amortization      83,511     50,438
                                                  ---------- ---------
 Property, plant and equipment, net .............  $156,128   $140,971
                                                  ========== =========

   Depreciation and amortization expense for property, plant and equipment was $36,158 for 2000, $29,554 for 1999, and $22,463 for 1998.

7. DEBT

   The components of long-term debt are presented in the table below.

                                                           DECEMBER 31,
                                                      -----------------------
                                                          2000        1999
                                                      ------------ ---------
Borrowings under Senior Credit Facilities............  $  190,000   $     --
10 3/8% Senior Subordinated Notes due 2007  .........     225,000    225,000
8 1/2% Senior Subordinated Notes due 2008  ..........     180,000    180,000
8% Senior Subordinated Notes due 2008 ...............     200,000    200,000
5.25% Convertible Senior Subordinated Notes due
 2009................................................     300,000         --
                                                      ------------ ---------
 Total long-term debt ...............................  $1,095,000   $605,000
                                                      ============ =========

   The borrowings under the Senior Credit Facilities, 10 3/8% Senior Subordinated Notes due 2007, 8 1/2% Senior Subordinated Notes due 2008 and 8% Senior Subordinated Notes due 2008 are the indebtedness of L-3
Communications. The 5.25% Convertible Senior Subordinated Notes due 2009 are the indebtedness of L-3 Holdings. Details on all of the outstanding debt of both L-3 Communications and L-3 Holdings are discussed below.

   L-3 Communications has three senior credit facilities that permit borrowings of up to $700,000, of which $400,946 is available after reductions for outstanding borrowings of $190,000 and letters of credit of $109,054. One facility for $200,000 expires on March 31, 2003 (the "Revolving Credit Facility"), a second facility for $200,000 expires August 9, 2001 (the "Revolving 364 Day Facility"), and a third facility for $300,000 expires on April 27, 2001 (the "New Revolving 364 Day Facility"). A portion of the Revolving 364 Day Facility may be extended, with the consent of the lenders for a period of 364 days following August 9, 2001 and L-3 Communications may convert the outstanding principal amount of any or all of the loans outstanding under the Revolving 364 Day Facility to term loans. In the event that any or all of the outstanding principal amount under the Revolving 364 Day Facility is converted, L-3 Communications would have to repay 20% of the resulting term loans by August 16, 2001. L-3 Communications would have to repay the remaining 80% of the term loans in six consecutive quarterly installments commencing on September 30, 2001. During the first half of 2001, L-3 Communications intends to restructure the Revolving 364 Day Facility together with all of the Senior Credit Facilities to extend their maturities.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   Borrowings under the Senior Credit Facilities bear interest, at L-3 Communications' option, at either: (i) a "base rate" equal to the higher of 0.50% per annum above the latest federal funds rate and the Bank of America "reference rate" (as defined) plus a spread ranging from 1.75% to 0.375% per annum depending on L-3 Communications' ratio of debt to EBITDA, as defined (the "Debt to EBITDA Ratio") at the time of determination or (ii) a "LIBOR rate" (as defined) plus a spread ranging from 2.75% to 1.25% per annum depending on L-3 Communications' Debt to EBITDA Ratio at the time of determination. At December 31, 2000 the weighted average interest rate on the borrowings outstanding under the Senior Credit Facilities was 8.5%. L-3 Communications pays commitment fees calculated on the daily amounts of the available unused commitments under the Senior Credit Facilities at a rate ranging from 0.50% to 0.20% per annum, depending on L-3 Communications' Debt to EBITDA Ratio in effect at the time of determination. L-3 Communications pays letter of credit fees calculated at a rate ranging from 1.375% to 0.625% per annum for performance letters of credit and 2.75% to 1.25% for all other letters of credit, in each case depending on L-3 Communications' Debt to EBITDA Ratio at the time of determination.

   In April 1997, L-3 Communications sold $225,000 of 10 3/8% Senior Subordinated Notes due May 1, 2007 (the "1997 Notes") with interest payable semi-annually on May 1 and November 1 of each year commencing November 1, 1997. The 1997 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The 1997 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 1, 2002 at redemption prices (plus accrued and unpaid interest) starting at 105.188% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 1, 2002 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 1, 2005 and thereafter.

   In May 1998, L-3 Communications sold $180,000 of 8 1/2% Senior Subordinated Notes due May 15, 2008 (the "May 1998 Notes") with interest payable semi-annually on May 15 and November 15 of each year commencing November 15, 1998. The May 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The May 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after May 15, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104.250% of principal (plus accrued and unpaid interest) during the 12-month period beginning May 15, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on May 15, 2006 and thereafter. In addition, prior to May 15, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of the May 1998 Notes with the net proceeds of one or more equity offerings, at a price equal to 108.500% of the principal (plus accrued and unpaid interest) to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, provided that at least 65% of the original aggregate principal amount of the May 1998 Notes remains outstanding thereafter.

   In December 1998, L-3 Communications sold $200,000 of 8% Senior Subordinated Notes due August 1, 2008 (the "December 1998 Notes") with interest payable semi-annually on February 1 and August 1 of each year commencing February 1, 1999. The December 1998 Notes are general unsecured obligations of L-3 Communications and are subordinated in right of payment to all existing and future senior debt of L-3 Communications. The December 1998 Notes are subject to redemption at any time, at the option of L-3 Communications, in whole or in part, on or after August 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 104% of principal (plus accrued and unpaid interest) during the 12-month period beginning August 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on August 1, 2006 and thereafter. In addition, prior to August 1, 2001, L-3 Communications may redeem up to 35% of the aggregate principal amount of

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

December 1998 Notes with the net proceeds of one or more equity offerings, at a price equal to 108% of the principal (plus accrued and unpaid interest) and to the extent such proceeds are contributed (within 120 days of any such offering) to L-3 Communications as common equity, provided that at least 65% of the original aggregate principal amount of the December 1998 Notes remains outstanding.

   In the fourth quarter of 2000, L-3 Holdings sold $300,000 of 5.25% Convertible Senior Subordinated Notes (the "Convertible Notes") due June 1, 2009 in a private placement. Interest is payable semi-annually on June 1 and December 1 of each year commencing June 1, 2001. The Convertible Notes may be converted at any time into L-3 Holdings common stock at a conversion price of $81.50 per share. If all the Convertible Notes were converted, an additional 3,680,982 shares of L-3 Holdings common stock would have been outstanding at December 31, 2000. The Convertible Notes are general unsecured obligations of L-3 Holdings and are subordinated in right of payment to all existing and future senior debt of L-3 Holdings and L-3 Communications. The Convertible Notes are subject to redemption at any time, at the option of L-3 Holdings, in whole or in part, on or after December 1, 2003 at redemption prices (plus accrued and unpaid interest) starting at 102.625% of principal (plus accrued and unpaid interest) during the 12-month period beginning December 1, 2003 and declining annually to 100% of principal (plus accrued and unpaid interest) on December 1, 2005 and thereafter.

   Collectively the 1997 Notes, May 1998 Notes, December 1998 Notes comprise the "Senior Subordinated Notes". The maturities on the Senior Subordinated Notes and Convertible Notes are, $225,000 in 2007, $380,000 in 2008 and $300,000 in 2009.

   The Senior Credit Facilities, Senior Subordinated Notes and Convertible Notes agreements contain financial and other restrictive covenants that limit, among other things, the ability of the Company to borrow additional funds, dispose of assets, or pay cash dividends. The Senior Credit Facilities contain the most restrictive financial covenants which require that (i) the Company's Debt to EBITDA Ratio be less than or equal to 4.50 for the quarter ended December 31, 2000, and that the maximum allowable debt ratio, as defined, thereafter declining over time to less than or equal to 3.25 for the quarters ending September 30, 2002 and thereafter, and (ii) the Company's interest coverage ratio, as defined, be greater than or equal to 2.50 for the quarter ended December 31, 2000, and that the minimum allowable interest coverage ratio, as defined, thereafter increasing over time to greater than or equal to at least 3.00 for the quarters ending September 30, 2002 and thereafter. For purposes of calculating the financial covenants under the Senior Credit Facilities, the Convertible Notes are considered debt of L-3 Communications. The Senior Credit Facilities also limit the payment of dividends by L-3 Communications to L-3 Holdings except for payment of franchise taxes, fees to maintain L-3 Communications legal existence, interest accrued on the Convertible Notes or to provide for operating costs of up to $1,000 annually. Under the covenant, L-3 Communications may pay permitted dividends to L-3 Holdings from its excess cash flow, as defined, a cumulative amount of $5,000, provided that the debt ratio is less than 3.5 to 1 as of the most recent fiscal quarter. As a result, at December 31, 2000, $5,000 of L-3 Communications net assets were available for payment of dividends to L-3 Holdings. Through December 31, 2000 the Company was in compliance with these covenants at all times.

   In connection with the Senior Credit Facilities, the Company has granted the lenders a first priority lien on the stock of L-3 Communications and substantially all of its domestic subsidiaries. The borrowings under the Senior Credit Facilities are guaranteed by L-3 Holdings and by substantially all of the domestic subsidiaries of L-3 Communications. The payment of principal and premium, if any, and interest on the Senior Subordinated Notes is unconditionally guaranteed, on an unsecured senior subordinated basis, jointly and severally, by all of L-3 Communications' restricted subsidiaries other than its foreign subsidiaries.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   The Convertible Notes are jointly and severally guaranteed (the "Guarantees") by certain existing direct and indirect, domestic subsidiaries of L-3 Holdings, including L-3 Communications (the "Guarantors"). The Guarantees are full and unconditional. The Guarantees are subordinated in right of payment to all existing and future senior debt of the Guarantors and rank pari passu with the other senior subordinated indebtedness of the Guarantors. L-3 Holdings has no independent assets or operations other than through its wholly owned subsidiary L-3 Communications, and all of L-3 Holdings' direct and indirect subsidiaries other than the Guarantors are minor.

   Pursuant to a registration rights agreement that L-3 Holdings entered into with the initial purchaser of the Convertible Notes, L-3 Holdings agreed to file a registration statement with the SEC within 135 days after the original issuance of the Convertible Notes to cover resales by holders of the Convertible Notes and the Guarantees and the L-3 Holdings common stock issuable upon conversion of the Convertible Notes. If L-3 Holdings does not file the registration statement with the SEC on or before April 5, 2001, liquidated damages, in the form of additional interest, will accrue on the Convertible Notes from April 5, 2001 to but excluding the day on which the registration statement is filed. In no event will liquidated damages exceed 0.50% per annum of the principal amount outstanding under the Convertible Notes. L-3 Holdings expects to file the registration statement with the SEC by the end of March 2001.

8. FINANCIAL INSTRUMENTS

   Fair Value of Financial Instruments. The Company's financial instruments consist primarily of cash and cash equivalents, billed receivables, investments, trade accounts payable, customer advances, Senior Credit Facilities, Senior Subordinated Notes, Convertible Notes, foreign currency forward contracts and interest rate cap and interest rate floor contracts. The carrying amounts of cash and cash equivalents, billed receivables, trade accounts payable, Senior Credit Facilities, and customer advances are representative of their respective fair values because of the short-term maturities or expected settlement dates of these instruments. The fair value of the Company's investments are based on quoted market prices, as available, and historical costs which approximate fair value. The Senior Subordinated Notes are registered, unlisted public debt which are traded in the over-the-counter market and their fair values are based on quoted trading activity. The fair value of the Convertible Notes are based on quoted prices for the same or similar issues. The fair value of foreign currency forward contracts were estimated based on exchange rates at December 31, 2000 and 1999. The fair values of the interest rate caps and floor contracts were estimated by discounting expected cash flows using quoted market interest rates. The carrying amounts and estimated fair value of the Company's financial instruments are presented in the table below.

                                                              DECEMBER 31,
                                            -------------------------------------------------
                                                      2000                     1999
                                            ------------------------ ------------------------
                                             CARRYING    ESTIMATED    CARRYING    ESTIMATED
                                              AMOUNT     FAIR VALUE    AMOUNT     FAIR VALUE
                                            ---------- ------------  ---------- ------------
Investments ...............................  $  8,985     $  8,985    $ 12,068     $ 12,068
Senior Subordinated Notes .................   605,000      586,300     605,000      582,000
Convertible Notes .........................   300,000      331,350          --           --
Borrowings under Senior Credit Facilities     190,000      190,000          --           --
Interest rate caps ........................       431            2         800          435
Interest rate floor .......................       (74)         104        (137)          49
Foreign currency forward contracts ........        --          392          --          264

   Interest Rate Risk Management. To mitigate risks associated with changing interest rates on borrowings under the Senior Credit Facilities, the Company entered into interest rate caps and interest rate floors (collectively, the "interest rate agreements"). The interest rate agreements are denominated in U.S. dollars and have designated maturities which occur every three months until the

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

interest rate agreements expire in March 2002. Cash payments received from or paid to the counterparties on the interest rate agreements are the difference between the amount that the reference interest rates are greater than or less than the contract rates on the designated maturity dates, multiplied by the notional amounts underlying the respective interest rate agreements. Cash payments or receipts between the Company and counterparties are recorded as a component of interest expense. The initial cost or receipt of these arrangements are deferred and amortized as a component interest expense over the term of the interest rate agreement. The Company manages exposure to counterparty credit risk by entering into the interest rate agreements only with major financial institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of the interest rate agreements was not material to interest expense or cash flows for 2000, 1999 and 1998.

   Foreign Currency Exchange Risk Management. Some of the Company's U.S. operations have contracts with foreign customers which are denominated in foreign currencies. To mitigate the risk associated with certain of these contracts denominated in foreign currency, the Company has entered into foreign currency forward contracts. The Company's activities involving foreign currency forward contracts are designed to hedge the foreign denominated cash paid or received, primarily Euro, Spanish Peseta and Italian Lira. The Company manages exposure to counterparty credit risk by entering into foreign currency forward contracts only with major financial institutions that are expected to fully perform under the term of such contracts. The notional amounts are used to measure the volume of these contracts and do not represent exposure to foreign currency losses.

   Information with respect to the interest rate agreements and foreign currency forward contracts is presented in the table below.

                                                        DECEMBER 31,
                                    -----------------------------------------------------
                                               2000                       1999
                                    -------------------------- --------------------------
                                     NOTIONAL     UNREALIZED    NOTIONAL     UNREALIZED
                                      AMOUNT    GAINS (LOSSES)   AMOUNT    GAINS (LOSSES)
                                    ---------- --------------  ---------- --------------
Interest rate caps ................  $100,000       $(429)      $100,000       $(365)
Interest rate floor ...............    50,000         (30)        50,000          88
Foreign currency forward
 contracts.........................     6,863        (392)         7,290        (264)

9. COMMON STOCK

   On February 4, 1999, L-3 Holdings sold 5.0 million shares of common stock in a public offering for $42.00 per share (the "February 1999 Common Stock Offering"); the net proceeds amounted to $201,582 and were contributed by L-3 Holdings to L-3 Communications. In addition, 6.5 million shares were also sold in the February 1999 Common Stock Offering by the Lehman Partnership and Lockheed Martin. In October 1999, Lockheed Martin sold its remaining interest in L-3 Holdings' common stock. In December 1999, the Lehman Partnership distributed to its partners approximately 3.8 million shares of L-3 Holdings common stock. At December 31, 2000 the Lehman Partnership owned approximately 16.4% of the L-3 Holdings common stock.

   On May 19, 1998, L-3 Holdings sold 6.9 million shares of its common stock in an initial public offering ("IPO"). The net proceeds of the IPO amounted to $139,500 and were contributed by L-3 Holdings to L-3 Communications. Prior to the IPO, the common stock of L-3 Holdings consisted of three classes:
Class A, Class B, and Class C common stock. Immediately prior to the IPO, each authorized share of L-3 Holdings Class A common stock, Class B common stock and Class C common stock was converted into one class of common stock and the authorized L-3 Holdings common stock was increased to 100 million shares.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

10. EARNINGS PER SHARE

   A reconciliation of basic and diluted earnings per share ("EPS") is presented in the table below.

                                                     YEAR ENDED DECEMBER 31,
                                                 -------------------------------
                                                    2000      1999       1998
                                                 --------- ---------  ---------
Basic:
 Net income ....................................  $82,727    $58,689   $32,551
                                                 --------- ---------  ---------
 Weighted average common shares outstanding ....   33,355     32,107    24,679
                                                 --------- ---------  ---------
 Basic earnings per share.......................  $  2.48    $  1.83   $  1.32
                                                 ========= =========  =========
Diluted:
 Net income ....................................  $82,727    $58,689   $32,551
                                                 --------- ---------  ---------
 Common and potential shares:
 Weighted average common shares outstanding ....   33,355     32,107    24,679
 Assumed exercise of stock options..............    3,940      3,376     2,824
 Assumed purchase of common shares for treasury    (2,342)    (1,967)   (1,603)
                                                 --------- ---------  ---------
Common and potential common shares..............   34,953     33,516    25,900
                                                 ========= =========  =========
Diluted earnings per share .....................  $  2.37    $  1.75   $  1.26
                                                 ========= =========  =========

   The 3,680,982 shares of L-3 Holdings common stock that are issuable upon conversion of the Convertible Notes were not included in the computation of diluted EPS for the year ended December 31, 2000 because, after the assumed after-tax interest savings, the effect on conversion would have been anti-dilutive.

11. INCOME TAXES

   Pretax income of the Company was $134,079 for 2000, $95,430 for 1999 and $53,450 for 1998 substantially all of which was derived from domestic operations. The components of the Company's provision for income taxes are presented in the table below.

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                      2000      1999      1998
                                                   --------- ---------  --------
Current income tax provision, primarily federal ..  $26,249    $ 7,910   $ 1,113
Deferred income tax provision:
 Federal .........................................   23,130     27,881    18,203
 State and local .................................    1,973        950     1,583
                                                   --------- ---------  --------
  Subtotal .......................................   25,103     28,831    19,786
                                                   --------- ---------  --------
Total provision for income taxes .................  $51,352    $36,741   $20,899
                                                   ========= =========  ========

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   A reconciliation of the statutory federal income tax rate to the effective income tax rate of the Company is presented in the table below.

                                                       YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                        2000    1999     1998
                                                      ------- -------  -------
Statutory federal income tax rate ...................   35.0%   35.0%    35.0%
State and local income taxes, net of federal income
 tax benefit ........................................    4.4     4.6      4.7
Foreign sales corporation benefit ...................   (2.6)     --       --
Nondeductible goodwill amortization and other
 expenses ...........................................    6.8     5.2      4.6
Research and experimentation and other tax credits ..   (6.1)   (7.1)    (6.8)
Other, net ..........................................    0.8     0.8      1.6
                                                      ------- -------  -------
Effective income tax rate ...........................   38.3%   38.5%    39.1%
                                                      ======= =======  =======

   The provision for income taxes excludes current tax benefits related to the exercise of stock options credited directly to shareholders' equity of $9,108 for 2000 and $1,011 for 1999, and $782 for 1998.

   The significant components of the Company's net deferred tax assets and liabilities are presented in the table below.

                                                            DECEMBER 31,
                                                       ----------------------
                                                          2000        1999
                                                       ---------- ----------
Deferred tax assets:
 Inventoried costs ...................................  $ 14,868    $ 11,033
 Compensation and benefits ...........................    10,461       1,873
 Pension and postretirement benefits .................    39,486      31,768
 Property, plant and equipment .......................     9,081      17,149
 Income recognition on contracts in process ..........    55,942       8,617
 Accrued warranty costs ..............................     3,349       2,401
 Net operating loss carryforwards.....................     9,660      12,749
 Tax credit carryforwards ............................    18,444      16,576
 Other, net ..........................................    11,081       4,492
                                                       ---------- ----------
  Total deferred tax assets ..........................   172,372     106,658
                                                       ---------- ----------
Deferred tax liabilities:
 Goodwill ............................................   (18,903)     (9,656)
 Other, net ..........................................    (6,626)     (7,159)
                                                       ---------- ----------
  Total deferred tax liabilities .....................   (25,529)    (16,815)
                                                       ---------- ----------
   Net deferred tax assets ...........................  $146,843    $ 89,843
                                                       ========== ==========
  The net deferred tax assets are classified as
   follows:

Current deferred tax assets ..........................  $ 89,732    $ 32,985
Long-term deferred tax assets ........................    57,111      56,858
                                                       ---------- ----------
  Total net deferred tax assets ......................  $146,843    $ 89,843
                                                       ========== ==========

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   At December 31, 2000 and 1999 the Company had $28,104 and $29,325 of tax carryforwards primarily related to U.S. federal net operating losses, alternative minimum tax credits, research and experimentation tax credits, and various state and local tax credits which primarily will expire, subject to various limitations and restrictions, if unused beginning in 2011. The Company believes that these carryforwards will be available to reduce future income tax liabilities and has recorded these carryforwards as non-current deferred tax assets.

12. STOCK OPTIONS

   The Company adopted the 1999 Long Term Performance Plan in April 1999, and adopted the 1997 Option Plan in April 1997. As of December 31, 2000 and 1999, the number of shares authorized for grant of options or awards under these plans was 5,255,815 of L-3 Holdings common stock. The grants may be awarded to employees of the Company in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock or other incentive awards. The price at which options may be granted shall not be less than 100% of the fair market value of L-3 Holdings common stock on the date of grant. In general, options expire after 10 years and are exercisable ratably over a 3 year period. As of December 31, 2000 the Company had 420,395 shares of L-3 Holdings' common stock available for awards under the these plans.

   On January 1, 2000 and May 19, 1999, the Company awarded 42,896 and 40,339 shares of restricted stock of L-3 Holdings to employees which vest January 1, 2005 and 2004, respectively.

   On April 5, 1999, the Company amended the performance options granted to Mr. Lanza and Mr. LaPenta on April 30, 1997 to purchase at $6.47, 1,142,857 shares of L-3 Holdings common stock. Such amendment eliminated the performance target acceleration provisions and provided that the unvested portion of the performance options, which aggregated 914,286 options at April 5, 1999, became exercisable as of April 30, 2000. These performance options would have originally vested nine years after the grant date, but would have become exercisable with respect to 25% of the shares subject to such performance options on each of April 30, 1999, 2000, 2001 and 2002, to the extent certain targets for the Company's EBITDA were achieved.

   The table below presents the Company's stock option activity.

                                                                   WEIGHTED
                                                                   AVERAGE
                                                    NUMBER OF      EXERCISE
                                                     OPTIONS        PRICE
                                                 --------------  ----------
                                                  (IN THOUSANDS)
Balance at December 31, 1997  ...................     2,971         $ 6.47
Options granted  ................................       425          25.60
Options exercised  ..............................      (481)          6.47
Options canceled  ...............................       (37)          8.19
                                                 --------------
Balance at December 31, 1998  ...................     2,878           9.27
Options granted  ................................     1,004          39.10
Options exercised  ..............................       (79)          8.37
Options canceled  ...............................       (43)         29.99
                                                 --------------
Balance at December 31, 1999  ...................     3,760          17.02
Options granted .................................       656          47.74
Options exercised ...............................      (577)         15.52
Options canceled ................................      (221)         39.82
                                                 --------------
Balance at December 31, 2000 ....................     3,618         $21.42
                                                 ==============

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

   The table below summarizes information about stock options outstanding at December 31, 2000.

                                OUTSTANDING                            EXERCISABLE
                  ------------------------------------------------------------------------------
                                  WEIGHTED                                WEIGHTED
                                   AVERAGE     WEIGHTED                   AVERAGE      WEIGHTED
     RANGE OF                     REMAINING     AVERAGE                  REMAINING     AVERAGE
     EXERCISE        NUMBER      CONTRACTUAL   EXERCISE      NUMBER     CONTRACTUAL    EXERCISE
      PRICES       OF OPTIONS   LIFE (YEARS)     PRICE     OF OPTIONS   LIFE (YEARS)    PRICE
----------------  ------------ -------------  ---------- ------------  ------------- ----------
$6.47 ...........     2,006          6.4        $ 6.47       1,549          6.4         $ 6.47
$22.00 ..........       179          7.3        $22.00         109          7.3         $22.00
$32.75 -$39.99  .       574          8.7        $37.27         184          8.6         $36.69
$40.00 -$47.00  .       643          8.6        $41.51          87          8.0         $40.50
Over $47.00 .....       216          9.6        $58.00          --           --             --
                  ------------                           ------------
 Total ..........     3,618          7.4        $21.42       1,929          6.7         $11.77
                  ============                           ============

   The weighted average fair values of stock options at their grant date during 2000, 1999 and 1998, where the exercise price equaled the market price (estimated fair value) on the grant date were $20.19, $14.60 and $8.86, respectively. In accordance with APB 25, no compensation expense was recognized. The table below reflects pro forma net income and L-3 Holdings EPS had the Company elected to adopt the fair value approach of SFAS 123.

                                             YEAR ENDED DECEMBER 31,
                                         -------------------------------
                                            2000      1999       1998
                                         --------- ---------  ---------
Net income:
 As reported ...........................  $82,727    $58,689   $32,551
 Pro forma .............................   75,064     54,625    31,246
Basic EPS:
 As reported ...........................  $  2.48    $  1.83   $  1.32
 Pro forma .............................     2.25       1.70      1.27
Diluted EPS:
 As reported ...........................  $  2.37    $  1.75   $  1.26
 Pro forma .............................     2.15       1.63      1.21

   The estimated fair value of options granted was calculated using the Black-Scholes option-pricing valuation model. The weighted average assumptions used in the valuation models are presented in the table below.

                                                  YEAR ENDED DECEMBER 31,
                                                 ------------------------
                                                     2000         1999
                                                 -----------  -----------
Expected option term  ...........................     5.0          4.8
Expected volatility  ............................    35.8%        31.0%
Expected dividend yield  ........................      --           --
Risk-free interest rate  ........................     6.4%         4.7%

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

13. COMMITMENTS AND CONTINGENCIES

   The Company leases certain facilities and equipment under agreements expiring at various dates through 2018. At December 31, 2000, future minimum payments under noncancellable operating leases with initial or remaining terms in excess of one year are presented in the table below.

                                                   OPERATING LEASES
                                         -------------------------------------
                                          REAL ESTATE    EQUIPMENT    TOTAL
                                         ------------- -----------  ---------
2001....................................    $ 26,612      $2,754     $ 29,366
2002....................................      24,079       2,107       26,186
2003....................................      19,207       1,111       20,318
2004....................................      16,591         318       16,909
2005....................................      19,812          34       19,846
Thereafter..............................     160,427          --      160,427
                                         ------------- -----------  ---------
 Total..................................    $266,728      $6,324     $273,052
                                         ============= ===========  =========

   Real estate lease commitments have been reduced by minimum sublease rental income of $15,434 due in the future under noncancellable subleases. Leases covering major items of real estate and equipment contain renewal and or purchase options. Rent expense, net of sublease income was $34,123 for 2000, $22,452 for 1999, and $15,290 for 1998.

   On March 30, 1998 and June 30, 1999, the Company entered into two separate real estate lease agreements, as lessee, with unrelated lessors which expire on March 30, 2001 and June 30, 2002, respectively, and are accounted for as operating leases. On or before each lease expiration date, the Company can exercise options under each lease agreement to either renew the lease, purchase the properties for $12,500 and $15,500, respectively, or sell the property on behalf of the lessor (the "Sale Option"). If the Company exercises the Sale Option, the Company must pay the lessor a residual guarantee amount of $10,894 and $13,524, respectively, on or before the lease expiration date, and at the time the property is sold, the Company must pay the lessor a supplemental rent in the amount of $1,606 and $1,976, respectively, to the extent that the sales proceeds exceed the respective residual guarantee amount by the supplemental rent amounts. In the event that the sales proceeds are less than the sum of the residual guarantee amount and the supplemental rent, the Company is required to pay a supplemental rent to the extent that the reduction in the fair value of the property is demonstrated by an independent appraisal to have been caused by the Company's failure to properly maintain the property. Accordingly, the aggregate residual guarantee amounts of $24,418 have been included in the noncancellable real estate operating lease payments relating to the expiration of such leases.

   On December 28, 2000, the Company entered into a sale-leaseback transaction on its facility located in Hauppauge, NY. The facility was sold for $13,650. The lease agreement which is accounted for as an operating lease, has an initial term of 14 years with a fixed annual rent that increases 2.5% annually. The Company has the option to extend the lease term for an additional 3 terms of 5 years each. The gain of $4,110 on the sale of the facility has been deferred and will be recognized ratably over the term of the lease.

   The Company has a contract to provide and operate for the U.S. Air Force ("USAF") a full-service training facility including simulator systems near a USAF base. The Company expects to lease the simulator systems from unrelated third parties, and has entered into agreements with the owner-lessors of the simulator systems, under which the Company is acting as the construction agent

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

on behalf of owner-lessors for procurement and construction for the simulator systems. The estimated project costs to construct the simulator systems is approximately $48,360. During the construction period, if certain events occur that are caused by the Company's actions or failures to act, these agreements may obligate the Company to make payments to the owner-lessors which may be equal to 89.9% of the incurred project costs for the simulator systems at the time of such defaults. At December 30, 2002, the estimated completion date of the construction, pursuant to these agreements, the Company, as lessee, will enter into leases each with a term of 15 years with the owner-lessors for the use of the simulator systems. These leases are expected to be accounted for as operating leases and the aggregate noncancellable rental payments under such leases are estimated to be $89,241.

   The Company is engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under U.S. Government procurement regulations, an indictment of the Company by a federal grand jury could result in the Company being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term. Additionally, in the event that U.S. Government expenditures for products and services of the type manufactured and provided by the Company are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Company.

   The Company has been periodically subject to litigation, claims or assessments and various contingent liabilities incidental to its business. Management continually assesses the Company's obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Company in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management is aware, the Company believes that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Company's consolidated results of operations. The Company accrues for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

   With respect to those investigative actions, items of litigation, claims or assessments of which it is aware, management of the Company is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the financial position or results of operations of the Company.

   On December 27, 2000, the Company filed a complaint against Raytheon and Raytheon Technical Services Company in the Court of Chancery for the State of Delaware in and for New Castle County, alleging that Raytheon failed to disclose material liabilities in connection with the sale of TDTS to the Company in February 2000. Specifically, the complaint alleges that Raytheon misrepresented the financial liabilities associated with the AVCATT contract which will cause the Company to incur damages of approximately $100,000. The Company assumed the AVCATT contract as part of the acquisition of TDTS which was completed in February 2000. The complaint seeks rescission of the TDTS Asset Purchase and Sale Agreement and alternatively, rescission of the AVCATT contract, rescissory damages and breach of contract.

14. PENSIONS AND OTHER EMPLOYEE BENEFITS

   The Company maintains a number of pension plans, both contributory and noncontributory, covering employees at certain locations. Eligibility for participation in these plans varies and benefits

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

are generally based on the participant's compensation and/or years of service. The Company's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue Code and regulations thereon. Plan assets are invested primarily in U.S. government and agency obligations and listed stocks and bonds.

   The Company also provides postretirement medical and life insurance benefits for retired employees and dependents at certain locations. Participants are eligible for these benefits when they retire from active service and meet the eligibility requirements for the Company's pension plans. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and coinsurance provisions.

   The table below summarizes the balance sheet impact, as well as the benefit obligations, assets, funded status and rate assumptions associated with the pension and postretirement benefit plans.

                                                                         POSTRETIREMENT
                                                PENSION PLANS            BENEFIT PLANS
                                           ------------------------ ------------------------
                                               2000        1999         2000        1999
                                           ----------- -----------  ----------- -----------
CHANGE IN BENEFIT OBLIGATION:
Benefit obligation at beginning of year  .   $328,541    $340,483     $ 65,554    $ 75,262
Service cost .............................     16,343      13,513        1,670       1,595
Interest cost ............................     28,029      23,092        4,754       4,175
Participants' contributions ..............         36          20           --          --
Amendments ...............................        853       3,564           --      (1,429)
Actuarial loss (gain) ....................      8,867     (41,372)      (1,271)    (11,201)
Acquisitions .............................     48,187          --        1,879         753
Benefits paid ............................    (15,373)    (10,759)      (4,048)     (3,601)
                                           ----------- -----------  ----------- -----------
Benefit obligation at end of year  .......   $415,483    $328,541     $ 68,538    $ 65,554
                                           ----------- -----------  ----------- -----------
CHANGE IN PLAN ASSETS:
Fair value of plan assets at beginning of
 year.....................................   $367,451    $288,502     $     --    $     --
Actual return on plan assets .............    (21,905)     81,800           --          --
Acquisitions .............................     49,709          --           --          --
Employer contributions ...................     11,345       7,888        4,048       3,601
Participants' contributions ..............         36          20           --          --
Benefits paid ............................    (15,373)    (10,759)      (4,048)     (3,601)
                                           ----------- -----------  ----------- -----------
Fair value of plan assets at end of year     $391,263    $367,451     $     --    $     --
                                           ----------- -----------  ----------- -----------
FUNDED STATUS OF THE PLANS ...............   $(24,220)   $ 38,910     $(68,538)   $(65,554)
Unrecognized actuarial loss (gain)  ......     (5,044)    (76,592)      (9,401)     (8,924)
Unrecognized prior service cost ..........      3,777       3,275       (1,207)     (1,306)
                                           ----------- -----------  ----------- -----------
Net amount recognized ....................   $(25,487)   $(34,407)    $(79,146)   $(75,784)
                                           =========== ===========  =========== ===========
AMOUNTS RECOGNIZED IN THE BALANCE SHEET
 CONSIST OF:
Accrued benefit liability ................   $(26,377)   $(34,478)    $(79,146)   $(75,784)
Accumulated other comprehensive income ...        890          71           --          --
                                           ----------- -----------  ----------- -----------
Net amount recognized ....................   $(25,487)   $(34,407)    $(79,146)   $(75,784)
                                           =========== ===========  =========== ===========
RATE ASSUMPTIONS:
Discount rate ............................       7.50%       7.75%        7.50%       7.75%
Rate of return on plan assets ............       9.50%       9.50%        n.a.        n.a.
Salary increases .........................       4.50%       4.50%        4.50%       4.50%

                              F-24

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

                                                                         POSTRETIREMENT
                                                PENSION PLANS            BENEFIT PLANS
                                           ------------------------ ------------------------
                                               2000        1999         2000        1999
                                           ----------- -----------  ----------- -----------
Annual increase in cost of benefits  .....     n.a.        n.a.         6.25%       6.50%

   The annual increase in cost of benefits ("health care cost trend rate") is assumed to be 5.0% in 2000 and decreases to a rate of 4.5% for 2001 and thereafter. Assumed health care cost trend rates have a significant effect on amounts reported for postretirement medical benefit plans. A one percentage point decrease in the assumed health care cost trend rates would have the effect of decreasing the aggregate service and interest cost components and the postretirement medical obligations by $668 and $7,392, respectively. A one percentage point increase in the assumed health care cost trend rate would have the effect of increasing the aggregate service and interest cost components and the postretirement medical obligations by $736 and $5,738, respectively.

   The table below summarizes the components of net periodic pension and postretirement medical costs.

                                                                   POSTRETIREMENT
                                              PENSION PLANS        PENSION PLANS
                                          ---------------------- ------------------
                                             2000        1999      2000      1999
                                          ---------- ----------  -------- --------
COMPONENTS OF NET PERIODIC BENEFIT COST:
Service cost ............................  $ 16,343    $ 13,513   $1,670    $1,595
Interest cost ...........................    28,029      23,092    4,754     4,175
Amortization of prior service cost  .....       351         289      (99)     (123)
Expected return on plan assets ..........   (39,109)    (26,251)      --        --
Recognized actuarial (gain) loss  .......    (3,981)        (30)    (865)     (112)
Recognition due to settlement ...........       307          --       --        --
                                          ---------- ----------  -------- --------
 Net periodic benefit cost ..............  $  1,940    $ 10,613   $5,460    $5,535
                                          ========== ==========  ======== ========

   The accumulated benefit obligation, projected benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $86,426, $92,180, and $78,773 respectively, as of December 31, 2000 and $4,459, $5,307 and $893 respectively, as of December 31, 1999.

   In connection with the Company's assumption of certain plan obligations pursuant to the Company's acquisition of the predecessor company, Lockheed Martin has provided the Pension Benefit Guaranty Corporation ("PBGC") with commitments to assume sponsorship or other forms of financial support under certain circumstances of the Company's pension plans for Communication Systems -- West and Aviation Recorders (the "Subject Plans"). Upon the occurrence of certain events, Lockheed Martin, at its option, has the right to decide whether to cause the Company to transfer sponsorship of any or all of the Subject Plans to Lockheed Martin, even if the PBGC has not sought to terminate the Subject Plans. Such a triggering event occurred in 1998, but reversed in 1999, relating to a decrease in the PBGC-mandated discount rate in 1998 that had resulted in an increase in the underlying liability. The Company notified Lockheed Martin of the 1998 triggering event, and in February 1999, Lockheed Martin informed the Company that it had no present intention to exercise its right to cause the Company to transfer sponsorship of the Subject Plans. If Lockheed Martin did assume sponsorship of these plans, it would be primarily liable for the costs associated with funding the Subject Plans or any costs associated with the termination of the Subject Plans but L-3 Communications would be required to reimburse Lockheed Martin for these costs. To date, the impact on pension expense and funding requirements resulting from this arrangement has not been

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

significant. However, should Lockheed Martin assume sponsorship of the Subject Plans or if these plans were terminated, the impact of any increased pension expenses or funding requirements could be material to the Company. The Company has performed its obligations under the letter agreement with Lockheed Martin and the Lockheed Martin Commitment and has not received any communications from the PBGC concerning actions which the PBGC contemplates taking in respect of the Subject Plans.

   Employee Savings Plans. Under its various employee savings plans, the Company matches the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contributions vary among the plans. Under these plans, the Company's matching contributions in L-3 Holdings common stock and cash were $15,201 for 2000, $8,798 for 1999, and $6,366 for 1998.

15. SUPPLEMENTAL CASH FLOW INFORMATION

                                                    YEAR ENDED DECEMBER 31,
                                                -------------------------------
                                                   2000      1999       1998
                                                --------- ---------  ---------
Interest paid .................................  $81,390    $50,532   $42,908
Income taxes paid .............................   10,052      6,317       496
Noncash transactions:
 Common stock issued related to acquisition  ..       --      6,434        --
 Contribution in common stock to savings plans    12,642      6,993       967

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

16. SEGMENT INFORMATION

   The Company has two reportable segments, Secure Communication Systems and Specialized Communication Products, which are described in Note 1. The Company evaluates the performance of its operating divisions and reportable segments based on sales and operating income. All corporate expenses are allocated to the Company's divisions using an allocation methodology prescribed by U.S. Government regulations for government contractors. Accordingly, all costs and expenses are included in the Company's measure of segment profitability.

                                     SECURE        SPECIALIZED                ELIMINATION OF
                                 COMMUNICATION    COMMUNICATION                INTERSEGMENT   CONSOLIDATED
                                    SYSTEMS         PRODUCTS      CORPORATE       SALES           TOTAL
                                --------------- ---------------  ----------- --------------  --------------
2000
------------------------------
Sales..........................     $856,970       $1,065,136                    $(12,045)     $1,910,061
Operating income...............       91,310          131,408                                     222,718
Total assets...................      792,949        1,480,790      $189,805                     2,463,544
Capital expenditures...........       10,750           22,830                                      33,580
Depreciation and amortization .       26,417           47,837                                      74,254
1999
------------------------------
Sales .........................     $544,418       $  867,495                    $ (6,451)     $1,405,462
Operating income ..............       46,955          103,531                                     150,486
Total assets ..................      370,918        1,065,236      $192,587                     1,628,741
Capital expenditures ..........        6,980           16,476                                      23,456
Depreciation and amortization         18,451           35,267                                      53,718

1998
------------------------------
Sales .........................     $493,188       $  561,393                    $(17,536)     $1,037,045
Operating income ..............       39,885           60,464                                     100,349
Total assets ..................      368,891          797,469      $119,036                     1,285,396
Capital expenditures ..........        5,755           17,674                                      23,429
Depreciation and amortization         17,325           23,030                                      40,355

   Corporate assets not allocated to the reportable segments primarily include cash and cash equivalents, corporate office fixed assets, deferred income tax assets and deferred debt issuance costs.

   Substantially all of the Company's operations are domestic. The Company's foreign operations are not material to the Company's results of operations, cash flows or financial position. Sales to principal customers are summarized in the table below.

                                                 YEAR ENDED DECEMBER 31,
                                         ---------------------------------------
                                              2000         1999         1998
                                         ------------  ------------ -----------
U.S. Government agencies . ..............  $1,284,379   $  924,006   $  716,234
Foreign governments  ....................     144,274      127,637      100,911
Commercial export . .....................     172,101      144,274       85,331
Other (principally U.S. commercial)  ....     309,307      209,545      134,569
                                         ------------  ------------ -----------
 Consolidated sales .....................  $1,910,061   $1,405,462   $1,037,045
                                         ============  ============ ===========

                      L-3 COMMUNICATIONS HOLDINGS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(continued)
                (Dollars in thousands, except per share data)

17. UNAUDITED QUARTERLY FINANCIAL DATA

   Unaudited summarized financial data by quarter for the years ended December 31, 2000 and 1999 is presented in the table below.

                    MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31
                   ---------- ----------  -------------- -------------
2000
Sales ............  $377,052    $460,976     $514,415       $557,618
Operating income      34,669      49,653       62,815         75,581
Net income .......    10,929      16,459       24,110         31,229
Basic EPS.........  $   0.33    $   0.49     $   0.72       $   0.93
Diluted EPS ......  $   0.32    $   0.47     $   0.69       $   0.89

1999
Sales ............  $275,562    $314,432     $382,356       $433,112
Operating income      26,167      31,149       42,840         50,330
Net income .......     7,199      11,086       17,349         23,055
Basic EPS ........  $   0.24    $   0.34     $   0.53       $   0.70
Diluted EPS ......  $   0.23    $   0.33     $   0.51       $   0.68

b. Pro Forma Financial Information








                      L-3 COMMUNICATIONS HOLDINGS, INC.


      Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     for the year ended December 31, 2000

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following unaudited pro forma statement of operations data gives effect to the acquisitions by L-3 Communications Holdings, Inc. (the "Company") of the Traffic Alert and Collision Avoidance System Business ("TCAS Business") of Honeywell, Inc. which was completed in April 2000 and Training Devices and Training Services Business ("TDTS Business") of Raytheon Company ("Raytheon") which was completed in February 2000, as if they had occurred on January 1, 2000.

   On April 28, 2000, the Company acquired the TCAS Business from Honeywell Inc. for $239.6 million in cash including expenses. The TCAS acquisition was financed with borrowings under a revolving 364-day senior credit facility.

   On February 10, 2000, the Company acquired the assets of the TDTS Business of Raytheon Company for $160.0 million in cash plus expenses subject to adjustment. The acquisition was financed with borrowings under the Company's senior credit facilities.

   The unaudited condensed pro forma statement of operations does not reflect any cost savings that management of the Company believes would have resulted had the acquisitions occurred on January 1, 2000. The pro forma financial information should be read in conjunction with the audited consolidated financial statements of the Company as of December 31, 2000. The unaudited pro forma condensed financial information may not be indicative of the results of operations of the Company that actually would have occurred had the acquisitions been completed on January 1, 2000 or the results of operations of the Company that may be obtained in the future.

                      L-3 COMMUNICATIONS HOLDINGS, INC.
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 2000

                                                       TDTS(1)            TCAS(2)
                                                  ----------------  ------------------
                                                   ONE MONTH ENDED  THREE MONTHS ENDED    PRO FORMA
                                           L-3     JANUARY 31, 2000   MARCH 31, 2000     ADJUSTMENTS   PRO FORMA
                                       ---------- ----------------  ------------------  -------------  -----------
                                                         (in millions except for per share data)
STATEMENT OF OPERATIONS DATA:
-------------------------------------
Sales ................................  $1,910.1        $17.8              $23.1           $   --       $1,951.0
Costs and expenses ...................   1,687.4         21.6               12.4              1.5(3)     1,722.9
                                       ---------- ----------------  ------------------ -------------  -----------
  Operating income (loss).............     222.7         (3.8)              10.7             (1.5)         228.1
Interest and investment income
 (expense) ...........................       4.4           --                 --               --            4.4
Interest expense .....................      93.0           --                0.1              5.3(4)        98.4
                                       ---------- ----------------  ------------------ -------------  -----------
  Income (loss) before income taxes  .     134.1         (3.8)              10.6             (6.8)         134.1
Provision (benefit) for income taxes        51.4           --                4.2             (4.2) (5)      51.4
                                       ---------- ----------------  ------------------ -------------  -----------
  Net income (loss)...................  $   82.7        $(3.8)             $ 6.4           $ (2.6)      $   82.7
                                       ========== ================  ================== =============  ===========
EARNINGS PER SHARE:
-------------------------------------
  Basic...............................  $   2.48                                                        $   2.48
  Diluted.............................  $   2.37                                                        $   2.37
WEIGHTED AVERAGE SHARES OUTSTANDING:
-------------------------------------
  Basic...............................      33.4                                                            33.4
  Diluted.............................      35.0                                                            35.0

                      L-3 COMMUNICATIONS HOLDINGS, INC.

1. On February 10, 2000, the Company acquired the assets of the TDTS Business of Raytheon Company for $160.0 million in cash plus expenses, subject to adjustment. The acquisition was financed with borrowings under the Company's senior credit facilities. An estimated purchase price of $160.9 million, including expenses was assumed subject to adjustment.

2. On April 28, 2000, the Company acquired the TCAS Business from Honeywell Inc. for $239.6 million in cash including expenses. The TCAS acquisition was financed with borrowings under a revolving 364-day senior credit facility.

3. Estimated excess of purchase price, including expenses, over the estimated fair value of the identifiable net assets acquired (goodwill) related to the TDTS and TCAS acquisitions was $197.2 million and $214.3 million. The goodwill is being amortized over 40 years. The table below presents the estimated increase to goodwill amortization for the periods indicated that would have occurred if the acquisitions were completed on January 1, 2000.

                                      TDTS             TCAS
                                    ONE MONTH      THREE MONTHS
                                      ENDED           ENDED
                                JANUARY 31, 2000  MARCH 31, 2000  TOTAL
                                ---------------- --------------  -------
                                              (in millions)
Pro forma amortization
 expense.......................       $0.4            $ 1.3       $ 1.7
Less: historical amortization
 expenses......................         --             (0.2)       (0.2)
                                ---------------- --------------  -------
Pro forma adjustment ..........       $0.4            $ 1.1       $ 1.5
                                ================ ==============  =======

4. Pro forma interest expense was calculated using the average interest rate of 7.4% for the TDTS acquisition and 7.4% for the TCAS acquisition on the Company's outstanding revolver borrowings during the period indicated below and the borrowings of $160.0 million incurred to finance the TDTS acquisition and the borrowings of $239.6 million incurred to finance the TCAS acquisition. The table below presents the increase to interest expense for the periods indicated that would have occurred if the acquisitions were completed on January 1, 2000.

                                     TDTS             TCAS
                                   ONE MONTH      THREE MONTHS
                                     ENDED           ENDED
                               JANUARY 31, 2000  MARCH 31, 2000  TOTAL
                               ---------------- --------------  -------
                                             (in millions)
Pro forma amortization
 expense......................       $1.0            $ 4.4       $ 5.4
Less: historical amortization
 expenses.....................         --             (0.1)       (0.1)
                               ---------------- --------------  -------
Pro forma adjustment .........       $1.0            $ 4.3       $ 5.3
                               ================ ==============  =======

5. The pro forma adjustments were tax-effected, as appropriate, using a statutory (federal and state) tax rate of 39.4%. The pro forma adjustments also include an income tax benefit of $1.5 million for the reversal of the tax valuation allowance included in the historical financial statements of the TDTS Business for its net operating loss of $3.8 million. The Company would have been able to utilize such net operating loss in its consolidated income tax provision had the acquisition of the TDTS Business been completed on January 1, 2000.

                        [L3 COMMUNICATIONS LOGO OMITTED]





              5.25% Convertible Senior Subordinated Notes due 2009 and 3,680,982, Shares of Common Stock Issuable Upon Conversion of the Notes



                                 ---------------

                                   PROSPECTUS
                                        ,2001

                                 ---------------

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following is an itemization of all fees and expenses incurred or expected to be incurred by the registrant in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration
 fee................................................  $ 75,000
New York Stock Exchange listing fee.................  $  1,500
Legal fees and expenses.............................  $ 50,000
Accounting fees and expenses........................  $ 50,000
Trustees' fees and expenses.........................  $  2,500
Printing and engraving fees.........................  $ 50,000
Miscellaneous expenses..............................  $  6,000
                                                     ---------
  Total.............................................  $235,000
                                                     =========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law (the "DGCL") provides for, among other things:

   (i) permissive indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to litigation other than stockholder derivative actions if certain conditions are met;

   (ii) permissive indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are parties to stockholder derivative actions if certain conditions are met;

   (iii) mandatory indemnification for expenses (including attorneys' fees) actually and reasonably incurred by designated persons, including directors and officers of a corporation, in the event such persons are successful on the merits or otherwise in defense of litigation covered by (i) and (ii) above; and

   (iv) that the indemnification provided for by Section 145 is not deemed exclusive of any other rights which may be provided under any by-law, agreement, stockholder or disinterested director vote, or otherwise

   In addition to the indemnification provisions of the DGCL described above, our Certificate of Incorporation (the "Certificate of Incorporation") provides that we shall, to the fullest extent permitted by the DGCL, (i) indemnify our officers and directors and (ii)advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

   Our Bylaws (the "Bylaws") require the advancement of expenses to an officer or director (without a determination as to his conduct) in advance of the final disposition of a proceeding if such person furnishes a written affirmation of his good faith belief that he has met the applicable standard of conduct and furnishes a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. In connection with proceedings by or in the right of the Registrant, the Bylaws provide that indemnification shall include not only reasonable expenses, but also judgments, fines, penalties and amounts paid in settlement. The Bylaws provide that the Registrant may, subject to authorization on a case by case basis, indemnify and advance expenses to employees or agents to the same extent as a director or to a lesser extent (or greater, as permitted by law) as determined by the board of directors.

   The Bylaws purport to confer upon officers and directors contractual rights to indemnification and advancement of expenses as provided therein.

   Our Certificate of Incorporation limits the personal liability of our directors to us or our stockholders for monetary damages for breach of the fiduciary duty as a director, other than liability as a director (i) for breach of duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (certain illegal distributions) or (iv) for any transaction for which the director derived an improper personal benefit.

   We maintain officers' and directors' insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   On December 11, 1998, L-3 Communications issued $200.0 million in aggregate principal amount of its 8% Senior Subordinated Notes due August 1, 2008. The securities were sold to Lehman Brothers Inc. and NationsBanc Montgomery Securities LLC pursuant to an exemption from registration under
Section 4(2) of the Securities Act.


   On March 4, 1998, we acquired the assets of the ILEX Systems business for cash of $54.3 million. In connection with this acquisition, in August 1999, we issued 150,955 shares of our common stock and in April 2000, we issued 297,229 shares of our common stock to shareholders of the ILEX Systems business pursuant to an exemption under Section 4(2) of the Securities Act.


   On November 21, 2000, L-3 Holdings issued $250.0 million in aggregate principal amount of its 5.25% Convertible Notes due 2009 in a private placement pursuant to an exemption from registration under Section 4(2) of the Securities Act. Lehman Brothers Inc. was the initial purchaser of the notes, and exercised its over-allotment option to purchase an additional $50.0 million of the notes on December 20, 2000.

ITEM 16. EXHIBITS

   The following exhibits are filed as part of this registration statement:

   EXHIBIT
     NO.     DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------

     3.1     Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

     3.2     By laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the
             Registrant's Registration Statement on Form S-1 No. 333-46975).

     4.1     Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's
             Registration Statement on Form S-1 No. 333-46975).

    *5.1     Opinion of Simpson Thacher & Bartlett.

    10.1     Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The Bank of
             New York, as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Communications
             Corporation's Registration Statement on Form S-4 No. 333-31649).

    10.2     Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3 Communications
             Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Registration
             Statement on Form S-1 No. 333-46975).

    10.3     Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3 Communications
             Holdings, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant Statement on Form
             S-1 No. 333-46975).

                               II-2

   EXHIBIT
     NO.     DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------

     10.4    Form of Stock Option Agreement for Employee Options (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

     10.5    Form of 1997 Stock Option Plan for Key Employees (incorporated by reference to Exhibit 10.91 to Registrant's Registration Statement on Form S-1, No. 333-46975).

     10.6    Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
             Communications Holdings, Inc. and Frank C. Lanza (incorporated by reference to Exhibit 10.12 to Registrant" Registration Statement on Form S-1, No. 333-70125).

     10.7    Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
             Communications Holdings, Inc. and Robert V. LaPenta (incorporated by reference to Exhibit
             10.13 to Registrant's Registration Statement on Form S-1, No. 333-70125).

     10.8    Option Plan for Non-Employee Directors of L-3 Communication's Holdings, Inc. (incorporated by reference to Exhibit 10.15 to Registrant's annual report on Form 10-K filed on March 31,
             1999).

     10.9    1999 Long Term Performance Plan dated as of April 27, 1999 (incorporated by reference to
             Exhibit 10.16 to the Registrant's annual report on Form 10-K filed on March 30, 2000).

    10.10    L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit 10.10 to the
             Registrant's Registration Statement on Form S-1 No. 333-46975).

    10.11    Indenture dated as of May 22, 1998 between L-3 Communications Corporation and The Bank of New
             York, as Trustee (incorporated by reference to Exhibit 10.6 to L-3 Communications
             Corporation's Registration Statement on Form S-4 No. 333-70199).

    10.12    Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.32 to Registrant's Registration Statement on Form S-1, No. 333-70125).

    10.13    Indenture dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the
             Guarantors named therein and the Bank of New York, as Trustee (incorporated by reference to
             Exhibit 10.33 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.14    Purchase Agreement dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the
             Guarantors included therein and Lehman Brothers Inc. (incorporated by reference to Exhibit
             10.34 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.15    Registration Rights Agreement dated as of November 21, 2000 among L-3 Communications Holdings,
             Inc., the Guarantors included therein and Lehman Brothers Inc. (incorporated by reference to
             Exhibit 10.35 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.16    Consent, Waiver and First Amendment to Amended and Restated 364 Day Credit Agreement dated as of April 28, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.40 to the Registrant's annual report on Form 10-K filed on March
             15, 2001).

    10.17    Consent, Waiver and First Amendment to Second Amended and Restated Credit Agreement dated as of April 28, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.41 to the Registrant's annual report on Form 10-K filed on March
             15, 2001).

    10.18    Consent, Waiver and First Amendment to New 364 Day Credit Agreement dated as of April 28, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to
             Exhibit 10.42 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

                               II-3

   EXHIBIT
     NO.     DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------

    10.19    New 364 Day Credit Agreement dated as of April 24, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.43 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.20    Amended and Restated 364 Day Credit Agreement dated as of April 24, 2000 among L-3
             Communications Corporation and lenders named therein (incorporated by reference to Exhibit
             10.44 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.21    Second Amended and Restated Credit Agreement dated as of April 24, 2000 among L-3
             Communications Corporation and lenders named therein (incorporated by reference to Exhibit
             10.45 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.22    Consent and Third Amendment to Amended and Restated 364 Day Credit Agreement dated as of
             November 16, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.46 to the Registrant's annual report on Form 10-K filed on March
             15, 2001).

    10.23    Consent and Second Amendment to New 364 Day Credit Agreement dated as of November 16, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to
             Exhibit 10.47 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.24    Consent and Second Amendment to Second Amended and Restated Credit Agreement dated as of
             November 16, 2000 among L-3 Communication Corporation and lenders named therein (incorporated by reference to Exhibit 10.48 to the Registrant's annual report on Form 10-K filed on March
             15, 2001).

    10.25    Asset Purchase Agreement relating to the Honeywell TCAS Business by and among Honeywell Inc.,
             L-3 Communications Corporation and, solely in respect of the Guaranty in Article XIV,
             Honeywell International Inc. dated as of February 10, 2000 (incorporated by reference to
             Exhibit 10.91 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

    10.26    Asset Purchase and Sale Agreement, dated January 7, 2000 by and between L-3 Communications
             Corporation and Raytheon Company (incorporated by reference to Exhibit 10.92 to the
             Registrant's annual report on Form 10-K filed on March 15, 2001).

     11.1    L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and Diluted Earnings
             Per Share (incorporated by reference to Exhibit 11 to the Registrant's annual report on Form
             10-K filed on March 15, 2001).

    *12.1    Ratio of Earnings to Fixed Charges.

     21.1    Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

   **23.1    Consent of PricewaterhouseCoopers LLP.

    *23.2    Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

    *24.1    Powers of Attorney (included on signature page).

    *25.1    Statement of Eligibility of Trustee on Form T-1.


*     Previously filed.
**    Filed herewith.

 ITEM 17. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 10, 2001.


                                          L-3 COMMUNICATIONS HOLDINGS, INC.


                                          By: /s/ Christopher C. Cambria
                                              -------------------------------
                                          Christopher C. Cambria, Senior Vice
                                          President -General Counsel and
                                          Secretary

   Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           SIGNATURE                                      TITLE
-----------------------------   --------------------------------------------------------
               *                Chairman, Chief Executive Officer and Director
------------------------------
          Frank C. Lanza

               *                President, Chief Financial Officer and Director
------------------------------
         Robert V. LaPenta

  /s/ Christopher C. Cambria    Senior Vice President -General Counsel and Secretary
------------------------------
      Christopher C. Cambria

               *                Senior Vice President -Finance
------------------------------
       Michael T. Strianese

               *                Director
------------------------------
          David J. Brand

               *                Director
------------------------------
        Thomas A. Corcoran

               *                Director
------------------------------
         Alberto M. Finali

               *                Director
------------------------------
         Robert B. Millard

               *                Director
------------------------------
         John E. Montague

               *                Director
------------------------------
      John M. Shalikashvili

               *                Director
------------------------------
          Arthur L. Simon

               *                Director
------------------------------
        Alan H. Washkowitz

* By Christopher C. Cambria as attorney-in-fact.

                              INDEX TO EXHIBITS


  EXHIBIT NO.    DESCRIPTION
---------------  -------------------------------------------------------------------------------------------

       3.1       Certificate of Incorporation of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 No.
                 333-46975).

       3.2       By laws of L-3 Communications Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

       4.1       Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the
                 Registrant's Registration Statement on Form S-1 No. 333-46975).

      *5.1       Opinion of Simpson Thacher & Bartlett.

      10.1       Indenture dated as of April 30, 1997 between L-3 Communications Corporation and The Bank of
                 New York, as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Communications
                 Corporation's Registration Statement on Form S-4 No. 333-31649).

      10.2       Employment Agreement dated April 30, 1997 between Frank C. Lanza and L-3 Communications
                 Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's Registration
                 Statement on Form S-1 No. 333-46975).

      10.3       Employment Agreement dated April 30, 1997 between Robert V. LaPenta and L-3 Communications
                 Holdings, Inc. (incorporated by reference to Exhibit 10.51 to the Registrant Statement on
                 Form S-1 No. 333-46975).

      10.4       Form of Stock Option Agreement for Employee Options (incorporated by reference to Exhibit
                 10.9 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

      10.5       Form of 1997 Stock Option Plan for Key Employees (incorporated by reference to Exhibit
                 10.91 to Registrant's Registration Statement on Form S-1, No. 333-46975).

      10.6       Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                 Communications Holdings, Inc. and Frank C. Lanza (incorporated by reference to Exhibit
                 10.12 to Registrant's Registration Statement on Form S-1, No. 333-70125).

      10.7       Non-Qualified Stock Option Agreement dated as of April 30, 1997 by and between L-3
                 Communications Holdings, Inc. and Robert V. LaPenta (incorporated by reference to Exhibit
                 10.13 to Registrant's Registration Statement on Form S-1, No. 333-70125).

      10.8       Option Plan for Non-Employee Directors of L-3 Communication's Holdings, Inc. (incorporated by reference to Exhibit 10.15 to Registrant's annual report on Form 10-K filed on March 31,
                 1999).

      10.9       1999 Long Term Performance Plan dated as of April 27, 1999 (incorporated by reference to
                 Exhibit 10.16 to the Registrant's annual report on Form 10-K filed on March 30, 2000).

      10.10      L-3 Communications Corporation Pension Plan (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 No. 333-46975).

      10.11      Indenture dated as of May 22, 1998 between L-3 Communications Corporation and The Bank of
                 New York, as Trustee (incorporated by reference to Exhibit 10.6 to L-3 Communications
                 Corporation's Registration Statement on Form S-4 No. 333-70199).

      10.12      Indenture dated as of December 11, 1998 among L-3 Communications Corporation, the
                 Guarantors named therein and The Bank of New York, as Trustee (incorporated by reference to
                 Exhibit 10.32 to Registrant's Registration Statement on Form S-1, No. 333-70125).

  EXHIBIT NO.    DESCRIPTION
---------------  -------------------------------------------------------------------------------------------

      10.13      Indenture dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the
                 Guarantors named therein and the Bank of New York, as Trustee (incorporated by reference to
                 Exhibit 10.33 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.14      Purchase Agreement dated as of November 21, 2000 among L-3 Communications Holdings, Inc., the Guarantors included therein and Lehman Brothers Inc. (incorporated by reference to
                 Exhibit 10.34 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.15      Registration Rights Agreement dated as of November 21, 2000 among L-3 Communications
                 Holdings, Inc., the Guarantors included therein and Lehman Brothers Inc. (incorporated by reference to Exhibit 10.35 to the Registrant's annual report on Form 10-K filed on March
                 15, 2001).

      10.16      Consent, Waiver and First Amendment to Amended and Restated 364 Day Credit Agreement dated as of April 28, 2000 among L-3 Communications Corporation and lenders named therein
                 (incorporated by reference to Exhibit 10.40 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.17      Consent, Waiver and First Amendment to Second Amended and Restated Credit Agreement dated as of April 28, 2000 among L-3 Communications Corporation and lenders named therein
                 (incorporated by reference to Exhibit 10.41 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.18      Consent, Waiver and First Amendment to New 364 Day Credit Agreement dated as of April 28,
                 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.42 to the Registrant's annual report on Form 10-K filed on March
                 15, 2001).

      10.19      New 364 Day Credit Agreement dated as of April 24, 2000 among L-3 Communications
                 Corporation and lenders named therein (incorporated by reference to Exhibit 10.43 to the
                 Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.20      Amended and Restated 364 Day Credit Agreement dated as of April 24, 2000 among L-3
                 Communications Corporation and lenders named therein (incorporated by reference to Exhibit
                 10.44 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.21      Second Amended and Restated Credit Agreement dated as of April 24, 2000 among L-3
                 Communications Corporation and lenders named therein (incorporated by reference to Exhibit
                 10.45 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.22      Consent and Third Amendment to Amended and Restated 364 Day Credit Agreement dated as of
                 November 16, 2000 among L-3 Communications Corporation and lenders named therein
                 (incorporated by reference to Exhibit 10.46 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      10.23      Consent and Second Amendment to New 364 Day Credit Agreement dated as of November 16, 2000 among L-3 Communications Corporation and lenders named therein (incorporated by reference to Exhibit 10.47 to the Registrant's annual report on Form 10-K filed on March 15, 2001).



  EXHIBIT NO.    DESCRIPTION
---------------  -------------------------------------------------------------------------------------------

       10.24     Consent and Second Amendment to Second Amended and Restated Credit Agreement dated as of
                 November 16, 2000 among L-3 Communication Corporation and lenders named therein
                 (incorporated by reference to Exhibit 10.48 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

       10.25     Asset Purchase Agreement relating to the Honeywell TCAS Business by and among Honeywell
                 Inc., L-3 Communications Corporation and, solely in respect of the Guaranty in Article XIV,
                 Honeywell International Inc. dated as of February 10, 2000 (incorporated by reference to
                 Exhibit 10.91 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

       10.26     Asset Purchase and Sale Agreement, dated January 7, 2000 by and between L-3 Communications
                 Corporation and Raytheon Company (incorporated by reference to Exhibit 10.92 to the
                 Registrant's annual report on Form 10-K filed on March 15, 2001).

       11.1      L-3 Communications Holdings, Inc. Computation of Basic Earnings Per Share and Diluted
                 Earnings Per Share (incorporated by reference to Exhibit 11 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

      *12.1      Ratio of Earnings to Fixed Charges.

       21.1      Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant's annual report on Form 10-K filed on March 15, 2001).

     **23.1      Consent of PricewaterhouseCoopers LLP.

      *23.2      Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).

      *24.1      Powers of Attorney (included on signature page).

      *25.1      Statement of Eligibility of Trustee on Form T-1.


 *     Previously filed.
**     Filed herewith.

                                                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


   We consent to the inclusion in this Registration Statement of L-3 Communications Holdings, Inc. and subsidiaries ("the Company") on Form S-1/A of our report dated February 6, 2001 on our audit of the consolidated financial statements of the Company as of December 31, 2000 and 1999 and for each of the three years ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


                                          /s/ PricewaterhouseCoopers LLP


1177 Avenue of the Americas
New York, New York
April 11, 2001